Exhibit 10.1

Execution Version

AMENDMENT No. 16 TO SYNDICATED FACILITY AGREEMENT

This AMENDMENT NO. 16 TO SYNDICATED FACILITY AGREEMENT (this “Amendment”), dated as of March 10, 2026, is entered into by and among AECOM (formerly known as AECOM Technology Corporation), a Delaware corporation (the “Company”), each Borrower and Guarantor (each as defined in the Credit Agreement (defined below)), each financial institution party hereto as an “Amended Facilities Lender” (including in its capacity as an L/C Issuer (as defined in the Credit Agreement) to the extent applicable to such Amended Facilities Lender), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

RECITALS

WHEREAS, the Company, the other Borrowers, the Administrative Agent and certain banks and financial institutions (the Lenders (as defined, for the purposes of this sentence, in the Existing Credit Agreement) party to the Existing Credit Agreement immediately prior to the effectiveness of the Facilities Refinancing (as defined below), the “Existing Lenders”) are parties to that certain Syndicated Facility Agreement, dated as of October 17, 2014 (as previously amended, as amended hereby and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”), pursuant to which the Existing Lenders have extended certain revolving and term facilities to the Company;

WHEREAS, pursuant to Section 2.19 of the Existing Credit Agreement, the Company has requested to obtain, on the Amendment No. 16 Effective Date (as defined below), Permitted Credit Agreement Refinancing Indebtedness in respect of each of the Revolving Credit Commitments, the Term A US Facility and the Term B Facility (in each case as defined in the Existing Credit Agreement) on substantially the same terms as set forth in the Existing Credit Agreement, and with the aggregate principal amounts set forth below, to replace such Revolving Credit Commitments, the Term A US Facility and the Term B Facility in full (such Permitted Credit Agreement Refinancing Indebtedness, the “Amendment Refinancing Indebtedness”, and the incurrence of such Permitted Credit Agreement Refinancing Indebtedness and such replacement, the “Facilities Refinancing”);

WHEREAS, the Amended Facilities Lenders have agreed to provide such Permitted Credit Agreement Refinancing Indebtedness in accordance with the terms hereof and Section 2.19 of the Existing Credit Agreement;

WHEREAS, each of the Amended Facilities Lenders, the Administrative Agent and each other Loan Party has agreed, effective immediately after the consummation of the Facilities Refinancing, to amend and restate the Existing Credit Agreement (the incurrence of the Amended Credit Facilities (as defined below), the Facilities Refinancing and the amendments to the Existing Credit Agreement set forth herein, and all related transactions, are referred to collectively as the “Transactions”), including that:

(a)	the existing Revolving Credit Facility (as defined in the Existing Credit Agreement, the “Existing Revolving Credit Facility”) will be amended to be an amended Revolving Credit Facility (the “Amended Revolving Credit Facility”) with Aggregate Revolving Credit Commitments (as defined in the Credit Agreement) in the principal amount of $1,500,000,000, to be made available to the Company and to the Designated Borrowers (as defined in, and to the extent set forth in, the Credit Agreement) as an amendment to, and replacement of, the Existing Revolving Credit Facility on the Amendment No. 16 Effective Date in accordance with the terms set forth in the Credit Agreement, with a maturity date five years from the Amendment No. 16 Effective Date;

(b)	the existing Term A US Facility (as defined in the Existing Credit Agreement, the “Existing Term A US Facility”) will be amended to be an amended Term A US Facility (as defined in the Credit Agreement, and referred to herein as the “Amended Term A US Facility”) in an aggregate principal amount of $950,000,000, to be made available to the Company as an amendment to, and replacement of, the Existing Term A US Facility on the Amendment No. 16 Effective Date, in accordance with the terms set forth in the Credit Agreement, with a maturity date five years from the Amendment No. 16 Effective Date;

(c)	the existing Term B Facility (as defined in the Existing Credit Agreement, the “Existing Term B Facility” and together with the Existing Revolving Credit Facility and the Existing Term A US Facility, the “Existing Credit Facilities”) will be amended to be an amended Term B Facility (as defined in the Credit Agreement, and referred to herein as the “Amended Term B Facility” and together with the Revolving Credit Facility under the Credit Agreement and the Amended Term A US Facility, the “Amended Credit Facilities”) in an aggregate principal amount of $500,000,000, to be made available to the Company as an amendment to, and replacement of, the Existing Term B Facility on the Amendment No. 16 Effective Date, in accordance with the terms set forth in the Credit Agreement, with a maturity date the same as the Existing Term B Facility;

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement, as amended by this Amendment.

2.            Amendments to Credit Agreement, Exhibits and Schedules. Subject to the terms and conditions hereof and with effect from and after the Amendment No. 16 Effective Date (immediately after giving effect to the Facilities Refinancing) the Existing Credit Agreement (including all Schedules and Exhibits thereto) is hereby amended in its entirety to read as set forth on Annex I hereto.

3.            Facilities Refinancing and Waiver.

(a)            Notwithstanding anything to the contrary in the Existing Credit Agreement or this Amendment, each party hereto agrees that on the Amendment No. 16 Effective Date, immediately prior to the effectiveness of the amendments set forth in Section 2 of this Amendment, and as part of the Facilities Refinancing:

(i)            the loans and commitments under the Amendment Refinancing Indebtedness shall be issued, incurred or otherwise obtained (including by means of the extension, renewal and/or cashless settlement of existing Loans and unused existing Revolving Credit Commitments, in each case, outstanding under the Existing Credit Agreement) in exchange for, and/or to extend, renew, replace, repurchase and/or refinance, in whole or part, as applicable, all existing Loans (including replacements and refinancings related to the reduction of the Existing Term B Facility with the Amended Term B Facility, and the increase of the Existing Term A US Facility with the Amended Term A US Facility) and unused existing Revolving Credit Commitments outstanding under the Existing Credit Agreement, as applicable, on a ratable basis to the ultimate allocation of loans and commitments under the Facilities as set forth on Schedule 2.01 attached to the Credit Agreement attached as Annex I hereto, and as described in the amended Credit Agreement attached as Annex I hereto;

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(ii)            that in order to effect the Facilities Refinancing, the requisite reallocations, assignments, payments, prepayments and/or cashless settlements shall be deemed to be made in such amounts among the Amended Facilities Lenders (with any Existing Lenders that are not Amended Facilities Lenders (such Existing Lenders, the “Departing Lenders”) being paid in full and their applicable Commitments terminated such that each Departing Lender shall be released from its Commitments under the Credit Agreement and shall cease to be a party thereto), and from each Amended Facilities Lender to each other Amended Facilities Lender, with the same force and effect (to the extent applicable) as if such assignments were evidenced by applicable Assignment and Assumptions under the Existing Credit Agreement or otherwise; and

(iii)            the Administrative Agent shall make adjustments to the Register to effectuate and evidence the Facilities Refinancing and, immediately thereafter, the Amended Credit Facilities, and such reallocations, assignments, payments, prepayments and cashless settlements.

(b)            Notwithstanding anything to the contrary in Section 10.06 of the Existing Credit Agreement or this Amendment, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with the Facilities Refinancing (all of which requirements are hereby waived by each of the parties hereto). On the Amendment No. 16 Effective Date, in order to effect the Facilities Refinancing and, immediately thereafter, the Amended Credit Facilities, the Amended Facilities Lenders shall (to the extent applicable) make full cash settlement (or, as applicable, through cashless settlement) with each other either directly or through the Administrative Agent (including in the form of non-pro rata funding by any Amended Facilities Lender that has increased its Commitment and/or Loans after giving effect to the Facilities Adjustments and the Amended Credit Facilities, including, without limitation, in an aggregate amount equal to the outstanding Loans of the Departing Lenders), each of the Departing Lenders shall be paid in full (including principal, interest, fees and any other amounts owed pursuant to the Existing Credit Agreement) and shall be released from its Commitments under the Credit Agreement and shall cease to be a party thereto, and the Administrative Agent may make such adjustments between and among the applicable Lenders and the Company (including through funding notices, repayment notices and cashless roll mechanics) as are reasonably necessary to effectuate the Facilities Refinancing and, immediately thereafter, the Amended Credit Facilities, in each case as the Administrative Agent may direct or approve, with respect to all assignments, reallocations, payments, prepayments, cashless rolls and other changes in Commitments and Loans under the Amended Credit Facilities, so that (i) the outstanding Loans, Commitments and Applicable Percentages under the Amended Credit Facilities are as set forth on the revised Schedule 2.01 attached to the Credit Agreement attached as Annex I hereto, (ii) the Departing Lenders are paid in full and their applicable Commitments are terminated such that each Departing Lender shall be released from its Commitments under the Existing Credit Agreement and shall cease to be a party thereto, as of the Amendment No. 16 Effective Date immediately prior to the amendments set forth in Section 2 of this Amendment and (iii) the Company receives from the Administrative Agent (on behalf of the Amended Facility Lenders) the net cash proceeds from the Transactions. As of the Amendment No. 16 Effective Date, the Loans (as defined in the Credit Agreement) incurred on the Amendment No. 16 Effective Date in connection with the Facilities Refinancing, the Amended Credit Facilities and this Amendment shall be Term SOFR Loans (as defined in the Credit Agreement) with Interest Periods co-terminus with the Interest Periods with respect to the Term SOFR Loans (as defined in the Existing Credit Agreement) under the Term A US Facility (as defined in the Existing Credit Agreement) and Term B Facility (as defined in the Existing Credit Agreement) that were outstanding immediately prior to the Amendment No. 16 Effective Date.

(c)            Notwithstanding anything to the contrary in the Existing Credit Agreement or this Amendment, each Amended Facilities Lender party hereto agrees (i) that the Facilities Refinancing provided by this Amendment shall each be effective upon the Amendment No. 16 Effective Date immediately prior to the effectiveness of the amendments set forth in Section 2 above and (ii) that the conditions to effectiveness of the Amended Credit Facilities, the Facilities Refinancing and the amendments set forth in Section 2 above are limited to the conditions to the effectiveness of this Amendment on the Amendment No. 16 Effective Date as set forth below.

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(d)            Letters of Credit outstanding under the Existing Credit Agreement shall continue to be outstanding under, and subject to the terms and conditions (including participation by the applicable Amended Facilities Lenders with commitments to the amended Revolving Credit Facility) applicable to Letters of Credit under the Credit Agreement after giving effect to this Amendment.

(e)            Notwithstanding anything to the contrary in the Existing Credit Agreement or this Amendment, the Amended Facilities Lenders hereby waive (solely with respect to themselves and not, for the avoidance of doubt, with respect to any Departing Lenders) their right to receive any compensation pursuant to Section 3.05 of the Existing Credit Agreement or the Credit Agreement as a result of or in connection with the Amended Credit Facilities, the Facilities Refinancing and/or this Amendment.

(f)            Notwithstanding anything to the contrary in the Existing Credit Agreement or this Amendment, any Existing Lender that is an Amended Facilities Lender may exchange, continue or rollover all of the portion of its existing Loans under the Existing Credit Agreement in connection with the Amended Credit Facilities and the Facility Refinancing pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Existing Lender.

4.            Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Amended Facilities Lenders, as of the date hereof, as follows:

(a)            the execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and does not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Company or any other Loan Party is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any other Loan Party or its property is subject; or (iii) violate any Law, except, in the cases of clause (ii) and (iii) as could not reasonably be expected to have a Material Adverse Effect;

(b)            this Amendment has been duly executed and delivered by each Loan Party, and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)            the Credit Agreement and the other Loan Documents, after giving effect to this Amendment, constitute legal, valid and binding obligations of the Company and each of the other Loan Parties, in each case, to the extent party thereto, enforceable against the Company and each such other Loan Party to the extent party thereto in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d)            the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and each other Loan Document are true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the Amendment No. 16 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date, and except that for purposes of this clause (d), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Existing Credit Agreement, respectively;

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(e)            no Default exists either before (including under the Existing Credit Agreement) or after the effectiveness of this Amendment on the Amendment No. 16 Effective Date.

5.            Effective Date.

(a)            This Amendment will become effective on the date (the “Amendment No. 16 Effective Date”) on which the following conditions precedent are satisfied:

(i)            the Administrative Agent shall have received each of the following:

(A)           counterparts of this Amendment duly executed and delivered by (1) each Loan Party, (2) the Administrative Agent, (3) each Amended Facilities Lender, (4) each L/C Issuer and (5) each Swing Line Lender;

(B)           customary certificates of resolutions or other action, incumbency certificates and/or other certificates of responsible officers of each Loan Party in connection with this Amendment;

(C)           customary documents and certifications to evidence that each Loan Party is duly organized or formed (or confirmation that there have been no changes to any organizational document since (i) the closing of Amendment No. 14 to Syndicated Facility Agreement on April 19, 2024, (ii) such organizational document was most recently delivered to the Administrative Agent on the date of any prior amendment thereto or (iii) the Company previously certified to the Administrative Agent that there have been no changes to such organizational document ), and that the Company, each Borrower and each Guarantor is validly existing and in good standing in its jurisdiction of organization (which may be bring-down certificates with respect to such matters delivered at the closing of the Existing Credit Agreement or in connection with any prior amendment thereto);

(D)           a certificate of the Company executed by its chief financial officer, treasurer or assistant treasurer certifying that as of the Amendment No. 16 Effective Date (after giving effect to the closing of this Amendment and the effectiveness thereof, including the incurrence of Indebtedness under the Credit Agreement, if any, as of the Amendment No. 16 Effective Date, the use of proceeds of the Amended Credit Facilities and the other Transactions), (1) the accuracy of the representations and warranties in Section 4(d) of this Amendment, (2) no Default or Event of Default shall have occurred and be continuing as of, or would result from the occurrence of, the Amendment No. 16 Effective Date, (3) the Company is in pro forma compliance with the financial covenant set forth in Section 7.11 of the Credit Agreement as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 of the Existing Credit Agreement and (4) the Company and its Subsidiaries, on a consolidated basis, are Solvent;

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(E)            customary opinions of counsel to certain Loan Parties (which shall cover authority, legality, validity, binding effect and enforceability of the Amendment and the Credit Agreement after giving effect to this Amendment, and customary opinions with respect to liens and collateral), which shall be addressed to the Amended Facilities Lenders on the Amendment No. 16 Effective Date and expressly permit reliance by successors and permitted assignees of the Amended Facilities Lenders to the extent set forth therein and subject to customary qualifications and exceptions (it being understood that the scope of jurisdictions in respect of which opinions will be required will be agreed in good faith after giving due consideration to the value of the Loan Parties organized in the relevant jurisdictions);

(F)            satisfactory evidence that the Administrative Agent (on behalf of the Amended Facilities Lenders) shall have, or continue to have, a valid and perfected first priority (subject to exceptions set forth in the Loan Documents) lien and security interest in the Collateral after giving effect to this Amendment;

(G)           a Note executed by the Company in favor of each Amended Facilities Lender requesting a Note with respect to the applicable Facility, to the extent that such Amended Facilities Lender requested such Note at least three Business Days prior to the Amendment No. 16 Effective Date (but without prejudice to the right of any Amended Facilities Lender to otherwise request a Note under Section 2.11(a) of the Credit Agreement); and

(H)           at least three (3) days prior to the Amendment No. 16 Effective Date, (i) the documentation and other information with respect to each Loan Party that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, or by an Amended Facilities Lender’s internal policies and (ii) if any Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), the Company shall cause such Borrower to deliver a certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to such Borrower (and which shall set forth any beneficial ownership of 10% or more), in each case, to the extent such documentation and other information was reasonably requested by any Amended Facilities Lender in writing to the Company at least ten (10) days prior to the Amendment No. 16 Effective Date; and

(I)            to the extent necessary, a duly executed Loan Notice (with respect to a new Borrowing or continuation or conversion of an existing Borrowing, as applicable); and

(ii)            there shall not have occurred since September 30, 2025 any event or condition that has had or would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect (as defined in the Credit Agreement);

(iii)           substantially simultaneously with the Facilities Refinancing, all accrued interest, fees (including Commitment Fees), premiums and other amounts with respect to Loans or Commitments outstanding under the Existing Credit Agreement held by Lenders (prior to giving effect to this Amendment) shall have been paid in full (subject to the Administrative Agent and the Company agreeing to the continuation thereof, the cashless roll thereof, the accrual thereof and/or the payment at a later date pursuant to the Credit Agreement);

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(iv)           without duplication of any amounts provided for in clause (iii) above, substantially simultaneously with the Facilities Refinancing, each Departing Lender shall have received payment of (x) all principal, interest, fees and other amounts of or with respect to the Loans owing thereto prior to giving effect to this Amendment, and (y) any additional amounts required pursuant to Section 3.05 of the Existing Credit Agreement with respect to such repayments; and

(v)            all of the following shall have been paid to the extent that the Company has received an invoice therefor at least three Business Days (or such shorter period as the Company may agree) prior to the Amendment No. 16 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced): (x) accrued reasonable and documented costs and expenses of BofA Securities and the Administrative Agent (including the reasonable and documented fees, disbursements and other out-of-pocket charges of counsel for the Administrative Agent), to the extent required to be paid pursuant to Section 10.04(a) of the Credit Agreement and (y) fees payable to any Lender (including in its capacity as an arranger with respect to the Commitments) pursuant to (A) the engagement letter, dated February 11, 2026 between the Company and BofA Securities or (B) any other letter agreement or fee letter between the Company and any Amended Facilities Lender with respect to the payment of fees in connection with the closing of this Amendment and the provision of the Amended Credit Facilities.

(b)            For purposes of determining compliance with the conditions specified in Section 5(a), each Amended Facilities Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under Section 5(a) to be consented to or approved by or acceptable or satisfactory to an Amended Facilities Lender unless the Administrative Agent shall have received notice from such Amended Facilities Lender prior to this Amendment being deemed effective by the Administrative Agent on the Amendment No. 16 Effective Date specifying its objection thereto.

(c)            From and after the Amendment No. 16 Effective Date, the Credit Agreement (including all schedules and exhibits thereto) is amended as set forth herein.

(d)            Except as expressly amended and/or waived pursuant hereto, the Existing Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect and each is hereby ratified and confirmed in all respects, and any waiver contained herein shall be limited to the express purpose set forth herein and shall not constitute a waiver of any other condition or circumstance under or with respect to the Existing Credit Agreement or any of the other Loan Documents.

(e)            The Administrative Agent will promptly notify the Company and the Lenders of the occurrence of the Amendment No. 16 Effective Date.

6.            No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Loan Documents or any obligations thereunder. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment (including, without limitation, the amended Credit Agreement attached hereto as Annex I), (b) confirms and reaffirms all of its respective obligations under the Loan Documents (as amended by the Amendment), including (with respect to each Guarantor) its Guarantee under the Guaranty (all as defined in the Credit Agreement), (c) confirms and reaffirms that each of the Liens granted by it in or pursuant to the Loan Documents are valid and existing as security for the payment and performance of the Obligations of such Loan Party outstanding on the Amendment No. 16 Effective Date immediately prior to and immediately after the effectiveness of the amendments provided by this Amendment, and (d) agrees that this Amendment and all documents executed in connection herewith (i) do not operate to reduce or discharge any Loan Party’s obligations under the Loan Documents (after giving effect to the adjustments set forth in Section 3 of this Amendment) and (ii) in no manner impair, constitute a novation of or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

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7.            Miscellaneous.

(a)            Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect. All references in any Loan Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b)            This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Lender and each other Loan Party, and their respective successors and assigns.

(c)            THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AMENDMENT IS FURTHER SUBJECT TO THE PROVISIONS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d)            This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties required to be a party hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means or otherwise as provided in Section 10.17 of the Credit Agreement shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(e)            If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)            The Company agrees to pay in accordance with Section 10.04 of the Credit Agreement all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder, including, subject to the limitations set forth in Section 10.04 of the Credit Agreement, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY:

AECOM

By:	/s/ Morgan Jones
Name:	Morgan Jones
Title:	Vice President, Treasury

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

GUARANTORS:

AECOM Global II, LLC
AECOM TECHNICAL SERVICES, INC.
The Earth Technology Corporation (USA)
Tishman Construction Corporation
Tishman Construction Corporation of New York
URS Global Holdings, Inc.
URS Holdings, Inc.
AECOM CM Holdings Inc.

By:	/s/ Morgan Jones
Name:	Morgan Jones
Title:	Vice President, Treasury

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ DeWayne D. Rosse
Name:	DeWayne D. Rosse
Title:	Vice President

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

BANK OF AMERICA, N.A., as an Amended Facilities Lender, L/C Issuer and Swing Line Lender

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Managing Director

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

JPMORGAN CHASE BANK, N.A., as an Amended Facilities Lender and an L/C Issuer

By:	/s/ Kristin Jang
Name:	Kristin Jang
Title:	Vice President

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

BNP PARIBAS, as an Amended Facilities Lender and an L/C Issuer

By:	/s/ Kyle Fitzpatrick
Name:	Kyle Fitzpatrick
Title:	Director

By:	/s/ Matthew Beauvais
Name:	Matthew Beauvais
Title:	Vice President

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

Truist Bank, as an Amended Facilities Lender and an L/C Issuer

By:	/s/ William Rutkowski
Name:	William Rutkowski
Title:	Director

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

Credit Agricole Corporate and Investment Bank, as an Amended Facilities Lender and an L/C Issuer

By:	/s/ Jill Wong
Name:	Jill Wong
Title:	Director

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

PNC BANK, NATIONAL ASSOCIATION, as an Amended Facilities Lender and an L/C Issuer

By:	/s/ Jacob Mandel
Name:	Jacob Mandel
Title:	Vice President

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

HSBC Bank USA, National Association, as an Amended Facilities Lender and an L/C Issuer

By:	/s/ Greg Duval
Name:	Greg Duval
Title:	Managing Director

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

BMO Bank, N.A., as an Amended Facilities Lender

By:	/s/ Michael Gift
Name:	Michael Gift
Title:	Managing Director

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

TD Bank, N.A., as an Amended Facilities Lender

By:	/s/ Brian Anderson
Name:	Brian Anderson
Title:	Managing Director

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

U.S. BANK NATIONAL ASSOCIATION, as an Amended Facilities Lender

By:	/s/ Rodney J. Winters
Name:	Rodney J. Winters
Title:	Senior Vice President

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Amended Facilities Lender

By:	/s/ Clare King
Name:	Clare King
Title:	Vice President

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

THE HUNTINGTON NATIONAL BANK, as an Amended Facilities Lender

By:	/s/ Janet Wheeler
Name:	Janet Wheeler
Title:	Senior Vice President

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

Capital One, National Association, as an Amended Facilities Lender

By:	/s/ Salvatore Mauro
Name:	Salvatore Mauro
Title:	Duly Authorized Signatory

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

Industrial and Commercial Bank of China Limited, New York Branch, as an Amended Facilities Lender

By:	/s/ Pinyen Shih
Name:	Pinyen Shih
Title:	Executive Director

By:	/s/ Ziyan Wang
Name:	Ziyan Wang
Title:	Associate

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

REGIONS BANK, as an Amended Facilities Lender

By:	/s/ Khoa Duong
Name:	Khoa Duong
Title:	Director

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

MUFG Bank, Ltd., as an Amended Facilities Lender

By:	/s/ Ishank Shah
Name:	Ishank Shah
Title:	Authorized Signatory

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

Manufacturers and Traders Trust Company, as an Amended Facilities Lender

By:	/s/ Laurel LB Magruder
Name:	Laurel LB Magruder
Title:	Executive Vice President

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

The Governor and Company of the Bank of Ireland, as an Amended Facilities Lender

By:	/s/ Keith Hughes
Name:	Keith Hughes
Title:	Director

By:	/s/ Dan O’Donnell
Name:	Dan O’Donnell
Title:	Senior Manager

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

GOLDMAN SACHS BANK USA, as an Amended Facilities Lender

By:	/s/ Jonathan Dworkin
Name:	Jonathan Dworkin
Title:	Authorized Signatory

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

The Bank of East Asia, Limited, Los Angeles Branch, as an Amended Facilities Lender

By:	/s/ Fang-Ning Lim
Name:	Fang- Ning Lim
Title:	Head of RMU

By:	/s/ Keung Simon
Name:	Keung Simon
Title:	General manager

AECOM

Signature Page

Amendment No. 16 to Syndicated Facility Agreement

ANNEX I

Amended Credit Agreement

[Attached]

Annex I to Amendment No. 16 to Syndicated Facility Agreement

Published CUSIP Number:	00766WAJ2
Revolving Loan Facility CUSIP Number:	00766WAK9
Term A US Loan Facility CUSIP Number:	00766WAU7
Term B Loan Facility CUSIP Number:	00766WAY9

SYNDICATED FACILITY AGREEMENT

(as amended through Amendment No. 16 to Syndicated Facility Agreement dated as of March 10, 2026)

Dated as of October 17, 2014

among

AECOM

and

CERTAIN SUBSIDIARIES OF AECOM,

as Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
an L/C Issuer,

and

The Other Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.; BNP PARIBAS SECURITIES CORP.; TRUIST BANK; CREDIT
AGRICOLE CORPORATE AND INVESTMENT BANK; PNC Capital Markets LLC; and HSBC
SECURITIES (USA) INC.,

as Co-Syndication Agents

MUFG BANK, LTD.; INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK
BRANCH; Manufacturers and traders trust company; and REGIONS bank,

as Co-Documentation Agents

BANK OF AMERICA, N. A.; JPMORGAN CHASE BANK, N.A.; BNP PARIBAS SECURITIES CORP.;
TRUIST SECURITIES, INC.; CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK; PNC
Capital Markets LLC; and HSBC SECURITIES (USA) INC.,

as Joint Lead Arrangers and Joint Bookrunners

BMO BANK, N.A.; TD SECURITIES (USA) LLC; U.S. BANK NATIONAL ASSOCIATION; CAPITAL
ONE NATIONAL ASSOCIATION; WELLS FARGO SECURITIES, LLC; and THE HUNTINGTON
NATIONAL BANK,

as Joint Lead Arrangers and Co-Documentation Agents

and

BOFA SECURITIES, INC.,

as Sustainability Coordinator

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	62
1.03	Accounting Terms	62
1.04	Rounding	64
1.05	Exchange Rates; Currency Equivalents	64
1.06	Additional Alternative Currencies	64
1.07	Change of Currency	65
1.08	Times of Day	66
1.09	Letter of Credit Amounts	66
1.10	Guaranteed Amounts	66
1.11	Limited Condition Transactions and Other Calculations	67
1.12	Interest Rates	69

ARTICLE II the COMMITMENTS and Credit Extensions		70
2.01	The Loans	70
2.02	Borrowings, Conversions and Continuations of Loans	71
2.03	Letters of Credit	73
2.04	Swing Line Loans	83
2.05	Prepayments	85
2.06	Termination or Reduction of Commitments	90
2.07	Repayment of Loans	91
2.08	Interest	91
2.09	Fees	92
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	93
2.11	Evidence of Debt	93
2.12	Payments Generally; Administrative Agent’s Clawback	94
2.13	Sharing of Payments by Lenders	96
2.14	Designation of Unrestricted and Restricted Subsidiaries	96
2.15	Designated Borrowers	97
2.16	Increase in Commitments	99
2.17	Cash Collateral	102
2.18	Defaulting Lenders	103
2.19	Permitted Refinancing Amendment	105
2.20	Sustainability Adjustments	107

i

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		109
3.01	Taxes	109
3.02	Illegality	115
3.03	Inability to Determine Rates	115
3.04	Increased Costs	119
3.05	Compensation for Losses	120
3.06	Mitigation Obligations; Replacement of Lenders	121
3.07	Survival	121

ARTICLE IV CONDITIONS PRECEDENT TO Credit Extensions		121
4.01	Conditions of Initial Credit Extension	121
4.02	Conditions to All Credit Extensions	124

ARTICLE V REPRESENTATIONS AND WARRANTIES		125
5.01	Existence, Qualification and Power	125
5.02	Authorization; No Contravention	125
5.03	Governmental Authorization; Other Consents	125
5.04	Binding Effect	125
5.05	Financial Statements; No Material Adverse Effect	126
5.06	Litigation	126
5.07	No Default	126
5.08	Ownership of Property; Liens	127
5.09	Environmental Compliance	127
5.10	Insurance	127
5.11	Taxes	127
5.12	ERISA Compliance	127
5.13	Subsidiaries; Equity Interests; Loan Parties	128
5.14	Margin Regulations; Investment Company Act	128
5.15	Disclosure	128
5.16	Compliance with Laws	128
5.17	Intellectual Property; Licenses, Etc.	129
5.18	Solvency	129
5.19	Sanctions	129
5.20	Anti-Corruption Laws	129
5.21	Collateral Documents	129
5.22	Representations as to Foreign Obligors	129

5.23	Affected Financial Institutions	130
5.24	Beneficial Ownership	130
5.25	Covered Entities	130

ARTICLE VI AFFIRMATIVE COVENANTS		131
6.01	Financial Statements	131
6.02	Certificates; Other Information	132
6.03	Notices	133
6.04	Payment of Obligations	134
6.05	Preservation of Existence, Etc.	134
6.06	Maintenance of Properties	135
6.07	Maintenance of Insurance	135
6.08	Compliance with Laws	135
6.09	Books and Records	135
6.10	Inspection Rights	135
6.11	Use of Proceeds	136
6.12	Collateral and Guarantee Requirement; Collateral Information	136
6.13	Compliance with Environmental Laws	137
6.14	Further Assurances	137
6.15	[Reserved.]	137
6.16	FCPA; Sanctions	137
6.17	Post-Closing Requirements	137
6.18	Approvals and Authorizations	138
6.19	Maintenance of Ratings	138

ARTICLE VII NEGATIVE COVENANTS		138
7.01	Liens	138
7.02	Indebtedness	140
7.03	Investments	146
7.04	Fundamental Changes	148
7.05	Dispositions	149
7.06	Restricted Payments	151
7.07	Change in Nature of Business	153
7.08	Transactions with Affiliates	153
7.09	Burdensome Agreements	153
7.10	Use of Proceeds	154
7.11	Financial Covenant	154

7.12	Sanctions	154
7.13	Changes in Fiscal Year	154
7.14	Anti-Corruption Laws	155

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		155
8.01	Events of Default	155
8.02	Remedies upon Event of Default	157
8.03	Application of Funds	158

ARTICLE IX ADMINISTRATIVE AGENT		159
9.01	Appointment and Authority	159
9.02	Rights as a Lender	160
9.03	Exculpatory Provisions	160
9.04	Reliance by Administrative Agent	161
9.05	Delegation of Duties	162
9.06	Resignation of Administrative Agent	162
9.07	Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders	163
9.08	No Other Duties, Etc.	164
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	164
9.10	Collateral and Guaranty Matters	165
9.11	Secured Cash Management Agreements, Secured Hedge Agreements and Secured Performance Letters of Credit	166
9.12	Lender ERISA Representation	166
9.13	Recovery of Erroneous Payments	167

ARTICLE X MISCELLANEOUS		168
10.01	Amendments, Etc.	168
10.02	Notices; Effectiveness; Electronic Communications	172
10.03	No Waiver; Cumulative Remedies; Enforcement	174
10.04	Expenses; Indemnity; Damage Waiver	175
10.05	Payments Set Aside	177
10.06	Successors and Assigns	177
10.07	Treatment of Certain Information; Confidentiality	184
10.08	Right of Setoff	185
10.09	Interest Rate Limitation	185
10.10	Integration; Effectiveness	185
10.11	Survival of Representations and Warranties	186

10.12	Severability	186
10.13	Replacement of Lenders	186
10.14	Governing Law; Jurisdiction; Etc.	187
10.15	WAIVER OF JURY TRIAL	188
10.16	No Advisory or Fiduciary Responsibility	188
10.17	Electronic Execution; Electronic Records; Counterparts	189
10.18	USA PATRIOT Act	190
10.19	Judgment Currency	190
10.20	Release and Reinstatement of Collateral	190
10.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	191
10.22	Australian Code of Banking Practice	191
10.23	Liability of Certain Loan Parties	191
10.24	Acknowledgement Regarding Any Supported QFCs	192
10.25	Entire Agreement	192

v

SCHEDULES
1.01(a)	Pending Minority Investments
1.01(b)	[Reserved]
1.01(c)	Sustainability Table
1.01(d)	Letter of Credit Commitments
2.01	Commitments and Applicable Percentages
2.10	Day Basis for Alternative Currencies
5.09	Environmental Matters
5.13	Subsidiaries; Equity Interests; Loan Parties
6.17	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Indebtedness
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Swing Line Loan Notice
C-1	Term A US Note
C-2	Revolving Credit Note
C-3	Term B Note
D	Compliance Certificate
E	Assignment and Assumption
F	United States Tax Compliance Certificate
G	[Reserved]
H	Designated Borrower Request and Assumption Agreement
I	Designated Borrower Notice
J	Solvency Certificate
K	Prepayment Notice
L	Pricing Certificate
M	Auction Procedures

SYNDICATED FACILITY AGREEMENT

This SYNDICATED FACILITY AGREEMENT (“Agreement”) is entered into as of October 17, 2014, among AECOM, a Delaware corporation (the “Company”), certain Subsidiaries of the Company that are Restricted Subsidiaries and are from time to time party hereto pursuant to Section 2.15 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

PRELIMINARY STATEMENTS:

Prior to the Amendment No. 16 Effective Date (as defined in Section 1.01 below), the Company, each Guarantor, the Administrative Agent and the Lenders party thereto entered into certain amendments to this Agreement such that, immediately prior to the Amendment No. 16 Effective Date, the Lenders at such time provided to the Company a revolving credit facility, a term A loan facility and a term B loan facility.

The Company, each Guarantor, the Administrative Agent and the Lenders party thereto have entered into that certain Amendment No. 16 (as defined in Section 1.01 below), dated as of the Amendment No. 16 Effective Date, pursuant to which the Company has requested that the Revolving Credit Lenders provide the Revolving Credit Facility provided herein, the Term A US Lenders provide the Term A US Facility provided herein and the Term B Lenders provide the Term B Facility as provided herein, and such applicable Lenders have indicated their willingness to provide the Facilities set forth herein on the Amendment No. 16 Effective Date on the terms and subject to the conditions set forth herein and in Amendment No. 16.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2033 Notes” means the Company’s 6.000% Senior Notes due 2033, issued on July 22, 2025.

“Acceptable Intercreditor Agreement” means, collectively, each intercreditor agreement that is reasonably satisfactory to the Administrative Agent among the Administrative Agent and one or more representatives for the holders of any Indebtedness that is intended to be secured by the Collateral (or any portion thereof) on a pari passu or junior, as applicable, basis with the Obligations.

“Act” has the meaning specified in Section 10.18.

“Additional Lender” means, as of any date of determination, any Person (other than an existing Lender) that qualifies as an Eligible Assignee and agrees to be a Lender under this Agreement in connection with any Incremental Increase.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, and any branch (including Bank of America, N.A., acting through its Canada branch for Loans denominated in Canadian Dollars), office or Affiliate of it, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied from time to time by the Administrative Agent.

“AECOM Capital” means AECOM Capital, Inc. and all existing or newly formed entities engaged in any similar line of business to AECOM Capital, Inc., including infrastructure public-private partnership, design-build-finance, real estate investment, development and related assets.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Revolving Credit Lenders, subject to adjustment pursuant to the provisions of this Agreement (including Sections 2.06 and 2.16).

“Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars, Australian Dollars, New Zealand Dollars, Hong Kong Dollars, Swiss Francs and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Daily Rate” means, for any day, with respect to any extension of credit under the Credit Agreement:

(a)            denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof;

(b)            denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof; and

(c)            denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(c);

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

“Alternative Currency L/C Issuer” means (i) Bank of America and (ii) any other L/C Issuer that agrees from time to time to issue Letters of Credit in Alternative Currencies (subject to the consent of the Company and the Administrative Agent), each in its capacity as an L/C Issuer with respect to the issuance of Letters of Credit denominated in any Alternative Currency hereunder, or any successor L/C Issuer with respect to the issuance of Letters of Credit denominated in any Alternative Currency hereunder; provided that in no event shall there be more than three Alternative Currency L/C Issuers at any time.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $300,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Alternative Currency Successor Rate” has the meaning specified in Section 3.03(c).

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:

(a)            denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)            denominated in Canadian dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) that is two (2) Business Days prior to the Rate Determination Date with a term equivalent to such Interest Period;

(c)            denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(d)            denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(e)            denominated in New Zealand dollars, the rate per annum equal to the Bank Bill Reference Bid Rate (“BKBM”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(f)            denominated in Hong Kong Dollars, the rate per annum equal to the Hong Kong Interbank Offer Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(g)            denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(c);

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Amendment No. 16 Existing Letters of Credit” means, collectively, all Letters of Credit (as defined, for this limited purpose, under the Credit Agreement immediately prior to the effectiveness of the Amendment No. 16 on the Amendment No. 16 Effective Date) outstanding under the Revolving Credit Facility (as defined, for this limited purpose, under the Credit Agreement immediately prior to the effectiveness of the Amendment No. 16 on the Amendment No. 16 Effective Date) immediately prior to the effectiveness of the Amendment No. 16 on the Amendment No. 16 Effective Date. Each of the Amendment No. 16 Existing Letters of Credit shall be deemed, as of the Amendment No. 16 Effective Date, to be a Letter of Credit outstanding under the Revolving Credit Facility.

“Amendment No. 16” has the meaning assigned to such term in the Preliminary Statements to this Agreement.

“Amendment No. 16 Effective Date” has the meaning assigned to such term in the Preliminary Statements to this Agreement.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other applicable Laws related to anti-corruption and money laundering in Australia.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for the Applicable Reference Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the Applicable Reference Rate, in each case acting in such capacity.

“Applicable Currency” means Dollars or any Alternative Currency, as applicable.

“Applicable Percentage” means (a) in respect of the Term A US Facility, with respect to any Term A US Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A US Facility represented by (i) on the Amendment No. 16 Effective Date, such Term A US Lender’s Term A US Commitment at such time, subject to adjustment as provided in Section 2.18, and (ii) thereafter, the principal amount of such Term A US Lender’s Term A US Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on the Amendment No. 16 Effective Date, such Term B Lender’s Term B Commitment at such time, subject to adjustment as provided in Section 2.18, and (ii) thereafter, the principal amount of such Term B Lender’s Term B Loans at such time and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender in respect of each Facility as of the Amendment No. 16 Effective Date is set forth opposite the name of such Lender on Schedule 2.01 attached to Amendment No. 16.

“Applicable Rate” means, (a)  with respect to the Term A US Facility, (i) from the Amendment No. 16 Effective Date to (but not including) the first Business Day after the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending March 31, 2026, 0.25% per annum for Base Rate Loans and 1.25% per annum for Term SOFR Loans and Daily SOFR Loans, provided, however, that if any Compliance Certificate delivered after the Amendment No. 16 Effective Date but prior to the Compliance Certificate for the fiscal quarter ending March 31, 2026 indicates an Applicable Rate as determined by the below chart in excess of such amounts, such greater amount shall apply, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Applicable Rate for Term SOFR Loans and Daily SOFR Loans	Applicable Rate for Base Rate Loans
1	≥ 4.25 to 1.00	2.00%	1.00%
2	< 4.25 to 1.00, but ≥ 3.25 to 1.00	1.75%	0.75%
3	< 3.25 to 1.00, but ≥ 2.50 to 1.00	1.50%	0.50%
4	< 2.50 to 1.00 but > 1.75 to 1.00	1.25%	0.25%
5	<1.75 to 1.00	1.125%	0.125%

(b) with respect to the Revolving Credit Facility (including the Financial Letter of Credit Fee and the Performance Letter of Credit Fee) and the Revolver Commitment Fees (i) from the Amendment No. 16 Effective Date to (but not including) the first Business Day after the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending March 31, 2026, 0.25% per annum for Base Rate Loans, 1.25% per annum for Term SOFR Loans, Daily SOFR Loans, Alternative Currency Loans and Financial Letter of Credit Fees, 0.75% for Performance Letter of Credit Fees and 0.15% per annum for the Revolver Commitment Fees, provided, however, that if any Compliance Certificate delivered after the Amendment No. 16 Effective Date but prior to the Compliance Certificate for the fiscal quarter ending March 31, 2026 indicates an Applicable Rate, Performance Letter of Credit Fee or Revolver Commitment Fee amount as determined by the below chart in excess of such amounts, such greater amount shall apply, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Applicable Rate for Term SOFR Loans, Daily SOFR Loans, Alternative Currency Loans and Financial Letter of Credit Fee	Applicable Rate for Base Rate Loans	Performance Letter of Credit Fee	Revolver Commitment Fees
1	≥ 4.25 to 1.00	2.00%	1.00%	1.20%	0.30%
2	< 4.25 to 1.00, but ≥ 3.25 to 1.00	1.75%	0.75%	1.05%	0.25%
3	< 3.25 to 1.00, but ≥ 2.50 to 1.00	1.50%	0.50%	0.90%	0.20%
4	< 2.50 to 1.00 but > 1.75 to 1.00	1.25%	0.25%	0.75%	0.15%
5	<1.75 to 1.00	1.125%	0.125%	0.675%	0.15%

and (c) with respect to the Term B Facility, 0.50% per annum for Base Rate Loans and 1.50% per annum for Term SOFR Loans and Daily SOFR Loans.

With respect to the Term A US Facility, the Revolving Credit Facility (including the Financial Letter of Credit Fee and the Performance Letter of Credit Fee) and the Revolver Commitment Fees, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Term A US Lenders and the Required Revolving Lenders, the applicable Pricing Level 1 shall apply in respect of the Term A US Facility and the Revolving Credit Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b). It is hereby understood and agreed that notwithstanding the foregoing, (a) the Revolver Commitment Fee shall be adjusted from time to time based upon the Sustainability Fee Adjustment (to be calculated and applied as set forth in Section 2.20) and (b) the Applicable Rate with respect to the Term A US Facility and the Revolving Credit Facility shall be adjusted from time to time based upon the Sustainability Rate Adjustment (to be calculated and applied as set forth in Section 2.20).

“Applicable Reference Rate” means for any Borrowing denominated in (a) Dollars, Term SOFR or Daily SOFR (as applicable with respect to such Borrowing), (b) Sterling, SONIA, (c) Swiss Francs, SARON, (d) Euros, EURIBOR, (e) Canadian Dollars, the Term CORRA Rate, (f) Japanese Yen, TIBOR, (g) Australian Dollars, BBSY, (h) New Zealand Dollars, BKBM (as defined in the definition of Alternative Currency Term Rate), and (i) Hong Kong Dollars, the Hong Kong Interbank Offer Rate, as applicable.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.15.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Revolving Credit Facility, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Commercial Bank” shall mean a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Jurisdiction” means, with respect to any Applicant Borrower, (a) any state or territory of the United States or (b) Canada or any province thereof, the United Kingdom, Ireland, Switzerland, the Netherlands, Australia or Luxembourg, except, in the case of any jurisdiction identified in clause (b), to the extent that the Administrative Agent notifies (which may be at the request of the relevant Revolving Credit Lenders) the Company that it is no longer lawful for one or more of the Revolving Credit Lenders to make or maintain loans to a proposed Applicant Borrower located in such jurisdiction or that no L/C Issuer is permitted to issue Letters of Credit for the account of Persons located in such jurisdiction.

“Arrangers” means, collectively, Bank of America, N.A., an affiliate of BofA Securities, and each other Person listed as a “Joint Lead Arranger” and/or “Joint Bookrunner” on the cover page of this Agreement, in their respective capacities as joint lead arrangers and, as applicable, joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Associate” shall have the meaning provided in section 128F(9) of the Australian Tax Act.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Auction” has the meaning specified in Section 10.06(g).

“Auction Manager” means (a) either the Administrative Agent or any of its respective Affiliates or (b) any other financial institution or advisor agreed by the Company and the Administrative Agent (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 10.06(g).

“Auction Procedures” has the meaning specified in Exhibit M.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended September 30, 2023 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Australia” shall mean the Commonwealth of Australia (and includes, where the context requires, any State or Territory of Australia).

“Australian Dollar” means the lawful currency of Australia.

“Australian Tax Act” shall mean the Income Tax Assessment Act 1936 (Cth) of Australia, the Income Tax Assessment Act 1997 (Cth) of Australia, and the Taxation Administration Act 1953 (Cth) of Australia, as applicable.

“Australian Withholding Tax” means any Taxes required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Australian Tax Act.

“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Amendment No. 16 Effective Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the applicable L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Revolving Credit Loan, a Swing Line Loan, a Term A US Loan or a Term B Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“BBSY” has the meaning ascribed thereto in the definition of “Alternative Currency Term Rate”.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, if any.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BNP Paribas” means BNP Paribas and its successors.

“BofA Securities” means BofA Securities, Inc. (and including any designated affiliates of BofA Securities, Inc.).

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Term A US Borrowing, or a Term B Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located, and:

(a)            if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b)            if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; (ii) Swiss Francs, means a day other than when banks are closed for settlement and payments of foreign exchange transactions in Zurich because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland; and (iii) Japanese Yen, means a day other than when banks are closed for general business in Japan;

(c)            if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than, Euro, Sterling, Swiss Francs or Japanese Yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(d)            if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” means the lawful currency of Canada.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset that, in conformity with GAAP, is required to be capitalized and reflected in the property, plant and equipment or similar fixed asset accounts in the consolidated balance sheet of such Person and its Subsidiaries (and excluding, for the avoidance of doubt, normal replacements and maintenance which are properly charged under GAAP to current operations).

“Capitalized Leases” means all leases of (or other agreements conveying the right to use) real or personal property by a Person as lessee or guarantor which would, in conformity with GAAP, be required to be accounted for as capital leases on the balance sheet of that Person.

“Cash-Capped Incremental Facility” shall have the meaning assigned to such term in the definition of the term “Maximum Increase Amount”.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the applicable L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the respective L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries:

(a)            readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof, or, in the case of a Foreign Subsidiary, readily marketable obligations issued or directly and fully guaranteed or insured by the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary or backed by the full faith and credit of the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary having maturities of not more than one year from the date of acquisition thereof;

(b)            readily marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, a credit rating of at least “A” (or the then equivalent grade) from Moody’s or S&P;

(c)            demand deposits, time deposits, Eurodollar time deposits, repurchase agreements or reverse repurchase agreements with, or insured certificates of deposit or bankers’ acceptances of, or that are guaranteed by, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(d)            commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof;

(e)            corporate promissory notes or other obligations maturing not more than one year after the date of acquisition which at the time of such acquisition have, or are supported by, an unconditional guaranty from a corporation with similar obligations which have the highest rating obtainable from Moody’s or S&P;

(f)            Investments, classified in accordance with GAAP as current assets of the Company or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c), (d) and (e) of this definition;

(g)            other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and

(h)            solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within 180 days of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender or (b) is a provider of a Cash Management Agreement on the date it becomes a Lender, in each case its capacity as a party to such Cash Management Agreement. For the avoidance of doubt, any Person that is a Cash Management Bank with respect to a Cash Management Agreement immediately prior to the effectiveness of the Amendment No. 16 on the Amendment No. 16 Effective Date shall continue to be a Cash Management Bank with respect to such Cash Management Agreement as of the Amendment No. 16 Effective Date immediately after the effectiveness of the Amendment No. 16.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Debt” means intercompany loans, Indebtedness or receivables owed or treated as owed by one or more Foreign Subsidiaries.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01, which occurred on October 17, 2014.

“CME” means CME Group Benchmark Administration Limited.

“CO2 Intensity” means, for any fiscal year of the Company, the ratio of (i) the location-based CO2e emissions from all of the Company’s and its Subsidiaries’ locations, measured in metric tons CO2e, during such fiscal year to (ii) the Company’s and its Subsidiaries’ net service revenue over the same fiscal year, measured in millions of Dollars and calculated based on the foreign exchange rates from 2018. The metric tons of CO2e shall include Scope 1 (direct), 2 (energy indirect, location-based) and 3 (supply chain) emissions according to the World Resources Institute (WRI) and the World Business Council for Sustainable Development (WBCSD) Greenhouse Gas Protocols. Emission factors shall be applied based on the location of the reporting entity/facility, which include those from the US Environmental Protection Agency, UK Department for Environment, Food & Rural Affairs, French ADEME, Environment Canada, and Environment Australia, as well as international emission factors from the Intergovernmental Panel on Climate Change and the International Energy Agency. The consolidation methodology for CO2e emissions shall use an operational control approach.

“CO2 Intensity Applicable Rate Adjustment Amount” means, with respect to any fiscal year, (a) positive 0.025%, if the CO2 Intensity for such fiscal year as set forth in the KPI Metrics Report is more than the CO2 Intensity Threshold A for such fiscal year, (b) 0.000%, if the CO2 Intensity for such fiscal year as set forth in the KPI Metrics Report is less than or equal to the CO2 Intensity Threshold A for such fiscal year but more than the CO2 Intensity Target A for such fiscal year, and (c) negative 0.025%, if the CO2 Intensity for such fiscal year as set forth in the KPI Metrics Report is less than or equal to CO2 Intensity Target A for such fiscal year.

“CO2 Intensity Commitment Fee Adjustment Amount” means, with respect to any fiscal year, (a) positive 0.005%, if the CO2 Intensity for such fiscal year as set forth in the KPI Metrics Report is more than the CO2 Intensity Threshold A for such fiscal year, (b) 0.000%, if the CO2 Intensity for such fiscal year as set forth in the KPI Metrics Report is less than or equal to the CO2 Intensity Threshold A for such fiscal year but more than the CO2 Intensity Target A for such fiscal year, and (c) negative 0.005%, if the CO2 Intensity for such fiscal year as set forth in the KPI Metrics Report is less than or equal to CO2 Intensity Target A for such fiscal year.

“CO2 Intensity Target A” means, with respect to any fiscal year, the CO2 Intensity Target A for such fiscal year as set forth in the Sustainability Table.

“CO2 Intensity Threshold A” means, with respect to any fiscal year CO2 Intensity Threshold A for such fiscal year as set forth in the Sustainability Table.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties. Notwithstanding anything in the Loan Documents to the contrary, the term “Collateral” shall not include any Excluded Assets. The use of the term “Collateral” in this Agreement or any other Loan Document during a Collateral and Guarantee Release Period shall mean, as the context indicates, those assets that would have constituted, or would have been required to constitute, “Collateral” if such Collateral and Guarantee Release Period were not then in effect.

“Collateral and Guarantee Reinstatement Event” means, after a release of Collateral and Guarantors as provided for in Section 10.20(a), the occurrence of any of the following: (a) both (i) the corporate family rating of the Company and its Subsidiaries from Moody’s is reduced to Ba1 and (ii) the corporate rating of the Company and its Subsidiaries from S&P is reduced to BB+, (b) the corporate family rating of the Company and its Subsidiaries from Moody’s is reduced to Ba2 or below (regardless of the then applicable corporate rating of the Company and its Subsidiaries from S&P), (c) the corporate rating of the Company and its Subsidiaries from S&P is reduced to BB or below (regardless of the then applicable corporate family rating of the Company and its Subsidiaries from Moody’s), (d) none of the corporate ratings of the Company and its Subsidiaries by Moody’s or S&P, or by another similar rating from another rating agency reasonably acceptable to the Administrative Agent, is available or is then being maintained, (e) the exercise of an Incremental Increase, Incremental Equivalent Debt or Permitted Credit Agreement Refinancing Indebtedness in the nature of a “term B loan facility”, unless the terms of such Incremental Increase, Incremental Equivalent Debt or Permitted Credit Agreement Refinancing Indebtedness provide that the debt for borrowed money under such facility (i) shall not be secured by a Lien on the Collateral and shall not include provisions requiring the securing of such facility with a Lien on the Collateral except upon the occurrence of a Collateral and Guarantee Reinstatement Event, and only after (or substantially simultaneous with) the granting of Liens on such Collateral securing the Obligations (provided that if such facility is funded into escrow, such facility may be secured by Escrow Liens) and (ii) shall not be guaranteed by any Restricted Subsidiary of the Company and shall not include provisions requiring the guarantee by any Restricted Subsidiary of the Company of such facility except upon the occurrence of a Collateral and Guarantee Reinstatement Event, and only after (or substantially simultaneous with) the granting of Guarantees of the Obligations by such Restricted Subsidiary of the Company or (f) the election of the Company to terminate a Collateral and Guarantee Release Period and reinstate the Collateral and Guarantees in accordance with Section 10.20(b); provided that for purposes of determining whether a Collateral and Guarantee Reinstatement Event shall have occurred, if, for any reason, only one rating agency shall maintain corporate or corporate family ratings of the Company and its Subsidiaries then the applicable rating provided by such rating agency (or its equivalent) shall apply for both rating agencies.

“Collateral and Guarantee Release Event” means the satisfaction of each of the following conditions: (a) the corporate family rating of the Company and its Subsidiaries from Moody’s is Baa3 or better (with a stable outlook or better), (b) the corporate rating of the Company and its Subsidiaries from S&P is BBB- or better (with a stable outlook or better), (c) no Default or Event of Default exists, (d) the Term B Facility and any Incremental Term Loan and/or any Permitted Credit Agreement Refinancing Indebtedness, in each case in the nature of a “term loan B” facility, shall have been repaid in full and terminated (except to the extent that the terms of such Incremental Term Loan or Permitted Credit Agreement Refinancing Indebtedness provide for the substantially simultaneous release of all Liens on assets constituting Collateral and all Guarantees thereof by Restricted Subsidiaries of the Company), (e) all Release Indebtedness (to the extent not paid in full prior to or substantially simultaneously with the occurrence of such Collateral and Guarantee Release Event) at such time (or substantially simultaneously with the occurrence of such Collateral and Guarantee Release Event) shall not be secured by a Lien on the Collateral (provided that if such Release Indebtedness is funded into escrow, such Release Indebtedness may be secured by Escrow Liens) and shall not be Guaranteed by any Restricted Subsidiary of the Company.

“Collateral and Guarantee Release Period” means, each period commencing with the occurrence of a Collateral and Guarantee Release Event, and continuing until the Collateral and Guarantee Reinstatement Event following such Collateral and Guarantee Release Event.

“Collateral and Guarantee Requirement” means, at any relevant time of determination, any or all of the following (as applicable):

(a)            each Significant Subsidiary shall have executed and delivered to the Administrative Agent a Guaranty, provided that in no event shall AECOM Capital or any of its Subsidiaries be required to be or become a Guarantor or a Loan Party;

(b)            each Loan Party shall have executed and delivered to the Administrative Agent (i) a Pledge and Security Agreement or other applicable Collateral Document with respect to (A) all or substantially all of its assets other than Excluded Assets and (B) the Equity Interests in its Subsidiaries, limited (1) in the case of pledges of Equity Interests in CFCs and Foreign Holding Companies, to 65% of such voting Equity Interests and 100% of such non-voting Equity Interests and (2) in the case of any Subsidiary that is disregarded as an entity from its owner under Treasury Regulations Section 301.7701-3 and substantially all the assets of which consist for U.S. federal income tax purposes of Equity Interests in a CFC or CFC Debt, to 65% of such Equity Interests, and (ii) if applicable, an Intellectual Property Security Agreement;

(c)            [reserved];

(d)            to the extent required to be delivered pursuant to the terms of the applicable Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Secured Parties’ security interest in such Collateral;

(e)            all (i) certificates (including certificates representing Equity Interests and powers in blank with respect thereto, subject to clause (b) of this definition), agreements, documents and instruments, including UCC financing statements, required by the Collateral Documents and as reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording and (ii) Taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid;

(f)            in the case of any of the foregoing executed and delivered after the Amendment No. 16 Effective Date, to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received documents, Organization Documents, certificates, resolutions and opinions of the type referred to in Section 4.01(a)(iii), (iv) and (v) with respect to each such Person and its Guarantee and/or provision and perfection of Collateral; and

(g)            copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents;

provided that the Collateral shall not include, and the Collateral and Guarantee Requirement shall not require and (notwithstanding anything to the contrary in any Loan Document) no Loan Document shall require, any of the following: (i) any filings or other action in any jurisdiction outside of the United States or required by the Laws of any jurisdiction outside of the United States to create or perfect any security interest, including, without limitation, any intellectual property registered in any jurisdiction outside the United States (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction outside the United States); (ii) control agreements or other control, lockbox or similar arrangements with respect to deposit accounts, securities accounts or other assets requiring perfection by control (but not, for the avoidance of doubt, control by possession, including of certificated Equity Interests); (iii) any landlord waivers, mortgagee waiver, bailee waivers, subordination agreements, estoppels, collateral access letters or similar arrangements; (iv) any notices to be sent to account debtors or other contractual third parties (other than during the continuance of Event of Default); (v) entry into any source code escrow arrangements or registration of intellectual property; (vi) any actions to perfect, other than by filing of UCC financing statements, letter of credit rights, commercial tort claims (other than Material Commercial Tort Claims set forth below), fixtures or assigned agreements; (vii) pledges and security interests prohibited by applicable law, rule or regulation (to the extent such law, rule or regulation is effective under applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code)), other than proceeds and receivables thereof; (viii) Equity Interests in (A) Unrestricted Subsidiaries or (B) any other person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Subsidiary’s organizational or joint venture documents; (ix) (A) more than 65% of the voting Equity Interests in any Subsidiary that is a CFC or Foreign Holding Company, and (B) more than 65% of the Equity Interests in any Subsidiary that is disregarded as an entity from its owner under Treasury Regulations Section 301.7701-3 and substantially all the assets of which consist for U.S. federal income tax purposes of Equity Interests in a CFC or CFC Debt; (x) assets to the extent a security interest in such assets would result in adverse tax consequences to the Company and its Restricted Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Company and the Administrative Agent; (xi) any lease, license, contract or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Loan Parties), after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code), other than proceeds and receivables thereof; (xii) any of the Equity Interests of Foreign Subsidiaries that are held by CFCs or Foreign Holding Companies of the Company; (xiii) any fee-owned real property or leasehold interests; (xiv) those assets as to which the Administrative Agent and the Company reasonably determine that the costs of obtaining, perfecting or maintaining a security interest in such assets exceeds the fair market value thereof (which fair market value shall be determined by the Company in its reasonable judgment) or the practical benefit to the Lenders afforded thereby; (xv) motor vehicles and other assets to the extent perfection must be obtained through notation on a certificate of title, letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1) and commercial tort claims other than Material Commercial Tort Claims; (xvi) any cash collateral provided to third parties (including sureties) in the ordinary course of business; (xvii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law; (xviii) any property and assets the pledge of which would violate applicable Law or any contract, or require any contractual third party consent or governmental consent, approval, license or authorization (but only to the extent, and for so long as, such requirement for consent, approval, license or authorization is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any other applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code)); (xix) any goods or assets sold or subject to Liens pursuant to a Qualified Securitization Financing or Receivables Facility or other factoring or receivables arrangement or supply chain financing permitted hereunder; (xx) any CFC Debt; (xxi) delivery of certificated Equity Interests in pledged Foreign Subsidiaries for possession if the Administrative Agent and the Company reasonably determine that the cost of such delivery for possession exceeds the practical benefit to the Lenders afforded thereby; and (xxii) accounts established for tax benefits, escrow accounts, fiduciary or trust accounts and any funds and other property held in or maintained in any such accounts (and any assets not required to be granted or pledged pursuant to this proviso shall be referred to as “Excluded Assets”). The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Restricted Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date). For the avoidance of doubt, during a Collateral and Guarantee Release Period, the Collateral and Guarantee Requirement shall not be required to be satisfied, and shall not require any action with respect to the provision of guarantees or the granting or perfection of any assets or Collateral (provided the other provisions of this document relating to the provision of Cash Collateral shall continue to apply).

“Collateral Documents” means, collectively, the Security and Pledge Agreement (including any joinder or supplement thereto or thereof), the Intellectual Property Security Agreements, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations.

“Commitment” means a Term A US Commitment, a Term B Commitment or a Revolving Credit Commitment (including a Letter of Credit Commitment), as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Daily SOFR, SOFR, SONIA, SARON, Term SOFR or any proposed Successor Rate for an Applicable Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily SOFR”, “SOFR”, “SONIA”, “SARON”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods and the day basis for calculating interest for Alternative Currencies listed on Schedule 2.10) as may be appropriate, in the reasonable discretion of the Administrative Agent (in consultation with the Company), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Applicable Currency (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Applicable Currency exists, in such other manner of administration as the Administrative Agent reasonably determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)            increased (without duplication) by the following to the extent deducted (or, in the case of clause (xiii) below, not included) in calculating the Consolidated Net Income of such Person for such period:

(i)            provision for Federal, state, local and foreign taxes based on income or profits or capital (including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of such Person) paid or accrued during such period, including any penalties and interest relating to any tax examinations, and (without duplication) net of any tax credits applied during such period (including tax credits applicable to taxes paid in earlier periods); plus

(ii)            Consolidated Interest Charges; plus

(iii)            depreciation and amortization expense; plus

(iv)            any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, Disposition, Swap Contract (including, for the avoidance of doubt, any Permitted Convertible Indebtedness Hedging Agreement), recapitalization permitted under the Loan Documents or the incurrence of Indebtedness permitted to be incurred under the Loan Documents (including a refinancing thereof) (whether or not successful), or Receivables Facilities or Securitization Facilities (including any Securitization Fees), including (A) such fees, expenses or charges related to any other credit facilities and (B) any amendment or other modification of the Loan Documents and any other credit facilities; plus

(v)            the amount of any restructuring charges, accruals or reserves and business optimization expenses, including any restructuring costs and integration costs incurred in connection with any equity offering, Investment, acquisition, Disposition or recapitalization permitted under the Loan Documents or the incurrence of Indebtedness permitted to be incurred under the Loan Documents (including a refinancing thereof) (whether or not successful), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing, so long as the aggregate amount thereof, when taken together with any amounts added back pursuant to below clause (xi), does not exceed an amount equal to 25% of Consolidated EBITDA for any four-quarter period (measured prior to giving effect to the addbacks in this clause (v) and clause (xi) below); plus

(vi)            other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income of such Person for such period, including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge related to project writedowns or operations) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period so long as such receipt of cash is not included in calculating Consolidated Net Income or Consolidated EBITDA in such later period); plus

(vii)            all expenses and charges relating to non-controlling Equity Interests and equity income in non-wholly owned Restricted Subsidiaries; plus

(viii)            any costs or expense incurred pursuant to (x) any management equity plan or stock option plan or (y) any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in the case of this clause (y) to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock); plus

(ix)            cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not otherwise added back in such period or any other period; plus

(x)            cash distributions of income received from non-consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person in such entities; plus

(xi)            cost savings, expense reductions, operating improvements, integration savings and synergies, in each case, projected by the Company in good faith to be realized as a result of actions to be taken within 24 months of any date of determination, so long as the aggregate amount thereof, when taken together with any amounts added back pursuant to above clause (v), does not exceed an amount equal to 25% of Consolidated EBITDA for any four-quarter period (measured prior to giving effect to the addbacks in this clause (xi) and clause (v) above);

(b)            decreased (without duplication) by the following to the extent included in calculating the Consolidated Net Income of such Person for such period:

(i)            non-cash gains other than (A) non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (B) non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii)            earnings of non-consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person in such entities; plus

(iii)            cash payments corresponding to any non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income to the extent such items were included in Consolidated EBITDA in a prior period pursuant to clause (a)(vi) of this definition.

Unless the context indicates otherwise, Consolidated EBITDA as used herein shall be of the Company and its Restricted Subsidiaries.

“Consolidated First Lien Indebtedness” shall mean, as of any date of determination, Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries (including the Obligations) that is secured by a Lien on the Collateral on an equivalent priority basis (but, in each case, without regard to control of remedies) with the Liens on the Collateral securing the Obligations.

“Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated First Lien Indebtedness as of such date to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and without duplication, all (a) Indebtedness for borrowed money and all obligations evidenced by notes, bonds, debentures, loan agreements or similar instruments, (b) Indebtedness in respect of the deferred purchase price of property or services (which Indebtedness excludes, for the avoidance of doubt, trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and any contingent earn-out obligation or other contingent obligation related to an acquisition or an Investment permitted hereunder), (c) Indebtedness arising under letters of credit (excluding Performance Letters of Credit), (d) Guarantees of the foregoing types of Indebtedness and (e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership in which the Company or a Restricted Subsidiary is a general partner; provided that “Consolidated Funded Indebtedness” shall exclude (i) Performance Contingent Obligations, (ii) any payment obligations with respect to the Preferred Stock of the Company or any Subsidiary, (iii) all obligations under any Swap Contract (including, for the avoidance of doubt, any Permitted Convertible Indebtedness Hedging Agreement) and (iv) obligations in respect of any Qualified Securitization Financings or Receivables Facilities.

“Consolidated Interest Charges” means, for any Person for any period, total interest expense of such Person and its Subsidiaries, on a consolidated basis and without duplication, accrued in that period as shown in the profit and loss statement for that period, determined in accordance with GAAP, including Revolver Commitment Fees owed with respect to the unused portion of the Facilities, other fees under the Loan Documents, charges in respect of Financial Letters of Credit and the portion of any obligations under any Capitalized Lease allocable to interest expense, but excluding (i) amortization, expensing or write-off of financing costs or debt discount or expense, (ii) amortization, expensing or write-off of capitalized private equity transaction costs, to the extent such costs are treated as interest under GAAP, (iii) the portion of the upfront costs and expenses for Swap Contracts (to the extent included in interest expense) fairly allocated to such Swap Contracts as expenses for such period, less interest income on Swap Contracts for that period and Swap Contracts payments received, (iv) Securitization Fees and (v) non-cash interest associated with Permitted Convertible Indebtedness. Unless the context indicates otherwise, Consolidated Interest Charges as used herein shall be of the Company and its Restricted Subsidiaries.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” shall mean, for any Person for any period of measurement, the consolidated net income (or net loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP; provided that in computing such amount for the Company and its Restricted Subsidiaries, there shall be excluded, without duplication, (a) all net after-tax extraordinary, nonrecurring or unusual gains, losses, income, expenses, reserves and charges of such Person for such period and (b) any consolidated net income (or loss) allocable to the Unrestricted Subsidiaries of the Company (except to the extent of a distribution from an Unrestricted Subsidiary to the Company or a Restricted Subsidiary). Unless the context indicates otherwise, Consolidated Net Income as used herein shall be of the Company and its Restricted Subsidiaries.

“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of the Company and its Subsidiaries determined in accordance with GAAP, plus redeemable common stock and common stock units shown on the Company’s consolidated balance sheet, plus an amount equal to the principal amount or liquidation preference of issued and outstanding Preferred Stock of the Company and its Subsidiaries.

“Consolidated Priority Indebtedness” means all Priority Indebtedness of the Company and its Restricted Subsidiaries (but not Tax Arrangement Priority Indebtedness) determined on a consolidated basis eliminating intercompany items.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Available Amount” means, as of any date of determination, the sum (without duplication) of:

(a)            the greater of (i) $750,000,000 and (ii) 50% of LTM EBITDA plus

(b)            an amount, not less than zero, equal to 50% of Consolidated Net Income for the period (taken as one accounting period) from (and including) the fiscal quarter ended June 30, 2024, to the end of the fiscal quarter most recently ended in respect of which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b); plus

(c)            the aggregate proceeds (including the aggregate fair market value of any assets or property) received by the Company from the issue or sale of its Equity Interests (other than Disqualified Stock) from and after the Amendment No. 16 Effective Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent such sale to an employee stock ownership plan or other trust is financed by loans from or Guaranteed by the Company or any Subsidiary, unless such loans have been repaid with cash on or prior to the date of determination); plus

(d)            the amount by which Indebtedness of the Company or its Subsidiaries issued from and after the Amendment No. 16 Effective Date is reduced on the Company’s consolidated balance sheet upon the conversion or exchange of such Indebtedness for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash or the fair market value of other property distributed by the Company or any Subsidiary upon such conversion or exchange).

“Customary Permitted Liens” means (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for Taxes, assessments or charges of any Governmental Authority or claims not yet due or (or, if failure to pay prior to delinquency but after the due date does not result in additional amounts being due, which are not yet delinquent) or the payment of which is not, at such time, required by Section 6.04, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, customs and revenue authorities and other Liens (other than any Lien imposed under ERISA) imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds and Liens securing obligations under indemnity agreements for surety bonds) or other Liens in connection with workers’ compensation, unemployment insurance and other types of social security benefits, (d) Liens consisting of any right of offset, or any statutory or consensual banker’s lien, on bank deposits or securities accounts maintained in the ordinary course of business so long as such bank deposits or securities accounts are not established or maintained for the purpose of providing such right of offset or banker’s lien, (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially and adversely with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, (f) building restrictions, zoning laws, entitlements, conservation and environmental restrictions and other similar statutes, law, rules, regulations, ordinances and restrictions, now or at any time hereafter adopted by any Governmental Authority having jurisdiction, (g) Liens in connection with sales of receivables in connection with energy service company projects, (h) licenses, sublicenses, leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, (i) any (A) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (B) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (C) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (B), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease, (j) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods, (k) Liens in favor of United States or Canadian Governmental Authorities on deposit accounts in connection with auctions conducted on behalf of such Governmental Authorities in the ordinary course of business; provided that such Liens apply only to the amounts actually obtained from auctions conducted on behalf of such Governmental Authorities, (l) the reservations, limitations, provisos and conditions expressed in any original grants from the Crown in right of Canada of real or immoveable property, which do not materially impair the use of the affected land for the purpose used or intended to be used by that Person and (m) any security interest for the purposes of Section 12(3) of the PPSA that does not secure payment or performance of an obligation.

“Daily SOFR” means, with respect to any applicable determination date, the rate per annum equal to SOFR published on the second U.S. Government Securities Business Day preceding such date by the Federal Reserve Bank of New York (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If Daily SOFR as so determined above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Insolvency Act 1986 of England and Wales (as amended by the Enterprise Act 2002), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Base Rate Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; (b) when used with respect to Alternative Currency Loans, Daily SOFR Loans or Term SOFR Loans, as applicable, an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Alternative Currency Loan, Daily SOFR Loan or Term SOFR Loan, as applicable, plus 2% per annum; (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum; and (d) when used with respect to any other Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LP” shall mean any limited partnership organized or formed under the laws of the State of Delaware.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto. As of the Amendment No. 16 Effective Date, there are no Designated Borrowers.

“Designated Borrower Notice” has the meaning specified in Section 2.15.

“Designated Borrower Sublimit” means an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $500,000,000. The Designated Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.15.

“Designated Non-Cash Consideration” means, as of any date of measurement, the fair market value (as determined in good faith by the Company) of all non-cash consideration received by the Company and its Restricted Subsidiaries in connection with a Disposition that is so designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Company.

“Disclosed Litigation” means litigation disclosed in the Forms 10-K and 10-Q filed by the Company or the Target with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, prior to the Amendment No. 16 Effective Date.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any disposition effected pursuant to a Division) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” means, on any date, (a) any Person designated by the Company to Bank of America, in its capacity as Arranger, as a “Disqualified Institution” by written notice delivered on or prior to the Amendment No. 16 Effective Date, (b) any other Person that is or becomes a competitor of the Company or any of its Restricted Subsidiaries, which Person has been designated by the Company (specifying such Person by legal name) as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (by posting such notice to the Platform) not less than 2 Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to such date (a “Competitor”) and (c) any Affiliates of any such entities identified under clauses (a) and (b) of this definition that are either (i) clearly identifiable as Affiliates on the basis of such Affiliate’s legal name or (ii) identified in writing by legal name in a written notice to the Administrative Agent and the Lenders (by posting such notice to the Platform) not less than 2 Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to such date; provided that “Disqualified Institutions” shall exclude (x) any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time and (y) any bona fide debt fund or investment vehicle of any Competitor that is engaged in making, purchasing, holding or otherwise investing in commercial loans, fixed-income instruments, bonds and similar extensions of credit in the ordinary course of business with separate fiduciary duties to investors in such fund or vehicle.

“Disqualified Stock” means, with respect to any Person, any Equity Interest that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event:

(a)            matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)            is convertible or exchangeable for Indebtedness or Disqualified Stock, excluding Equity Interests convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary, provided that any such conversion or exchange shall be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable; or

(c)            is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (a), (b) and (c), on or prior to the date that is one year after the latest Maturity Date then in effect (as of the date of the issuance, grant, sale, distribution or other provision of such Equity Interests to holders thereof); provided that any Equity Interest that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Equity Interest upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is one year after the latest Maturity Date (as of the date of the issuance, grant, sale, distribution or other provision of such Equity Interests to holders thereof) shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Equity Interests are not more favorable to the holders of such Equity Interests than the provisions of Section 7.05 or of Section 8.01(k) to the Lenders.

“Division” means (a) the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act and (b) the statutory division of any Delaware LP into two or more Delaware LPs pursuant to Section 17-220 of the Delaware Revised Uniform Limited Partnership Act.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable, using any method of determination it deems appropriate in its reasonable discretion. Any determination by the Administrative Agent or the L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

“Domestic Borrower” means the Company and each Designated Borrower that is a Domestic Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“DQ List” has the meaning specified in Section 10.06(h)(iv).

“ECF Prepayment Percentage” means, for any relevant fiscal year of the Company, commencing with the fiscal year ending September 30, 2027, (a) 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than or equal to 4.0 to 1.0, (b) 25% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 4.0 to 1.0 but greater than or equal to 3.5 to 1.00, and (c) 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.5 to 1.0.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 10.06(h).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (1) any liability under any Environmental Laws, or (2) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization from a governmental agency required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, that, notwithstanding the foregoing, in no event will Permitted Convertible Indebtedness, Permitted Convertible Indebtedness Hedging Agreements or any debt instrument that is convertible or exchangeable into common stock of the Company constitute Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the initiation by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g)  notification of a determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in endangered or critical status within the meaning of Section 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (i) a failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“Escrow Liens” means, with respect to any Indebtedness that is funded into escrow, Liens securing such Indebtedness on all funds and related assets held in the related escrow account (and the proceeds thereof) until such funds are released from escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Company, the excess (if any) of (a) Consolidated EBITDA of the Company and its Restricted Subsidiaries for such fiscal year minus (b) the sum (for such fiscal year, without duplication) of (i) Consolidated Interest Charges actually paid in cash by the Company or any of its Restricted Subsidiaries, (ii) the aggregate amount of scheduled or (other than in respect of Loans) voluntary principal payments (along with any associated premium, make-whole or penalty payments related thereto actually paid in cash)or repayments of Indebtedness made by the Company or any of its Restricted Subsidiaries during such fiscal year, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) Restricted Payments actually made in cash by the Company and its Restricted Subsidiaries during such fiscal year pursuant to any or all of Sections 7.06(a) (limited in such case to the amount of Restricted Payments made in cash to Persons other than the Company or any Subsidiary), 7.06(e), 7.06(f), 7.06(h), 7.06(j) or 7.06(k), and excluding (A) all such Restricted Payments to the extent funded with the proceeds of Indebtedness (other than extensions of credit under the Revolving Credit Facility) and (B) Restricted Payments made pursuant to Section 7.06(f) during such fiscal year in excess of $200,000,000; (iv) Capital Expenditures, excluding all such Capital Expenditures to the extent funded with the proceeds of Indebtedness (other than extensions of credit under the Revolving Credit Facility) ; (v) all taxes actually paid in cash by the Company and its Restricted Subsidiaries, (vi) all other items added to Consolidated Net Income in determining Consolidated EBITDA pursuant to clause (a)(iv) or clause (a)(v) of the definition thereof, to the extent paid in cash during such fiscal year, (vii) payments made in cash on earnout obligations by the Company and its Restricted Subsidiaries during such fiscal year, (viii) the difference (whether positive or negative) of the amount of Working Capital at the end of such fiscal year over the amount thereto at the end of the previous fiscal year, and (ix) all other non-cash items increasing Consolidated EBITDA for such fiscal year.

“Excluded Assets” has the meaning given thereto in the proviso to the definition of Collateral and Guarantee Requirement.

“Excluded Disposition” means (a) any Disposition made in the ordinary course of business of the Company and its Restricted Subsidiaries, (b) any Disposition permitted by any of Sections 7.05(a), (b), (c), (d), (e), (g), (h), (j), (k), (l), (m), (n), (q) or (r) and (c) any Disposition (or series of related Dispositions) not otherwise excluded by the preceding clauses (a) and (b) yielding Net Cash Proceeds of less than the greater of (x) $225,000,000 and (y) 15% of LTM EBITDA.

“Excluded Subsidiary” means (a) any Foreign Holding Company, (b) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (c) any Foreign Subsidiary, (d) any Subsidiary that is prohibited by applicable Law or contract (with respect to any such contractual restriction, only to the extent existing on the Amendment No. 16 Effective Date or the date on which the applicable Person becomes a direct or indirect Subsidiary of the Company (and not created in contemplation of such acquisition)) from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received), (e) any bankruptcy remote special purpose receivables entity or captive insurance company designated by the Company and permitted hereunder, (f) in the case of any obligation under any hedging arrangement that constitutes a “swap” within the meaning of section 1(a)(947) of the Commodity Exchange Act, any Subsidiary of the Company that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act, and (g)  Flint USA and its Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) (except in respect of any payment made by or on behalf of any Borrower organized under Australian law) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA, (e) in the case of a Lender, any withholding Tax that (i) is Australian Withholding Tax in respect of interest paid to an Offshore Associate of the relevant Loan Party, (ii) would not have arisen but for the failure of a representation made by an Arranger or Lender pursuant to Section 3.01(h)(i) or 3.01(h)(iii) to be accurate or true, (iii) is Australian Withholding Tax imposed as a result of there ceasing to be at least two Lenders, or (iv) arises under Subdivision 12-E of Schedule 1 to the Taxation Administration Act 1953 (Cth) as a result of the relevant Lender failing to quote an Australian tax file number or an Australian business number, or failing to provide details of an exemption from the requirement to do so and (f) a deduction which arises because the Commissioner of Taxation of Australia has given a notice under Section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia or Section 255 of the Australian Tax Act requiring the Loan Party to deduct from any payment to be made under the Loan Documents.

“Existing Credit Agreement” has the meaning specified in the Amendment No. 16.

“Facility” means the Term A US Facility, the Term B Facility or the Revolving Credit Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (i) contingent indemnification obligations that are not yet due and (ii) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Performance Letters of Credit (other than any such obligations for which notice has been received by the Administrative Agent that either (x) amounts are currently due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, or unreimbursed drawings are outstanding under Secured Performance Letters of Credit, as applicable, or (y) no arrangements reasonably satisfactory to the applicable Cash Management Bank, Hedge Bank or PLOC Bank have been made)), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent (to the extent the Administrative Agent is a party to such arrangements) and the applicable L/C Issuers shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement, treaty or convention among Governmental Authorities implementing the foregoing and any fiscal or regulatory legislation, official rules or practices adopted pursuant to any such intergovernmental agreement, treaty, or convention.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means (a) the amended and restated arranger fee letter agreement dated April 18, 2024, among the Company, the Administrative Agent, BofA Securities and the other arrangers party thereto, (b) the amended and restated agent fee letter agreement dated April 18, 2024, among the Company, the Administrative Agent and BofA Securities, or either of them and (c) the engagement letter agreement dated February 11, 2026, between the Company and BofA Securities.

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).

“Financial Letter of Credit” means a standby Letter of Credit supporting obligations owing to third parties.

“Financial Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Financial Letter of Credit Sublimit” means an amount equal to $400,000,000. The Financial Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Fixed Amounts” shall have the meaning assigned to such term in Section 1.11(b).

“Flint USA” means Flint USA Inc., a Colorado corporation (or any successor thereto as a result of a change of legal entity form, reincorporation or similar non-substantive transaction).

“Foreign Holding Company” means any Subsidiary all or substantially all of the assets of which are comprised of Equity Interests in one or more Foreign Subsidiaries or CFC Debt.

“Foreign Lender” means, with respect to any Borrower (a) if such Borrower is a U.S. Person, a Lender (i) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a U.S. Person or (ii) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, but subject in all respects to the provisions of Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“GST” means any good and services or similar tax, together with any related interest, penalties, fines or other charge.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be as set forth in Section 1.10. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) each Significant Subsidiary of the Company (other than Excluded Subsidiaries), (b) any other Person that is from time to time party to the Guaranty or any other agreement pursuant to which it guarantees the Obligations or any portion thereof and (c) the Company with respect to (i) obligations owing by any Subsidiary of the Company under any Secured Hedge Agreement, Secured Cash Management Agreement or Secured Performance Letter of Credit, (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations and (iii) Obligations owing by any Borrower other than the Company. Notwithstanding anything herein or in any other Loan Document to the contrary, no Excluded Subsidiary shall constitute a Guarantor and in no event shall any Excluded Subsidiary, AECOM Capital or any of its Subsidiaries be required to be or become Guarantors.

“Guaranty” means that certain Guaranty Agreement dated as of the Closing Date, by the Borrowers and the Guarantors in favor of the Administrative Agent and the Secured Parties, and including as supplemented or joined from time to time by the execution and delivery of supplements and joinders as provided therein or as otherwise reasonably acceptable to the Administrative Agent, and any other document pursuant to which any Person Guarantees any portion of the Obligations.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (a) at the time it enters into a Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender or (b) is a party to a Swap Contract permitted under Article VI or VII on the date it becomes a Lender, in each case in its capacity as a party to such Swap Contract. For the avoidance of doubt, any Person that is a Hedge Bank with respect to a Swap Contract immediately prior to the effectiveness of the Amendment No. 16 on the Amendment No. 16 Effective Date shall continue to be a Hedge Bank with respect to such Swap Contract as of the Amendment No. 16 Effective Date immediately after the effectiveness of the Amendment No. 16.

“Honor Date” has the meaning assigned to such term in Section 2.03(c).

“Impacted Loans” has the meaning assigned to such term in Section 3.03.

“Increase Effective Date” has the meaning assigned to such term in Section 2.16(a).

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common Equity Interests of the Company, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Equivalent Debt” has the meaning assigned thereto in Section 7.02(r).

“Incremental Increase” has the meaning specified in Section 2.16(a).

“Incremental Revolving Facility” has the meaning specified in Section 2.16(a).

“Incremental Term A US Loan” has the meaning assigned to such term in Section 2.16(a).

“Incremental Term B Loan” has the meaning assigned to such term in Section 2.16(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.16(a).

“Incurrence-Based Amounts” shall have the meaning assigned to such term in Section 1.11(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than Performance Contingent Obligations and any Guarantees thereof and contingent obligations under or relating to bank guaranties or surety bonds);

(c)            net obligations of such Person under any Swap Contract if and to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and other than any contingent earn-out obligation or other contingent obligation related to a Permitted Acquisition or an Investment permitted hereunder);

(e)            Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person;

(f)            all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;

(g)            the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); and

(h)            all Guarantees of such Person in respect of any of the foregoing Indebtedness.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Guarantee of Indebtedness shall be determined in accordance with the definition of “Guarantee.” Notwithstanding the foregoing, Indebtedness of the Company and its Restricted Subsidiaries shall not include short-term intercompany payables between or among two or more of the Company and its Restricted Subsidiaries arising from cash management transactions. For the avoidance of doubt, and without limitation of the foregoing, (x) obligations under any Permitted Convertible Indebtedness Hedging Agreements shall not constitute Indebtedness and (y) Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Inside Maturity Indebtedness” means, as of any date of measurement, Indebtedness in the form of an Incremental Term Loan, Incremental Equivalent Debt or Indebtedness incurred pursuant to Section 7.02(n), Section 7.02(r) or Section 7.02(s), in an aggregate principal amount not to exceed, at any time outstanding for all such Indebtedness then utilizing the Inside Maturity Indebtedness exception, the greater of (x) $750,000,000 and (y) 50% of LTM EBITDA.

“Intellectual Property Security Agreement” has the meaning specified in the Security and Pledge Agreement.

“Interest Payment Date” means, (a) as to any Term SOFR Loan or Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan or Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, Daily SOFR Loan, Alternative Currency Daily Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Term SOFR Loan and each Alternative Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternative Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the reference interest rate applicable to the relevant currency), as selected by the Company in its Loan Notice, or such other period that is twelve months or less requested by the Company and consented to by all the Appropriate Lenders; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)            any Interest Period pertaining to a Term SOFR Loan or an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)            no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person by means of any of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment not consisting of a Guarantee at any time outstanding shall be (i) the amount actually invested (whether in cash, Cash Equivalents or in kind), without adjustment for subsequent increases or decreases in the value of such Investment, minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital or repayment of principal received in respect of such Investment that, in each case, is received in cash or Cash Equivalents (or, in the event of an in-kind Investment, in like property). For purposes of covenant compliance, the amount of any Investment consisting of a Guarantee or other contingent liability at any time outstanding shall be determined in accordance with Section 1.10. Without limiting the foregoing, the outstanding amount of any Guarantee or other contingent liability shall be subject to appropriate adjustments for any reduction of such Guarantee or other contingent liability, and the outstanding amount of any Guarantee or other contingent liability that has been terminated shall be zero.

“IRS” means the United States Internal Revenue Service.

“ISAE 3000” means the globally recognized assurance standard for audit and review of non-financial information issued by the International Federation of Accountants (IFAC).

“ISDA CDS Definitions” shall have the meaning assigned to such term in the last paragraph of Section 10.01.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any other Permitted L/C Party) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Venture” means a joint venture, partnership or similar arrangement formed for the purpose of performing a single project or series of related projects, whether in corporate, partnership or other legal form; provided that, in no event shall a Subsidiary be considered a “Joint Venture.”

“KPI Metric” means CO2 Intensity.

“KPI Metrics Auditor” means any auditing or consulting firm designated from time to time by the Company (or any replacement auditor or consulting firm as designated from time to time by the Company in respect thereof); provided, that, any such KPI Metrics Auditor (a) shall be (i) a nationally recognized auditing or consulting firm or (ii) another auditing or consulting firm designated by the Company and identified to the Lenders, so long as Lenders constituting the Required Lenders do not object to such designation pursuant to this clause (a)(ii) within 5 Business Days after notice thereof, and (b) shall apply the ISAE 3000 verification standard or any equivalent globally recognized auditing standard for non-financial information, except for any changes to such standards and/or methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by the Company and notified to the Lenders, so long as Lenders constituting Required Lenders do not object to such changes within 5 Business Days after notice thereof.

“KPI Metrics Report” means an annual report setting forth the calculations for the KPI Metric for a specific fiscal year and audited by the KPI Metrics Auditor; provided that all data and information set forth in such KPI Metrics Report shall also be set forth in the Company’s publicly available annual report on environmental, social and governance issues, beginning with the publicly available annual report covering fiscal year 2024.

“Laws” means, collectively, all international, foreign, Federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means each Revolving Credit Lender’s funding of its participation in any applicable L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or, to the extent applicable, refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (i) Bank of America, (ii) JPMorgan Chase Bank, N.A., (iii) Truist Bank, (iv) BNP Paribas, (v) Credit Agricole Corporate and Investment Bank, (vi) PNC Bank National Association, (vii) HSBC Bank USA, National Association, (viii) any other Revolving Credit Lender that becomes an L/C Issuer in accordance with Section 2.03(m) hereof (in each case under (i) through (viii), for so long as such Person shall have a Letter of Credit Commitment) and (viii) solely with respect to any Amendment No. 16 Existing Letter of Credit issued by a Lender other than the foregoing (i) through (viii), the Lender that issued each such Amendment No. 16 Existing Letter of Credit (only for such Amendment No. 16 Existing Letter of Credit), each in its respective capacity as an issuer of a Letter of Credit hereunder, or any successor issuer of Letters of Credit hereunder, but excluding any Lender that resigns or is removed as an L/C Issuer pursuant to the terms hereof (except to the extent such Person has continuing rights and/or obligations with respect to such Letters of Credit after such resignation or removal). References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Credit Extension, L/C Borrowing or L/C Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers.

“L/C Obligations” means, as at any date of determination with respect to the applicable Facility, the aggregate amount available to be drawn under all outstanding Letters of Credit under such Facility plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings under such Facility. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Election” shall have the meaning assigned to such term in Section 1.11(a).

“LCT Test Date” shall have the meaning assigned to such term in Section 1.11(a).

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lender Party” and “Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender and the L/C Issuers.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means (a) any Financial Letter of Credit or Performance Letter of Credit issued under the Revolving Credit Facility and (b) any Amendment No. 16 Existing Letter of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Commitment” means, as to any L/C Issuer at any time on or after the Amendment No. 16 Effective Date, the amount set forth on Schedule 1.01(d) attached to Amendment No. 16 (as such schedule may be updated from time to time pursuant to Section 2.03 or otherwise, which update shall be provided to the Administrative Agent for incorporation into an updated Schedule 1.01(d)), to be the maximum face amount of Letters of Credit to be issued by such L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Leverage Increase” has the meaning specified in Section 7.11.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including any easement, right-of-way or other encumbrance on title to real property), lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” shall mean any acquisition (including by means of a merger, amalgamation or consolidation) of, or Investment by one or more of the Company and its Restricted Subsidiaries in, any assets, business or person the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing.

“Limited Condition Transaction” means (a) any Limited Condition Acquisition, (b) any redemption, repayment, defeasance, satisfaction and discharge or repurchase of Indebtedness requiring irrevocable advance notice, (c) declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company and (d) any Disposition.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, the Guaranty, each Collateral Document, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement and the Fee Letters.

“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Alternative Currency Term Rate Loans or Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system, as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Loan Parties” means, collectively, the Company, the other Borrowers, each Guarantor and each Designated Borrower.

“LTM EBITDA” means Consolidated EBITDA of the Company measured for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements have been delivered pursuant to Section 6.01, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in Section 1.03(d).

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the legal validity or legal enforceability of the rights or remedies of the agents or the Lenders under the Loan Documents (taken as a whole) or (c) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents (taken as a whole).

“Material Commercial Tort Claim” means any commercial tort claim with respect to which a Loan Party is the plaintiff or a beneficiary and that makes a claim for damages, or other claim for judgment, in an amount greater than or equal to $30,000,000.

“Material Guarantor” means any Guarantor that is itself a Significant Subsidiary by virtue of satisfying the financial test set forth in the definition of Significant Subsidiary individually, without giving effect to the aggregation test set forth in the first proviso of such definition.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, March 10, 2031, (b) with respect to the Term A US Facility, March 10, 2031 and (c) with respect to the Term B Facility, April 19, 2031; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Increase Amount” means, at any time after the Amendment No. 16 Effective Date, the sum of (a) the sum of (i) the greater of (x) $1,500,000,000 and (y) 100% of LTM EBITDA and (ii) the Reallocated General Basket Amount (collectively, the “Cash-Capped Incremental Facility”), plus (b) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as, on a pro forma basis after giving effect to the incurrence of any such Incremental Increase (calculated as if any Revolving Credit Increase and/or the commitments under any Incremental Revolving Facility were fully drawn on the effective date thereof) and/or Incremental Equivalent Debt, (i) except during a Collateral and Guarantee Release Period (at which time, this clause (i) shall not be available) in the case of any Incremental Increase and/or Incremental Equivalent Debt secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Obligations, either (X) the Consolidated First Lien Leverage Ratio is equal to or less than 3.25 to 1.00 or (Y) if the proceeds of such Incremental Increase and/or Incremental Equivalent Debt are being used to finance a Permitted Acquisition or other Investment not prohibited by the Loan Documents, the Consolidated First Lien Leverage Ratio immediately after giving effect to such transaction would not exceed the Consolidated First Lien Leverage Ratio immediately prior to giving effect thereto, or (ii) in the case of any Incremental Increase or Incremental Equivalent Debt that is unsecured or secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Obligations, either (X) the Company shall be in pro forma compliance with the financial covenant contained in Section 7.11 (for the avoidance of doubt, giving effect to any Leverage Increase then in effect) or (Y) if the proceeds of such Incremental Facility and/or Incremental Equivalent Debt are being used to finance a Permitted Acquisition or other Investment not prohibited by the Loan Documents, the Consolidated Leverage Ratio immediately after giving effect to such transaction would not exceed the Consolidated Leverage Ratio immediately prior to giving effect thereto, plus (c) an amount equal to all voluntary prepayments, redemptions, buybacks and repurchases of (A) Term Loans, (B) Incremental Term Loans and Incremental Equivalent Debt, in each case incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility (and not subsequently reallocated to the Ratio-Based Incremental Facility), (C) Revolving Credit Loans, (D) Incremental Revolving Facilities and (E) any other Indebtedness incurred using the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility, in each case, if such Indebtedness consists of revolving debt, to the extent accompanied by a corresponding reduction in the applicable revolving commitments, in the case of this clause (c) to the extent not financed with the proceeds of long term Indebtedness, other than, without duplication, to the extent funded with Revolving Credit Loans, Incremental Revolving Facilities or loans under any other revolving facility or intercompany loans solely by and among the Company and any Subsidiary (the “Prepayment-Based Incremental Facility”); provided that, in the case of Incremental Increases and/or Incremental Equivalent Debt used to finance a Limited Condition Transaction, Section 1.11 shall be applicable; provided, further, that for purposes of any Incremental Increase and any Incremental Equivalent Debt, (A) the Company may select utilization under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and the Prepayment-Based Incremental Facility in its sole discretion and in the absence of such selection, the Company shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent permitted thereby) prior to utilization of the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and the Company shall be deemed to have used the Prepayment-Based Incremental Facility (to the extent permitted thereby) prior to utilization of the Cash-Capped Incremental Facility, (B) Incremental Increases and/or Incremental Equivalent Debt may be incurred under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and/or the Prepayment-Based Incremental Facility, and proceeds from any such incurrence under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and/or the Prepayment-Based Incremental Facility may be utilized in a single transaction by first calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility and (C) with respect to any Indebtedness originally incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility, if at any time subsequent to such incurrence all or any portion of such Indebtedness would be permitted to be incurred under the Ratio-Based Incremental Facility, all or such portion, as applicable, of such Indebtedness shall automatically be reclassified and deemed as of such time to have been incurred under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the remaining availability under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility, as applicable, by the amount of such redesignated Indebtedness).

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“Minority Investment” means an Investment by the Company or any Restricted Subsidiary in the Equity Interests of another Person (other than the Company or any Restricted Subsidiary) whose primary business at such time is the same as that of the Company that results in the direct ownership by the Company or a Restricted Subsidiary of less than 50% (or in the case of the Investment described in Schedule 1.01(a), of up to 50%) of the outstanding Equity Interests of such other Person, irrespective of whether the board of directors (or other governing body) of such Person has approved such Investment; provided that a “Minority Investment” shall not include (a) Investments in Joint Ventures existing on the Amendment No. 16 Effective Date, (b) Investments in any securities received in satisfaction or partial satisfaction from financially troubled account debtors or (c) Investments made or deemed made as a result of the receipt of non-cash consideration in connection with Dispositions otherwise permitted hereunder.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions as to which the Company or any ERISA Affiliate could have any liability (contingent or otherwise).

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)            with respect to any Disposition by the Company or any of its Restricted Subsidiaries received or paid to the account of the Company or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents, any Incremental Equivalent Debt and/or any Permitted Credit Agreement Refinancing Indebtedness), (B) the actual out-of-pocket expenses incurred or payable by the Company or such Restricted Subsidiary to third parties in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds;

(b)            in the case of any Recovery Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation (excluding proceeds constituting business interruption insurance or other similar compensation for loss of revenue) received by the Person whose property was subject to such Recovery Event in respect of such Recovery Event net of (A) fees and expenses incurred by or on behalf of the Company or any Restricted Subsidiary in connection with recovery thereof, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such property that is permitted by the Loan Documents, and (C) any Taxes paid or payable by or on behalf of the Company or any Restricted Subsidiary in respect of the amount so recovered (after application of all credits and other offsets arising from such Recovery Event) and amounts required to be paid to any Person (other than any Loan Party) owning a beneficial interest in the subject property; and

(c)            with respect to the incurrence or issuance of any Indebtedness by the Company or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other actual out-of-pocket expenses, incurred by the Company or such Restricted Subsidiary to third parties in connection therewith.

“New Financing” has the meaning specified in Section 2.05(a)(i).

“Net Short Lender” shall have the meaning assigned to such term in the last paragraph of Section 10.01.

“Non-Consenting Lender” means (a) any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders and (b) any Revolving Credit Lender whose consent is required fails to consent to any Applicant Borrower becoming a Designated Borrower pursuant to Section 2.15 so long as Revolving Credit Lenders constituting Required Revolving Lenders consent to such Designated Borrower.

“Non-Core Asset Dispositions” means the Disposition, or series of Dispositions, by the Company or any of its Restricted Subsidiaries of assets (including stock of Subsidiaries) in or related to the construction management segment of the Company and its Restricted Subsidiaries, in each case to the extent the Company has determined (in its reasonable discretion) that such assets (including stock of Subsidiaries) are non-core to the continuing operations of the Company and its Restricted Subsidiaries, taken as a whole, and none of which Dispositions (individually or in the aggregate) constitutes all or substantially all of the Company’s assets.

“Non-Core Asset Disposition Related Transactions” means those intercompany Investments, intercompany Indebtedness (including Guarantees) and other transactions, in each case to the extent made in connection with, and in furtherance of, any or all of the Non-Core Asset Dispositions, so long as in connection therewith (i) no assets owned by a Loan Party prior thereto are, after giving effect to such transactions, owned by a non-Loan Party Restricted Subsidiary of the Company unless (x) such assets are to be Disposed of in a Non-Core Asset Disposition or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to Sections 7.04(a) or 7.05(d) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01, (ii) no Guarantor prior to such transactions continues to be a Restricted Subsidiary of the Company but ceases to be a Guarantor after giving effect to such transactions unless the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to Sections 7.04(a) or 7.05(d) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01and (iii) no Default or Event of Default is in existence and continuing at the time of, or would result from, the consummation of any Non-Core Asset Disposition Transaction.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Not Otherwise Applied” means, with reference to any calculation of the Cumulative Available Amount after the Amendment No. 16 Effective Date, that such amount is not then being utilized pursuant to Section 7.03(j) and has not been utilized pursuant to Section 7.06(e) after the Amendment No. 16 Effective Date (it being understood that with respect to any Investment made under Section 7.03(j), the amount thereof that has been repaid to the investor in cash as dividends or distributions received in connection with such Investment, or as a repayment of principal or a return of capital (up to the amount of the initial Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, shall be deemed not to be utilized at such time pursuant to such Section 7.03(j)). As of the Amendment No. 16 Effective Date, the entire Cumulative Available Amount is Not Otherwise Applied and, for the avoidance of doubt, no Investment or Restricted Payment made prior to the Amendment No. 16 Effective Date will be taken into account in the calculation hereunder.

“Note” means a Term A US Note, a Term B Note or a Revolving Credit Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement, Secured Hedge Agreement or Secured Performance Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“Offshore Associate” means an Associate, (a) which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or (b) which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and (c) which does not become a Lender in the capacity of a dealer , manager or underwriter in relation to the invitation to become a Lender or a clearing house, custodian, funds manager or responsible entity of a registered scheme nor receive payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, Joint Venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate as to which the Company or any ERISA Affiliate could have any liability (contingent or otherwise) and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Performance Contingent Obligations” means any bid, performance or similar project related bonds, parent company guarantees, bank guaranties or surety bonds or Performance Letters of Credit.

“Performance Letter of Credit” means a standby letter of credit (including Letters of Credit issued hereunder) used directly or indirectly to cover bid, performance, advance and retention obligations, including, without limitation, letters of credit issued in favor of sureties who in connection therewith cover bid, performance, advance and retention obligations.

“Performance Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Permitted Acquisition” means the non-hostile purchase or other acquisition of one or more related businesses so long as:

(a)            the Person to be acquired becomes or is to become, or the assets to be acquired are acquired or to be acquired by, the Company or a Restricted Subsidiary of the Company;

(b)            either (i) in the case of a Limited Condition Transaction as to which an LCT Election has been made, (A) no Event of Default exists as of the LCT Test Date and (B) no Specified Default exists on the date of consummation thereof (either before or after such consummation) or (ii) otherwise, no Event of Default exists either on the date the agreement governing such acquisition is executed or on the date of consummation thereof (either before or after such consummation);

(c)            [reserved];

(d)            after giving effect to such acquisition, the Company is in compliance with the financial covenant contained in Section 7.11 (determined (i) in the case of a Limited Condition Transaction as to which an LCT Election has been made, as of the most recently completed relevant period for which financial statements have been delivered pursuant to Section 6.01 prior to the LCT Test Date after giving pro forma effect to such acquisition, any adjustments to adjusted Consolidated EBITDA made in connection therewith and any Indebtedness (including any Credit Extensions) anticipated by the Company (in good faith) to be incurred in connection therewith or (ii) otherwise, as of the most recently completed relevant period for which financial statements have been delivered pursuant to Section 6.01 prior to the date of consummation thereof after giving pro forma effect to such acquisition, any adjustments to adjusted Consolidated EBITDA made in connection therewith and any Indebtedness (including any Credit Extensions) incurred in connection therewith); and

(e)            the Administrative Agent shall have received a certificate substantially concurrently with or prior to the consummation of such transaction certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (d) above.

“Permitted Bridge Indebtedness” means any customary bridge facility, escrow or similar arrangement of the Company or any Restricted Subsidiary that (a) is issued with the intent to convert such facility into another instrument or product that, if constituting Indebtedness, satisfies all applicable maturity and weighted average life limitations or (b) otherwise provides that if such facility is not converted into the intended conversion product, is automatically (subject to the satisfaction of certain conditions) convertible into Indebtedness that satisfies all applicable maturity and weighted average life limitations.

“Permitted Capital Stock Buybacks” means the acquisition by the Company of shares of the Company’s Equity Interests provided that:

(a)            no Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to such acquisition;

(b)            such acquisition shall not be in violation of Regulations U and X of the FRB; and

(c)            such acquisition shall be permitted by Section 7.06.

“Permitted Convertible Indebtedness” means senior, unsecured convertible or exchangeable debt securities of the Company that are settled upon conversion or exchange by the holders thereof in cash or Equity Interests of the Company or any combination thereof (including convertible securities that require payment of at least the principal thereof in cash upon a conversion or exchange).

“Permitted Convertible Indebtedness Hedging Agreement” means (a) a Swap Contract pursuant to which the Company acquires a call or a capped call option (or substantively equivalent derivative transaction) requiring the counterparty thereto to deliver to the Company Equity Interests of the Company, the cash value of such Equity Interests or a combination thereof from time to time upon exercise of such option and (b) if entered into by the Company in connection with any Swap Contract described in clause (a) above, a Swap Contract pursuant to which the Company issues to the counterparty thereto warrants to acquire Equity Interests of the Company (or a substantively equivalent derivative transaction) in each case, entered into by the Company in connection with, and prior to or concurrently with, the issuance of any Permitted Convertible Indebtedness.

“Permitted Credit Agreement Refinancing Indebtedness” has the meaning assigned to such term in Section 7.02(s).

“Permitted L/C Party” means the Company, any Restricted Subsidiary of the Company and any Joint Venture.

“Permitted Liens” means the Liens permitted by Section 7.01.

“Permitted Refinancing Amendment” means an amendment to this Agreement executed by the Company, the Administrative Agent, and each Permitted Refinancing Lender that agrees to provide any portion of the Permitted Credit Agreement Refinancing Indebtedness being incurred pursuant to Section 2.19, and, in the case of Permitted Refinancing Revolving Credit Commitments or Permitted Refinancing Revolving Loans, each L/C Issuer and the Swing Line Lender.

“Permitted Refinancing Commitments” means the Permitted Refinancing Revolving Credit Commitments and the Permitted Refinancing Term Loan Commitments.

“Permitted Refinancing Lender” means, at any time, any bank, other financial institution or institutional investor that agrees to provide any portion of any Permitted Credit Agreement Refinancing Indebtedness pursuant to a Permitted Refinancing Amendment in accordance with Section 2.19; provided, each Permitted Refinancing Lender shall be subject to the Administrative Agent’s reasonable consent (solely to the extent such consent would be required for an assignment to any such Lender pursuant to Section 10.06) and, in the case of Permitted Refinancing Revolving Credit Commitments or Permitted Refinancing Revolving Loans, each L/C Issuer and the Swing Line Lender, in each case, to the extent any such consent would be required under Section 10.06 for an assignment of Loans or Commitments to such Permitted Refinancing Lender.

“Permitted Refinancing Loans” means the Permitted Refinancing Revolving Loans and the Permitted Refinancing Term Loans.

“Permitted Refinancing Revolving Credit Commitments” means one or more classes of revolving credit commitments hereunder that result from a Permitted Refinancing Amendment.

“Permitted Refinancing Revolving Loans” means the Revolving Credit Loans made pursuant to any Permitted Refinancing Revolving Credit Commitment.

“Permitted Refinancing Term Loan Commitments” means one or more classes of term loan commitments hereunder that result from a Permitted Refinancing Amendment.

“Permitted Refinancing Term Loans” means one or more classes of term loans that result from a Permitted Refinancing Amendment.

“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan, but not including a Multiemployer Plan or Multiple Employer Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“PLOC Bank” means any Person that, (a) at the time it issues a Performance Letter of Credit for the account of any Borrower and/or any (or one or more) Restricted Subsidiary of a Borrower that is permitted to be secured by a Lien on Collateral pursuant to Section 7.01(q), is a Lender or an Affiliate of a Lender or (b) at the time it or its Affiliate becomes a Lender is the issuer of a Performance Letter of Credit for the account of any Borrower and/or any (or one or more) Restricted Subsidiary of a Borrower that is permitted to be secured by a Lien on Collateral pursuant to Section 7.01(q), in each case in its capacity as the issuer of such Performance Letter of Credit. For the avoidance of doubt, any Person that is a PLOC Bank with respect to a Secured Performance Letter of Credit immediately prior to the effectiveness of the Amendment No. 16 on the Amendment No. 16 Effective Date shall continue to be a PLOC Bank with respect to such Secured Performance Letter of Credit as of the Amendment No. 16 Effective Date immediately after the effectiveness of the Amendment No. 16.

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“Preferred Stock” means, as applied to the Equity Interests of any Person, Equity Interests of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prepayment-Based Incremental Facility” shall have the meaning assigned to such term in the definition of the term “Maximum Increase Amount”.

“Pricing Certificate” means a certificate substantially in the form of Exhibit L executed by a Responsible Officer of the Company and attaching (a) true and correct copies of the KPI Metrics Report for the most recently ended fiscal year and setting forth each of the Sustainability Fee Adjustment and the Sustainability Rate Adjustment resulting therefrom and (b) a review report of the KPI Metrics Auditor.

“Pricing Certificate Inaccuracy” has the meaning specified in Section 2.20(d).

“Prime Bank” means a bank determined by ASX Benchmarks Pty Limited (or any other Person which takes over the administration of BBSY for Australian dollars) as being a Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculating BBSY. If ASX Benchmarks Pty Limited or such other person ceases to make such determination, the Prime Banks shall be the Prime Banks last so appoint.

“Priming Debt Transaction” has the meaning specified in Section 10.01(n).

“Priority Debt Basket” has the meaning specified in Section 7.02.

“Priority Debt Lien Basket” has the meaning specified in Section 7.01.

“Priority Indebtedness” means (a) any Indebtedness of the Company secured by any Lien (other than Escrow Liens and/or Liens permitted by any of clauses (a), (b), (c), (d), (e), (f), (g), (h), (j), (k), (l), (m), (n), (o), (q) and (s) of Section 7.01) and (b) any Indebtedness of a Restricted Subsidiary; provided that there shall be excluded from any calculation of Priority Indebtedness the (i) Indebtedness of any Restricted Subsidiary evidenced by (A) a Guarantee of the Indebtedness of the Company owing pursuant to this Agreement and (B) a Guarantee delivered by a Guarantor of other Indebtedness of the Company, (ii) obligations under or in respect of Qualified Securitization Financings or Receivables Facilities to the extent incurred or existing under Section 7.02(f), (iii) obligations (contingent or otherwise) existing or arising under any Swap Contract (for the avoidance of doubt, including any Permitted Convertible Indebtedness Hedging Agreement) and (iv) obligations of the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” shall mean, at any time, the Company, each Domestic Borrower that is not an Excluded Subsidiary, and each Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Securitization Financing” means any Securitization Facility that meets the following conditions: (i) the Company shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries; (ii) all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Company); and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Ratio-Based Incremental Facility” shall have the meaning assigned to such term in the definition of the term “Maximum Increase Amount”.

“Reallocated General Basket Amount” shall mean the aggregate amount of unutilized Indebtedness incurrence capacity under Section 7.02(h) that the Company has elected to reallocate to the Cash-Capped Incremental Facility.

“Reallocated Restricted Payment Amount” shall mean the aggregate amount of unutilized Restricted Payments capacity under Section 7.06(i) and/or Section 7.06(j) that the Company has elected to reallocate to Section 7.02(p) and/or Section 7.03(r).

“Receivables Assets” shall mean (a) any accounts receivable owed to the Company or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement.

“Receivables Facility” shall mean any arrangement between the Company or a Subsidiary and a commercial bank, an asset based lender or other financial institution or an Affiliate thereof pursuant to which (a) the Company or such Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank, asset based lender or other financial institution (or such Affiliate) Receivables Assets and (b) the obligations of the Company or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Company and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuers or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking or condemnation proceeding relating to any asset of the Company or any Restricted Subsidiary.

“Register” has the meaning specified in Section 10.06(c).

“Regulated Bank” means an (i) Approved Commercial Bank that is (a) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (b) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the FRB under 12 CFR part 211, (d) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (c) or (e) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (ii) any Affiliate of a Person set forth in clause (i) above to the extent that (a) all of the Equity Interest of such Affiliate is directly or indirectly owned by either (x) such Person set forth in clause (i) above or (y) a parent entity that also owns, directly or indirectly, all of the Equity Interest of such Person set forth in clause (i) and (b) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Release Indebtedness” means, as of any date of determination in connection with a Collateral and Guarantee Release Event, (a) the Facilities under the Loan Documents (including all Incremental Increases) and (b) all other Indebtedness for borrowed money of the Company or any Guarantor (determined prior to the occurrence of the Collateral and Release Event) that is either secured by a Lien on any Collateral or is Indebtedness for borrowed money of (or Guarantees of Indebtedness for borrowed money of others by) any Guarantor (determined prior to the occurrence of the Collateral and Release Event); provided that this clause (b) shall exclude an aggregate principal amount (for all such Indebtedness for borrowed money) of up to the greater of (i) $750,000,000 and (ii) 50% of LTM EBITDA (the Indebtedness to be excluded under this clause (b) to be determined by the Company in its sole discretion).

“Replacement Assets” means (a) properties and assets (other than cash, Cash Equivalents, any Equity Interests or other security) that will be used in a Similar Business; and (b) Equity Interests of any Person that is engaged in a Similar Business and that will be merged or consolidated with or into the Company or one or more Restricted Subsidiary or that will become one or more Restricted Subsidiaries.

“Replacement Date” has the meaning specified in Section 3.03(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repricing Transaction” means any of the following occurring after the Amendment No. 16 Effective Date: (a) the prepayment or repayment of all or a portion of the Term B Loans with the proceeds of, or any conversion of Term B Loans into, any new or replacement syndicated bank loans (excluding any Revolving Credit Borrowings) with an “effective yield” (taking into account upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, with original issue discount being equated to interest based on an assumed four-year life to maturity, but not including any arrangement, commitment, underwriting, structuring or similar fees or customary consent fees for an amendment paid generally to consenting lenders) less than the “effective yield” applicable to the Term B Loans subject to such transaction (as such comparative yields are reasonably determined by the Administrative Agent in consultation with the Company) or (b) any amendment or modification to this Agreement which reduces the “effective yield” (other than as a result of no longer applying the Default Rate) applicable to all or a portion of the Term B Loans (it being understood that any amount required to be paid with respect to a Repricing Transaction shall apply to any required assignment by a Non-Consenting Lender under the Term B Facility pursuant to Section 10.13); provided that in no event shall any event or transaction described in clause (a) or (b) above that is not (in the good faith determination of the Company) consummated for the primary purpose of lowering the “effective yield” applicable to the Term B Loans, including in the context of a Change of Control or a Transformative Event, constitute a Repricing Transaction.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender which is a Revolving Credit Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the affected L/C Issuer, as the case may be, in making such determination.

“Required Affected Facility Lenders” means, with respect to a particular Facility, the Required Revolving Lenders, the Required Term A US Lenders or the Required Term B Lenders, as applicable.

“Required Revolving Lenders” means, at any time, Revolving Credit Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Credit Lenders. The Total Revolving Credit Exposure of any Defaulting Lender which is a Revolving Credit Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any outstanding Swing Line Loan and any outstanding Unreimbursed Amounts under the Revolving Credit Facility that such Defaulting Lender has failed to fund and that have not otherwise been Cash Collateralized and/or reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the affected L/C Issuer, as the case may be, in making such determination.

“Required Term A US Lenders” means, as of any date of determination, Term A US Lenders having Total Term A US Loan Exposure representing more than 50% of the Total Term A US Loan Exposure of all Term A US Lenders on such date; provided that the portion of the Term A US Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A US Lenders.

“Required Term B Lenders” means, as of any date of determination, Term B Lenders having Total Term B Loan Exposure representing more than 50% of the Total Term B Loan Exposure of all Term B Lenders on such date; provided that the portion of the Term B Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for the purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of all Amendment No. 16 Existing Letters of Credit denominated in currencies other than Dollars, the Amendment No. 16 Effective Date and (v) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

“Revolver Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same currency and, in the case of Alternative Currency Term Rate Loans or Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 attached to Amendment No. 16 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Amendment No. 16 Effective Date, the aggregate Revolving Credit Commitment is $1,500,000,000.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Loans and the aggregate Outstanding Amount of such Lender’s participation in L/C Obligations under the Revolving Credit Facility and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Increase” has the meaning specified in Section 2.16(a).

“Revolving Credit Increase Lender” has the meaning specified in Section 2.16(a).

“Revolving Credit Lender” means, at any time, (a) so long as any Revolving Credit Commitment is in effect, any Lender that has a Revolving Credit Commitment at such time or (b) if the Revolving Credit Commitments have terminated or expired, any Lender that has a Revolving Credit Loan or a participation in L/C Obligations under the Revolving Credit Facility or Swing Line Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Hong Kong Monetary Authority, the Australian government or other relevant sanctions authority with jurisdiction over any Lender, the Company or any of its Subsidiaries.

“SARON” means, with respect to any applicable determination date, the Swiss Average Rate Overnight published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.

“Scheduled Unavailability Date” means the Alternative Currency Scheduled Unavailability Date and/or the SOFR Scheduled Unavailability Date, as the context requires.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between or among any Borrower and/or any (or one or more) Subsidiary of a Borrower and any Cash Management Bank (except to the extent that such Cash Management Agreement expressly provides that it is not a Secured Cash Management Agreement). For the avoidance of doubt, any Secured Cash Management Agreement outstanding immediately prior to the effectiveness of the Amendment No. 16 on the Amendment No. 16 Effective Date shall continue to be a Secured Cash Management Agreement as of the Amendment No. 16 Effective Date immediately after the effectiveness of the Amendment No. 16.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between or among any Borrower and/or any (or one or more) Subsidiary of a Borrower and any Hedge Bank (except to the extent that such Swap Contract expressly provides that it is not a Secured Hedge Agreement). For the avoidance of doubt, any Secured Hedge Agreement outstanding immediately prior to the effectiveness of the Amendment No. 16 on the Amendment No. 16 Effective Date shall continue to be a Secured Hedge Agreement as of the Amendment No. 16 Effective Date immediately after the effectiveness of the Amendment No. 16.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, the PLOC Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Performance Letter of Credit” means any Performance Letter of Credit specifically designated to the Administrative Agent in writing by the Company and the relevant PLOC Bank as a “Secured Performance Letter of Credit” that is permitted to be secured by a Lien on Collateral under the Loan Documents pursuant to Section 7.01(q) that is issued by a PLOC Bank for the account of any Borrower, any (or one or more) Subsidiary or Subsidiaries of a Borrower and/or any (or one or more) Joint Venture or Joint Ventures in which a Borrower or a Subsidiary is a venture partner. For the avoidance of doubt, any Secured Performance Letter of Credit outstanding immediately prior to the effectiveness of the Amendment No. 16 on the Amendment No. 16 Effective Date shall continue to be a Secured Performance Letter of Credit as of the Amendment No. 16 Effective Date immediately after the effectiveness of the Amendment No. 16.

“Securitization Asset” means (i) any accounts receivable, loan receivables, related assets and the proceeds thereof and (ii) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

“Securitization Facility” means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or Receivables Asset or participation interest therein issued or sold in connection with, and other fees, expenses and charges (including commissions, yield, interest expense and fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase or otherwise make payments with respect to Securitization Assets or Receivables Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Restricted Subsidiary of the Company in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings or Receivables Facilities and other activities reasonably related thereto or another Person formed for this purpose.

“Security and Pledge Agreement” means that certain Security and Pledge Agreement dated as of the Closing Date by the Borrowers and the Guarantors to the Administrative Agent for the benefit of the Secured Parties, as supplemented or joined from time to time by the execution and delivery of supplements and joinders as provided therein or as otherwise reasonably acceptable to the Administrative Agent.

“Significant Subsidiary” means any direct or indirect wholly-owned domestic Restricted Subsidiary of the Company (other than an Excluded Subsidiary) that, individually (without consolidation with the Company or any of its other Subsidiaries) has assets with a book value that totals 5% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01(a); provided that if the aggregate book value of all assets of the Company and all Significant Subsidiaries constitutes less than 75% of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01(a), then in such case the Company shall identify additional wholly-owned domestic Restricted Subsidiaries to constitute Significant Subsidiaries such that the foregoing 75% aggregation test is satisfied (or, if such 75% test cannot be satisfied with all wholly-owned domestic Restricted Subsidiaries other than Excluded Subsidiaries, then all wholly-owned domestic Restricted Subsidiaries other than Excluded Subsidiaries of the Company shall become “Significant Subsidiaries”); provided further that in no event shall any Excluded Subsidiary be required to be a Guarantor.

“Similar Business” means (x) those lines of business or activities conducted by the Company and its Restricted Subsidiaries on Amendment No. 16 Effective Date, (y) any business that is a natural outgrowth or reasonable extension, development, expansion of any business or activities conducted by the Company and its Restricted Subsidiaries on the Amendment No. 16 Effective Date or (z) any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Administrator” means, as the case may be, (a) the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator with respect to SOFR at such time that is satisfactory to the Administrative Agent and/or (b) CME (or any successor administrator satisfactory to the Administrative Agent).

“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SOFR Successor Rate” has the meaning set forth in Section 3.03(b).

“Solvent” and “Solvency” mean, on any date of determination, that on such date (a) the amount of the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis as of such date, exceeds, on a consolidated basis, the amount of all liabilities of the Company and its Subsidiaries on a consolidated basis, contingent or otherwise, (b) the present fair saleable value of the property (on a going concern basis) of the Company and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (c) the Company and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and (d) the Company and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, any business or transaction contemplated as of such date for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability at such time.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Acquisition” has the meaning specified in Section 7.11(b).

“Specified Default” shall mean, solely with respect to any Borrower or Guarantor, an Event of Default arising under either or both of Sections 8.01(a) or 8.01(f).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to any “keepwell, support or other agreement”).

“Specified Representations” means the representations and warranties of the Company and the Material Guarantors set forth in Sections 5.01(a), 5.01(b)(ii) (but solely to the extent related to the Loan Documents), 5.02 (other than part (b) or (c) thereof), 5.04, 5.14, 5.18, 5.19, 5.20 and 5.21 (but only to the extent related to the creation, validity and (solely with respect to Liens in assets with respect to which a Lien may be perfected by filing of a UCC financing statement under the Uniform Commercial Code or filing of a security agreement with the United States Copyright Office or the United States Patent and Trademark Office) perfection of Liens) of this Agreement.

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Company or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, and in each case, in excess of $20,000,000 per such transaction (or series of related transactions), or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility without any adjustment to the commitments thereunder), Restricted Payment or other event that by the terms of this Agreement requires a test to be calculated for “pro forma compliance” or on a “pro forma basis” or after giving “pro forma effect.”

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Company or any of its Restricted Subsidiaries which the Company has determined in good faith to be customary in a Securitization Facility or a Receivables Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled (as determined in accordance with GAAP), or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Rate” means the Alternative Currency Successor Rate and/or the SOFR Successor Rate, as the context requires.

“Sustainability Coordinator” means BofA Securities or such other entity appointed to such role in accordance with Section 2.20.

“Sustainability Fee Adjustment” means, with respect to any KPI Metrics Report for any fiscal year, an amount (whether positive, negative or zero), expressed as a percentage, equal to the CO2 Intensity Commitment Fee Adjustment Amount for such fiscal year.

“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.20(a).

“Sustainability Rate Adjustment” with respect to any KPI Metrics Report for any fiscal year, an amount (whether positive, negative or zero), expressed as a percentage, equal to the CO2 Intensity Applicable Rate Adjustment Amount for such fiscal year.

“Sustainability Table” means the Sustainability Table set forth on Schedule 1.01(c).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, Permitted Convertible Indebtedness Hedging Agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $150,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Tax Arrangement” means any tax arrangement or structure among the Company and its Restricted Subsidiaries that:

(a)            is entered into or created pursuant to advice from any of Ernst & Young, KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu, their respective Affiliates or any other nationally recognized tax advisory firm and a copy of such advice is either delivered or made available to the Administrative Agent and the Lenders;

(b)            requires that one or more Restricted Subsidiaries (but not the Company) directly incur Indebtedness;

(c)            is intended to enable the Company and/or its Restricted Subsidiaries to realize tax savings in connection with (i) repatriation of cash at lower tax rates than would be the case absent such tax arrangement or structure or (ii) qualifying for tax credits, tax deductions or other tax incentives greater than the cost of structuring and implementing such tax arrangement or structure, provided that, for the avoidance of doubt, any interest deduction on such Indebtedness shall not be considered as a tax credit, tax deduction or other tax incentive; and

(d)            complies with applicable Laws and regulations.

“Tax Arrangement Priority Indebtedness” means Priority Indebtedness incurred by a Restricted Subsidiary of the Company pursuant to a Tax Arrangement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A US Borrowing” means any borrowing consisting of Term A US Loans made by each of the Term A US Lenders on the Amendment No. 16 Effective Date. On the Amendment No. 16 Effective Date, such borrowing was issued, incurred or otherwise obtained (including by means of the extension or renewal of loans outstanding under the Existing Credit Agreement immediately prior to the Amendment No. 16 Effective Date) in exchange for, and/or to extend, renew, replace, repurchase and/or refinance, in whole or part, as applicable, such existing loans outstanding under the Existing Credit Agreement, as applicable.

“Term A US Commitment” means, as to each Term A US Lender, its obligation to make Term A US Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A US Lender’s name on Schedule 2.01 attached to Amendment No. 16 under the caption “Term A US Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A US Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A US Facility” means (a) on or prior to the Amendment No. 16 Effective Date, the aggregate amount of the unused Term A US Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A US Loans of all Term A US Lenders outstanding at such time. As of the Amendment No. 16 Effective Date, the aggregate principal amount of the Term A US Facility is $950,000,000.

“Term A US Lender” means, at any time, any Lender that has a Term A US Commitment or that holds Term A US Loans at such time.

“Term A US Loan” means an advance made by any Term A US Lender under the Term A US Facility.

“Term A US Loan Increase” has the meaning assigned to such term in Section 2.16(a).

“Term A US Note” means a promissory note made by the Company in favor of a Term A US Lender evidencing Term A US Loans made by such Term A US Lender, substantially in the form of Exhibit C-1.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(b).

“Term B Commitment” means, as to each Term B Lender, its obligation to make Term B Loans to the Company pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 attached to Amendment No. 16 under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B Facility” means, at any time, (a) on or prior to the Amendment No. 16 Effective Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time. As of the Amendment No. 16 Effective Date, the aggregate principal amount of the Term B Facility is $500,000,000.

“Term B Lender” means at any time, (a) on or prior to the Amendment No. 16 Effective Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Amendment No. 16 Effective Date, any Lender that holds Term B Loans at such time.

“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.

“Term B Loan Increase” has the meaning assigned to such term in Section 2.16(a).

“Term B Note” means a promissory note made by the Company in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-3.

“Term Borrowing” means any of a Term A US Borrowing or a Term B Borrowing.

“Term CORRA Rate” has the meaning specified in the definition of Alternative Currency Term Rate.

“Term Facilities” means, at any time, the Term A US Facility and the Term B Facility.

“Term Loan” means a Term A US Loan or a Term B Loan.

“Term Loan Increase” has the meaning assigned to such term in Section 2.16(a).

“Term SOFR” means:

(a)            for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case; and

(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case;

provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed to be zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning set forth in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion).

“Threshold Amount” means the greater of (a) $375,000,000 and (b) 25% of LTM EBITDA.

“Total Credit Exposure” means, as to any Lender at any time, the aggregate amount of the Total Revolving Credit Exposure, Total Term A US Loan Exposure and Total Term B Loan Exposure of such Lender.

“Total Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the unused Revolving Credit Commitments and the Revolving Credit Exposure of such Revolving Credit Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations under the Revolving Credit Facility.

“Total Term A US Loan Exposure” means, as to any Term A US Lender at any time, the unused Term A US Commitments (if any) and the Outstanding Amount of all Term A US Loans of such Term A US Lender at such time.

“Total Term B Loan Exposure” means, as to any Term B Lender at any time, the unused Term B Commitments (if any) and the Outstanding Amount of all Term B Loans of such Term B Lender at such time.

“Transformative Event” means any merger, acquisition, investment, dissolution, liquidation, consolidation or disposition that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide the Company and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such transaction, as reasonably determined by the Company acting in good faith.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Daily SOFR Loan, a Term SOFR Loan or an Alternative Currency Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unreleased Guarantees” means the Guarantee by the Company under the Guaranty or other Loan Documents with respect to (a) obligations owing by any Subsidiary of the Company under any Secured Hedge Agreement, Secured Cash Management Agreement or Secured Performance Letter of Credit, (b) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations and (c) Obligations owing by any Borrower other than the Company.

“Unrestricted Subsidiary” means any Subsidiary designated by the Company as an Unrestricted Subsidiary in accordance with Section 2.14(a) (until such time, if ever, that such Subsidiary is re-designated as a Restricted Subsidiary in accordance with Section 2.14(b)). As of the Amendment No. 16 Effective Date, there are no Unrestricted Subsidiaries.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Working Capital” means current assets less current liabilities, each as determined in accordance with GAAP.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥” mean the lawful currency of Japan.

1.02            Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03            Accounting Terms.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) calculations shall be made without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Accounting Standards Codification.

(b)            Changes in GAAP. If at any time any change in GAAP (including the adoption of International Financial Reporting Standards) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)            Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or Restricted Subsidiaries or to the determination of any amount for the Company and its Subsidiaries or Restricted Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d)            Pro Forma Calculations.

(i)            For purposes of calculating Consolidated EBITDA (including, for the avoidance of doubt, LTM EBITDA), the Consolidated Leverage Ratio and the Consolidated First Lien Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (A) during the period in respect of which such calculations are required to be made or (B) subsequent to such period and prior to or simultaneously with the event for which the calculation of any such ratio is made on a pro forma basis (in the case of this clause (B), solely with respect to determining pro forma compliance for such event, and not for other purposes (including pricing or the applicable percentage for Excess Cash Flow prepayments)) shall be given pro forma effect in calculating such ratios assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used in either of the foregoing attributable to any Specified Transaction) had occurred on the first day of the period in respect of which such calculations are required to be made. If since the beginning of any applicable period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.03(d), then Consolidated EBITDA, the Consolidated Leverage Ratio and the Consolidated First Lien Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.03(d).

(ii)            Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and in a manner reasonably acceptable to the Administrative Agent, subject, in the case of any Permitted Acquisition, to the Administrative Agent’s receipt of (x) the most recent financial statements with respect to the acquired Person or business prepared by such acquired Person or the seller thereof and (y) to the extent available, the most recent audited and interim unaudited financial statements with respect to the acquired Person.

(iii)            For the avoidance of doubt, in the event any transaction is to be taken prior to the delivery of financial statements and a Compliance Certificate for the fiscal quarter ending March 31, 2026 that requires pro forma compliance with the Consolidated Leverage Ratio set forth in Section 7.11, such pro forma compliance will be required to be satisfied assuming that Section 7.11 was required to be satisfied as of the last day of the fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 6.01 as in effect prior to the Amendment No. 16 Effective Date.

1.04            Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05            Exchange Rates; Currency Equivalents.

(a)            The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b)            Wherever in this Agreement in connection with a Revolving Credit Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Credit Borrowing, Alternative Currency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

1.06            Additional Alternative Currencies.

(a)            The Company may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued under the Revolving Credit Facility, in a currency other than Dollars and those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and, in the case of the Revolving Credit Facility, the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and each applicable L/C Issuer.

(b)            Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each applicable L/C Issuer thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Alternative Currency Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)            Any failure by a Revolving Credit Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or such L/C Issuer, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Revolving Credit Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent, the Company and such Revolving Credit Lenders may (without the consent of any other Person) amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent reasonably necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Revolving Credit Borrowings of Alternative Currency Loans. If the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (x) the Administrative Agent, the Borrower and each such approving L/C Issuer may (without the consent of any other Person_ amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent reasonably necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (y) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. Notwithstanding anything to the contrary herein, including in Section 10.01, in order to implement any Alternative Currency approved in accordance with this Section 1.06, the Administrative Agent and the Company may make any technical or operational changes to this Agreement as may be reasonably necessary, in the reasonable judgment of the Administrative Agent, without any further consent from any Lender or L/C Issuer so long as the Administrative Agent, in its sole discretion, determines that such an amendment is merely technical and operational in nature, reasonably necessary for the implementation and administration of the Alternative Currency and does not adversely affect any material interests of the relevant Lenders.

1.07            Change of Currency.

(a)            Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Revolving Credit Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Credit Borrowing, at the end of the then current Interest Period.

(b)            Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)            Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08            Times of Day; Timing of Payment and Performance. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable). When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

1.09            Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10            Guaranteed Amounts. For purposes of this Agreement and the other Loan Documents, the amount of any Guarantee or other contingent liability, to the extent constituting Indebtedness or an Investment shall be (i) determined in accordance with GAAP, in the case of any such Guarantee or other contingent liability related to Indebtedness or other obligations of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) and (ii) deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person or entity in good faith, in the case of any such Guarantee or other contingent liability not described in clause (i) of this paragraph. For the avoidance of doubt, the stated or determinable amount of any undrawn revolving facility shall be zero.

1.11            Limited Condition Transactions and Other Calculations.

(a)            In connection with any action being taken in connection with a Limited Condition Transaction (including any acquisitions, Investments, incurrence of Indebtedness and the use of proceeds thereof, Restricted Payments, Liens or Dispositions in connection therewith), for purposes of:

(i)            determining compliance with any provision of this Agreement which requires the calculation of any leverage ratio or other financial test (including the financial covenant contained in Section 7.11);

(ii)            determining compliance with representations, warranties, or the absence of a Default or Event of Default;

(iii)            testing availability under baskets set forth in this Agreement (including, without limitation, the Cumulative Available Amount and the baskets measured as a percentage of Consolidated Net Worth, total assets or Consolidated EBITDA (including LTM EBITDA)); or

(iv)            otherwise determining other compliance with the Loan Documents;

in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be (i) in the case of a Limited Condition Acquisition, the date of the definitive agreements (or other relevant documentation) for such Limited Condition Acquisition are entered into (or, in the case of a tender document, becomes effective) or solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction, (ii) in the case of any redemption, repayment, defeasance, satisfaction and discharge or repurchase or Indebtedness requiring irrevocable advance notice or any irrevocable offer, the date of such irrevocable advance notice or irrevocable offer, (iii) in the case of any declaration of a distribution or dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value any Equity Interests of, the Company, the date of such declaration, irrevocable advance notice or irrevocable offer and (iv) in the case of any Disposition, the date that the definitive agreement (or other relevant definitive documentation) for such Disposition is entered into (each, an “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and any action to be taken in connection therewith (including any acquisitions, Investments, incurrence of Indebtedness and the use of proceeds thereof, Restricted Payments, Liens or Dispositions) and any related pro forma adjustments as if they had occurred at the beginning of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) ended prior to the LCT Test Date, the Company or its Restricted Subsidiaries could have taken such action on the relevant LCT Test Date in compliance with such test, ratio or basket (and any related requirements and conditions), calculated on a pro forma basis, then such test, ratio or basket (and any related requirements and conditions) shall be deemed to have been complied with; provided that nothing in this Section 1.11 shall limit any requirements with respect to the absence of a Specified Default at the time of consummation thereof (to the extent otherwise expressly required under this Agreement); provided further that that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such test, ratio or basket (and any related requirements and conditions) on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such test, ratio or basket (and any related requirements and conditions), (b) except as contemplated in the foregoing clause (a) and in the immediately preceding proviso, compliance with such test, ratio or basket (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any action taken in connection therewith and (c) Consolidated Interest Charges will be calculated using an assumed interest rate as reasonably determined by the Company.

After the Company has made an LCT Election:

1.	if any of the tests, ratios or baskets (and any related requirements and conditions) for which compliance was determined or tested as of the LCT Test Date are subsequently exceeded as a result of fluctuations in any such test, ratio or basket (and any related requirements and conditions), including due to fluctuations in Consolidated EBITDA (including LTM EBITDA), Consolidated Net Worth or other item or metric of the Company and its Restricted Subsidiaries, at or prior to the consummation of the relevant transaction or action, such tests, baskets or ratios (and any related requirements and conditions) will be deemed not to have been exceeded or failed to have been complied with (and no Default or Event of Default shall be deemed to have occurred due to failure to comply); provided that if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized;

2.	any change to the applicable exchange rate utilized in calculating compliance with any provision of this Agreement, at any time from and after the LCT Test Date to the date of consummation of such Limited Condition Transaction and any action taken in connection therewith will not be taken into account for purposes of determining (x) whether any Indebtedness or Lien that is being incurred in connection with such Limited Condition Transaction and the actions taken in connection therewith is permitted or (y) compliance with any other provision of the Loan Documents;

3.	for purposes of determining whether the bring down of representations and warranties (or specified representations and warranties) in connection with such Limited Condition Transaction and any action taken in connection therewith are true and correct, such condition shall be deemed satisfied so long as such representation and warranties, as applicable, are true and correct in all material respects on the LCT Test Date; and

4.	if the Company has made an LCT Election for any Limited Condition Transaction, then, without limiting clause (b) of the final proviso of the immediately preceding paragraph, in connection with any calculation of any test, ratio or basket availability (other than the definition of “Applicable Rate”) in connection with any action or transaction unrelated to such Limited Condition Transaction on or following the relevant LCT Test Date (and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, arrangement or announcement for such Limited Condition Transaction is terminated or expires without the consummation of such Limited Condition Transaction), any such test, ratio, basket or amount shall be tested by calculating the availability under such test, ratio or basket on a pro forma basis assuming (i) such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any incurrence or discharge of Indebtedness and any associated Lien and the use of proceeds thereof) and (ii) such Limited Condition Transaction and other transactions in connection therewith have not been consummated (including any incurrence or discharge of Indebtedness and any associated Lien and the use of proceeds thereof).

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Event of Default or Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company, be deemed satisfied, so long as no Event of Default or Default, as applicable, exists on the LCT Test Date; provided that nothing in this Section 1.11 shall limit any requirements with respect to the absence of a Specified Default at the time of consummation thereof (to the extent otherwise expressly required under this Agreement). If the Borrower has exercised its option under this Section 1.11 and any Event of Default or Default occurs following the LCT Test Date and prior to the consummation of the applicable transaction, any such Event of Default or Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder, subject to the proviso in the immediately preceding sentence.

(b)            Notwithstanding anything to the contrary in this Agreement, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does not require compliance with a financial ratio or test (including any Consolidated First Lien Leverage Ratio or Consolidated Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does require compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (x) the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such incurrence and (y) the entire transaction (or series of related transactions) shall be calculated on a pro forma basis (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases, redemptions or other retirements of Indebtedness). Notwithstanding anything herein to the contrary, if at any time any applicable ratio or financial test for any category based on an Incurrence-Based Amount permits Indebtedness, Liens, Restricted Payments and Investments, as applicable, previously incurred under a category based on a Fixed Amount, such Indebtedness, Liens, Restricted Payments and Investments, as applicable, shall be deemed to have been automatically reclassified as incurred under such category based on an Incurrence-Based Amount.

1.12            Interest Rates. The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Company or any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any other Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II
the COMMITMENTS and Credit Extensions

2.01            The Loans.

(a)            Term A US Borrowing. On the Amendment No. 16 Effective Date, subject to and in accordance with the terms of the Amendment No. 16, each Term A US Lender made (or extended or renewed, as applicable, with respect to term A loans outstanding under this Agreement immediately prior to the Amendment No. 16 Effective Date, such that such term A loans were extended or renewed as Term A US Loans hereunder) a single loan in Dollars to the Company in an amount equal to such Term A US Lender’s Term A US Commitment. The Term A US Borrowing consists of Term A US Loans made simultaneously by the Term A US Lenders in accordance with their respective Term A US Commitments, pursuant to the terms of the Amendment No. 16. Amounts borrowed under the Term A US Facility on the Amendment No. 16 Effective Date and repaid or prepaid may not be reborrowed. The Term A US Loans made pursuant to the Term A US Borrowings under the Amendment No. 16 shall constitute a single Term A US Facility. Term A US Loans may be Base Rate Loans, Daily SOFR Loans or Term SOFR Loans, as further provided herein.

(b)            Term B Borrowing. On the Amendment No. 16 Effective Date, subject to and in accordance with the terms of the Amendment No. 16, each Term B Lender made (or extended or renewed, as applicable, with respect to term B loans outstanding under this Agreement immediately prior to the Amendment No. 16 Effective Date, such that such term B loans were extended or renewed as Term B Loans hereunder, or a combination thereof) a single loan in Dollars to the Company in an amount equal to such Term B Lender’s Term B Commitment. The Term B Borrowing consists of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments, pursuant to the terms of the Amendment No. 16. Amounts borrowed under the Term B Facility on the Amendment No. 16 Effective Date and repaid or prepaid may not be reborrowed. The Term B Loans made pursuant to the Term B Borrowing under the Amendment No. 16 shall constitute a single Term B Facility. Term B Loans may be Base Rate Loans, Daily SOFR Loans or Term SOFR Loans, as further provided herein.

(c)            The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (iii) the aggregate Outstanding Amount of all Revolving Credit Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit, and (iv) the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations denominated in Hong Kong Dollars or New Zealand Dollars shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans, Daily SOFR Loans, Term SOFR Loans or Alternative Currency Loans, as further provided herein.

(d)            [Reserved.]

(e)            [Reserved.]

2.02            Borrowings, Conversions and Continuations of Loans.

(a)            Each Term A US Borrowing, each Term B Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Alternative Currency Term Rate Loans or Term SOFR Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone, or (ii) a Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans denominated in Dollars to Base Rate Loans, (B) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Alternative Currency Loans, (C) on the requested date of any Borrowing of Base Rate Loans or conversion of Base Rate Loans to Daily SOFR Loans, and (D) on the requested date of any Borrowing of Daily SOFR Loans or conversion of Daily SOFR Loans to Base Rate Loans; provided, however, that if the Company wishes to request Term SOFR Loans or Alternative Currency Term Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Term SOFR Loans, or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Alternative Currency Term Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Term SOFR Loans, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Alternative Currency Term Rate Loans, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Term SOFR Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans or Daily SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (1) whether the Company is requesting a Term A US Borrowing, a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Alternative Currency Term Rate Loans or Term SOFR Loans, (2) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Loans to be borrowed, converted or continued, (4) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (5) if applicable, the duration of the Interest Period with respect thereto, (6) the currency of Loans to be borrowed, and (7) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then (x) if the applicable Term Loans or Revolving Credit Loans are denominated in Dollars, such Loans shall be made as, or converted to, Daily SOFR Loans and (y) if the applicable Revolving Credit Loans are denominated in an Alternative Currency, such Loans shall be made or continued, as applicable, as Alternative Currency Loans in the requested or original currency with, in the case of Alternative Currency Term Rate Loans, an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loan. If the Company requests a Borrowing of, conversion to, or continuation of Alternative Currency Term Rate Loans or Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Term SOFR Loan or a Daily SOFR Loan. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b)            Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of Alternative Currency Term Rate Loans, in each case as described in the preceding subsection. In the case of a Term A US Borrowing, a Term B Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding under the Revolving Credit Facility, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.

(c)            Except as otherwise provided herein, an Alternative Currency Term Rate Loan or a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Loan. During the existence of a Default, no Loans may (x) be requested as or converted to Daily SOFR Loans or (y) requested as, converted to or continued as Alternative Currency Loans or Term SOFR Loans, in each case without the consent of the Required Affected Facility Lenders with respect to such Facility, and the Required Revolving Credit Lenders may demand that any or all of the then outstanding Alternative Currency Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, promptly (in the case of Alternative Currency Daily Rate Loans) or on the last day of the then current Interest Period with respect thereto (in the case of Alternative Currency Term Rate Loans).

(d)            The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Alternative Currency Term Rate Loans or Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)            After giving effect to all Term A US Borrowings, all conversions of Term A US Loans from one Type to the other, and all continuations of Term A US Loans as the same Type, there shall not be more than 5 Interest Periods in effect in respect of the Term A US Facility. After giving effect to all Term B Borrowings, all conversions of Term B Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than 5 Interest Periods in effect in respect of the Term B Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Revolving Credit Facility.

(f)            With respect to any Alternative Currency Daily Rate, Alternative Currency Term Rate, Daily SOFR, SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes (subject to the Company’s consultation rights specified in the definition thereof) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

(g)            Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.

2.03            Letters of Credit.

(a)            The Letter of Credit Commitment. (i)  Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, severally but not jointly, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Amendment No. 16 Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies (it being understood that only L/C Issuers that are Alternative Currency L/C Issuers shall issue Letters of Credit denominated in any Alternative Currency) for the account of any Permitted L/C Party, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued under the Revolving Credit Facility for the account of any Permitted L/C Party and any drawings thereunder; provided that after giving effect to any L/C Credit Extension, (v) the aggregate amount available to be drawn under all Letters of Credit issued by the applicable L/C Issuer issuing such Letter of Credit shall not exceed such L/C Issuer’s Letter of Credit Commitment (provided, that any L/C Issuer may, following a request from the Company each in its sole discretion, issue Letters of Credit in an aggregate available amount in excess of such L/C Issuer’s Letter of Credit Commitment so long as the other conditions thereto are satisfied), it being understood that the Administrative Agent shall not be responsible to the applicable L/C Issuer or Lenders for determining whether this clause (v) is satisfied, (w) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (x) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations for Financial Letters of Credit shall not exceed the Financial Letter of Credit Sublimit and (z) the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations denominated in Hong Kong Dollars or New Zealand Dollars shall not exceed the Alternative Currency Sublimit. Each request by a Permitted L/C Party for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Amendment No. 16 Existing Letters of Credit shall be deemed to have been issued pursuant to the Revolving Credit Facility hereunder, and from and after the Amendment No. 16 Effective Date, as applicable, shall be subject to and governed by the terms and conditions hereof.

(ii)            No L/C Issuer shall issue any Letter of Credit if:

(A)            subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the applicable L/C Issuer and the Required Revolving Lenders have approved such expiry date; or

(B)            the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date or (ii) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit have been Cash Collateralized in an amount not less than the Minimum Collateral Amount not later than 30 days prior to the Letter of Credit Expiration Date.

(iii)            No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Amendment No. 16 Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 16 Effective Date and which such L/C Issuer in good faith deems material to it;

(B)            the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)            except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $250,000;

(D)            except as otherwise agreed by the Administrative Agent and the applicable Alternative Currency L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)            any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)            the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)            No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)            No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)            Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuers shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b)            Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer chosen by the Company to issue such Letter of Credit (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Permitted L/C Party. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) whether such requested Letter of Credit will be a Financial Letter of Credit or a Performance Letter of Credit; (I) the Permitted L/C Party for whom such Letter of Credit is to be issued; and (J) such other matters as such L/C Issuer may require to issue such Letter of Credit. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require to amend such Letter of Credit. Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)            Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Permitted L/C Party or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees severally but not jointly to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)            If the Company or any Permitted L/C Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)            Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)            Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit issued under the Revolving Credit Facility of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date of payment by an L/C Issuer, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency; provided that if the Company receives notice of such payment after 11:00 a.m. on such Honor Date, the Company shall make such payment not later than 1:00 p.m. on the following Business Day. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify such L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to timely reimburse the applicable L/C Issuer on such applicable payment date, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on such applicable payment date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)            Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii)            With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)            Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit issued under the Revolving Credit Facility, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)            Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit issued under the Revolving Credit Facility, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against such L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)            If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)            [Reserved.]

(e)            Repayment of Participations.

(i)            At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)            If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) or (d)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof, on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)            Obligations Absolute. The obligation of the Company to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)            the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary or Joint Venture may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)            any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)            waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by such L/C Issuer which does not in fact materially prejudice the Company;

(v)            honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)            any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii)            any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)            any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(ix)            any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g)            Role of L/C Issuers. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, in each case as determined by a final and non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves (in each case as determined by a final and non-appealable judgment of a court of competent jurisdiction) were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuers may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(h)            Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Amendment No. 16 Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company or any other Permitted L/C Party for, and no L/C Issuer’s rights and remedies against the Company or any other Permitted L/C Party shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)            Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender, in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (a “Performance Letter of Credit Fee”) for each Performance Letter of Credit issued under the Revolving Credit Facility equal to the Applicable Rate for the Performance Letter of Credit Fees times the Dollar Equivalent of the daily amount available to be drawn under such Performance Letter of Credit. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (a “Financial Letter of Credit Fee”, and together with the Performance Letter of Credit Fees, the “Letter of Credit Fees”) for each Financial Letter of Credit equal to the Applicable Rate for the Financial Letter of Credit Fees times the Dollar Equivalent of the daily amount available to be drawn under such Financial Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees owing on Letters of Credit under the Revolving Credit Facility shall accrue at the Default Rate.

(j)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum specified in the Fee Letter, or otherwise agreed with the Company, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of each L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)            Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)            Letters of Credit Issued for Permitted L/C Parties. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, is for the account of, or the applicant therefor is, a Permitted L/C Party other than the Company, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of, or upon the application, of Permitted L/C Parties other than the Company inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Permitted L/C Parties.

(m)            Additional L/C Issuers. In addition to the L/C Issuers listed in the definition thereof, the Company may from time to time, with notice to the Revolving Credit Lenders and the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and the applicable Revolving Credit Lender being so appointed, appoint additional Revolving Credit Lenders to be L/C Issuers. Upon the appointment of a Lender as an L/C Issuer hereunder such Person shall become vested with all of the rights, powers, privileges and duties of an L/C Issuer hereunder. In connection with any such appointment, Schedule 1.01(d) shall be updated, and such update shall be provided to the Administrative Agent, to reflect the Letter of Credit Commitment of such additional L/C Issuer as agreed by such L/C Issuer and the Company; provided that in no event shall any L/C Issuer’s Letter of Credit Commitment be increased without its consent.

(n)            Removal of L/C Issuers. The Company may at any time remove any Lender from its role as an L/C Issuer hereunder upon not less than 30 days prior notice to such L/C Issuer (or such shorter period of time as may be acceptable to such L/C Issuer); provided that such removed L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its removal as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Without limiting the foregoing, upon the removal of a Revolving Credit Lender as an L/C Issuer hereunder, the Company may, or at the request of such removed L/C Issuer the Company shall use commercially reasonable efforts to, arrange for one or more of the other L/C Issuers to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such removed L/C Issuer and outstanding at the time of such removal, or make other arrangements reasonably satisfactory to the removed L/C Issuer to effectively cause another L/C Issuer to assume the obligations of the removed L/C Issuer with respect to any such Letters of Credit. In connection with any such removal, Schedule 1.01(d) shall be updated, and such update shall be provided to the Administrative Agent, to reflect the Letter of Credit Commitments of the L/C Issuers after giving effect to such removal; provided that in no event shall any L/C Issuer’s Letter of Credit Commitment be increased without its consent.

(o)            Reporting of Letter of Credit Information. At any time that any Lender other than the Person serving as the Administrative Agent is an L/C Issuer, then (i) on the last Business Day of each calendar month (or such later date as the Administrative Agent may agree, but in no event later than five Business Days after the last Business Day of each calendar month), (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of part (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(o) shall limit the obligation of the Company or any applicable Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03. In addition, the Company and the relevant L/C Issuer shall notify the Administrative Agent if at any time the Letter of Credit Commitment of any L/C Issuer is changed (whether pursuant to Section 2.03(m) or (n), by agreement between the Company and such L/C Issuer, or otherwise), and such change shall be reflected in a revised Schedule 1.01(d).

2.04            Swing Line Loans.

(a)            The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans in Dollars (each such loan, a “Swing Line Loan”) to a Domestic Borrower from time to time on any Business Day during the Availability Period for the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) such Domestic Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, a Domestic Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)            Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Domestic Borrower.

(c)            Refinancing of Swing Line Loans.

(i)            The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Domestic Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)            If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the applicable Domestic Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of such Domestic Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)            Repayment of Participations.

(i)            At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)            If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall, severally but not jointly, pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender. The Domestic Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05          Prepayments.

(a)            Optional.

(i)            Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay the Term Loans or Revolving Credit Loans made to such Borrower, in whole or in part, except as provided in Section 2.05(a)(iii) with respect to Term B Loans, without premium or penalty; provided that (A) such notice shall be substantially in the form of Exhibit K or such other form as may be reasonably acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company and be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Term SOFR Loans, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, and (3) on the date of prepayment of Base Rate Loans or Daily SOFR Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (C) any prepayment of Alternative Currency Loans shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (D) any prepayment of Base Rate Loans or Daily SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Facility with respect to which Loans are being prepaid, the principal repayment installments to which such prepayment is to be applied and the Type(s) of Loans to be prepaid and, if Alternative Currency Term Rate Loans or Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of an Alternative Currency Term Rate Loan or a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as the Company may direct (and, in the absence of any such direction, ratably to the Term A US Facility and the Term B Facility and on a pro rata basis across the remaining quarterly principal installments thereof). Subject to Section 2.18, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. Notwithstanding the foregoing, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a new debt or equity financing that would result in the repayment of all Obligations in connection therewith, the termination of the Loans and Commitments under this Agreement and the release or termination of all Liens securing the Obligations hereunder (a “New Financing”), such notice of prepayment may be revoked or delayed if such New Financing is not consummated on the date specified in such notice; provided that Section 3.05 shall apply to any such revocation or delay.

(ii)            The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)            In the event that, on or prior to the date that is six months after the Amendment No. 16 Effective Date, a Repricing Transaction occurs, the Company shall pay to the Administrative Agent (A) in the case of a Repricing Transaction described in clause (a) of the definition thereof, for the ratable account of each of the Term B Lenders a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid or repaid and (B) in the case of a Repricing Transaction described in clause (b) of the definition thereof, for the ratable account of each of the Term B Lenders (including any Non-Consenting Lenders under the Term B Facility with respect to the amendment), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(b)            Mandatory.

(i)             Following the end of each fiscal year of the Company, commencing with the fiscal year ending September 30, 2027, the Company shall prepay Term B Loans in an aggregate amount equal to (A) the applicable ECF Prepayment Percentage of Excess Cash Flow for such fiscal year less (B) the aggregate principal amount (along with any associated premium, make-whole or penalty payments actually paid in cash) of Term Loans, Incremental Term Loans and (to the extent accompanied by a permanent reduction of the Aggregate Revolving Credit Commitments in the same amount) Revolving Loans prepaid pursuant to Section 2.05(a)(i) or, solely with respect to prepayments made with Net Cash Proceeds resulting from Non-Core Asset Dispositions, pursuant to Section 2.05(b)(ii), in each case during such fiscal year or, without duplication, after the end of such fiscal year but prior to the date on which the prepayment described in this clause (i) is required less (C) the aggregate amount of cash payments actually made for Permitted Acquisitions and permitted Investments (including Investments in Joint Ventures and Minority Investments, but excluding Investments in cash and Cash Equivalents) by the Company and its Restricted Subsidiaries during such fiscal year or, without duplication, after the end of such fiscal year but prior to the date on which the prepayment described in this clause (i) is required (but excluding all Permitted Acquisitions and permitted Investments to the extent funded with the proceeds of Indebtedness (other than extensions of credit under the Revolving Credit Facility)) less (D) the aggregate amount of cash payments actually made pursuant to a binding contract in connection with a permitted Disposition up to the amount that is required to be paid so that, including and giving effect to such cash payment, the value of the assets being Disposed equal the liabilities being assumed by the purchaser of such assets and/or liabilities (as determined by the Company in good faith) (but excluding all such cash payments to the extent funded with the proceeds of Indebtedness (other than extensions of credit under the Revolving Credit Facility)), with such prepayments pursuant to this clause (i) to be applied as set forth in clause (v) below.  Each prepayment pursuant to this clause (i) shall be made no later than the date that is five Business Days after the date on which financial statements are required to be delivered pursuant to Section 6.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated.

(ii)            If the Company or any of its Restricted Subsidiaries Disposes of any property after the Amendment No. 16 Effective Date (other than any Excluded Disposition) which, in any such case, results in the realization by such Person of Net Cash Proceeds, the Company shall prepay an aggregate principal amount of Term Loans equal to (1) if the Consolidated Leverage Ratio is greater than or equal to 4.0 to 1.0 on a pro forma basis immediately after giving effect to the Disposition of such property (and all other applicable pro forma adjustments, including any incurrence and/or repayment of Indebtedness in connection therewith), 50%, (2) if the Consolidated Leverage Ratio is less than 4.0 to 1.0 and greater or equal to 3.5 to 1.0 on a pro forma basis immediately after giving effect to the Disposition of such property (and all other applicable pro forma adjustments, including any incurrence and/or repayment of Indebtedness in connection therewith), 25% and (3) if the Consolidated Leverage Ratio is less than 3.5 to 1.0 on a pro forma basis immediately after giving effect to the Disposition of such property (and all other applicable pro forma adjustments, including any incurrence and/or repayment of Indebtedness in connection therewith), 0%, in each case, of the Net Cash Proceeds received therefrom in excess of the greater of (x) $300,000,000 and (y) 20% of LTM EBITDA in the aggregate for the Net Cash Proceeds received from all such Dispositions during the immediately preceding twelve month period immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clause (v) below); provided that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(ii), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as (A) within 365 days after receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), (B) if a definitive agreement to so reinvest has been executed within such 365-day period, then such reinvestment shall have been consummated within 180 days after such 365-day period (in each case, as certified by the Company in writing to the Administrative Agent), and (C) in the case of Dispositions by AECOM Capital or any Restricted Subsidiary of AECOM Capital, within two years after receipt of such Net Cash Proceeds such reinvestment shall have been consummated; and provided further, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.05(b)(ii).

(iii)            Upon the occurrence of a Recovery Event with respect to the Company or any of its Restricted Subsidiaries after the Amendment No. 16 Effective Date which, in any such case, results in the realization by such Person of Net Cash Proceeds, the Company shall prepay an aggregate principal amount of Term Loans equal to (1) if the Consolidated Leverage Ratio is greater than or equal to 4.0 to 1.0 on a pro forma basis immediately after giving effect to such Recovery Event (and all other applicable pro forma adjustments in accordance with the terms hereof, including any incurrence and/or repayment of Indebtedness), 50%, (2) if the Consolidated Leverage Ratio is less than 4.0 to 1.0 and greater than or equal to 3.5 to 1.0 on a pro forma basis immediately after giving effect to such Recovery Event (and all other applicable pro forma adjustments in accordance with the terms hereof, including any incurrence and/or repayment of Indebtedness in connection therewith),25% and (3) if the Consolidated Leverage Ratio is less than 3.50 to 1.0 on a pro forma basis immediately after giving effect to such Recovery Event (and all other applicable pro forma adjustments in accordance with the terms hereof, including any incurrence and/or repayment of Indebtedness in connection therewith), 0%, in each case, of the Net Cash Proceeds received therefrom in excess of the greater of (x) $300,000,000 and (y) 20% of LTM EBITDA in the aggregate for the Net Cash Proceeds received from all such Recovery Events during the immediately preceding twelve month period immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clause (v) below); provided that, with respect to any Net Cash Proceeds realized under a Recovery Event described in this Section 2.05(b)(iii), at the election of the Company (as notified by the Company to the Administrative Agent within 45 days following the date of such Recovery Event), and so long as no Event of Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in the replacement or restoration of any properties or assets in respect of which such Net Cash Proceeds were paid or operating assets so long as (A) within 365 days after receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), (B) if a definitive agreement (including, without limitation, a construction agreement) to so reinvest has been executed within such 365-day period, then such reinvestment shall have been consummated within 180 days after such 365-day period (in each case, as certified by the Company in writing to the Administrative Agent), and (C) in the case of Recovery Events with respect to AECOM Capital or any Restricted Subsidiary of AECOM Capital, within two years after receipt of such Net Cash Proceeds such reinvestment shall have been consummated; and provided further, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.05(b)(iii).

(iv)            Upon the incurrence or issuance after the Amendment No. 16 Effective Date by the Company or any of its Restricted Subsidiaries of (A) any Permitted Credit Agreement Refinancing Indebtedness the Company shall prepay an aggregate principal amount of Loans (and/or replace unused Revolving Credit Commitments) equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary (such prepayments to be applied as set forth in clause (ix) below) or (B) any other Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02 (other than Section 7.02(s)), the Company shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary (such prepayments to be applied as set forth in clause (v) below).

(v)            Each prepayment of Term B Loans pursuant to Section 2.05(b)(i) shall be applied to Loans under the Term B Facility (and, to the extent provided in the definitive documentation thereto, to any Incremental Term Loans, Incremental Equivalent Debt or Permitted Credit Agreement Refinancing Indebtedness, ratably (or less than ratably, but in no event greater than ratably)) and to the principal repayment installments thereof in direct order of maturity. Each prepayment of Loans pursuant to Section 2.05(b)(ii), (iii) or (iv)(B) shall be applied ratably to Loans under the Term A US Facility and the Term B Facility (and, to the extent provided in the definitive documentation thereto, to any Incremental Term Loans, Incremental Equivalent Debt or Permitted Credit Agreement Refinancing Indebtedness, ratably (or less than ratably, but in no event greater than ratably)) and to the principal repayment installments thereof in direct order of maturity. Subject to Section 2.18, any such prepayments shall be paid to the Lenders under the applicable Facility in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(vi)            If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Outstandings (that are not Cash Collateralized by the Company or another Borrower) at such time exceed an amount equal to 105% of the Aggregate Revolving Credit Commitments then in effect, then, within five Business Days after receipt of such notice, the Company shall prepay Revolving Credit Loans and/or Swing Line Loans and/or the Company shall Cash Collateralize the L/C Obligations under the Revolving Credit Facility in an aggregate amount sufficient to reduce the Total Revolving Credit Outstandings (that are not Cash Collateralized by the Company or another Borrower) as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Credit Commitments then in effect; provided, however, that, subject to the provisions of Section 2.17(a), the Company shall not be required to Cash Collateralize the L/C Obligations under the Revolving Credit Facility pursuant to this Section 2.05(b)(vi) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(vii)           If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Hong Kong Dollars or New Zealand Dollars at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within five Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(viii)          Except as otherwise provided in Section 2.18, prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations in full. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the applicable L/C Issuer or the Revolving Credit Lenders, as applicable.

(ix)            Notwithstanding the foregoing, in the case of prepayments made pursuant to Section 2.05(b)(iv) in respect of any Permitted Credit Agreement Refinancing Indebtedness, such prepayment shall be applied solely to those applicable Term Loans or Revolving Credit Loans (or unused Revolving Credit Commitments) with respect to which such Permitted Credit Agreement Refinancing Indebtedness is being incurred.

(x)            Notwithstanding anything to the contrary contained in Section 2.05(b)(i), (ii) or (iii), to the extent attributable to a Disposition or Recovery Event by a Restricted Subsidiary that is a Foreign Subsidiary, or arising from Excess Cash Flow attributable to a Foreign Subsidiary, no prepayment (or a portion thereof) required under Section 2.05(b)(i), (ii) or (iii) shall be made if such prepayment (or portion thereof), at the time it is required to be made, is subject to material permissibility restrictions under applicable Law (including by reason of financial assistance, corporate benefit, restrictions on upstreaming or transfer of cash intra group and the fiduciary and statutory duties of the directors of relevant Restricted Subsidiaries), provided that the Company and its Restricted Subsidiaries shall make commercially reasonable efforts with respect to such Laws to make such prepayment (or portion thereof) in accordance therewith (it being understood that such efforts shall not require (x) any expenditure in excess of a nominal amount of funds or (y) modifications to the organizational or tax structure of the Company and its Restricted Subsidiaries to permit such prepayment (or portion thereof)). Notwithstanding anything to the contrary contained in this Section 2.05, to the extent a Restricted Payment or other distribution to the Company is required (notwithstanding the Loan Parties’ commercially reasonable efforts to make such mandatory prepayment without making such Restricted Payment or other payment) in connection with such prepayment (or portion thereof), no prepayment (or a portion thereof) required under this Section 2.05 shall be made if either of the Company or any Restricted Subsidiary determines in good faith that it would incur a liability in respect of Taxes (including any withholding tax) in connection with making such Restricted Payment or other distribution which the Company, in its reasonable judgment, deems to be material. Notwithstanding anything in the preceding two sentences to the contrary, in the event the limitations or restrictions described therein cease to apply to any prepayment (or portion thereof) required under Section 2.05(b), the Company shall make such prepayment in an amount equal to the lesser of (1) the amount of such prepayment previously required to have been made without having given effect to such limitations or restrictions and (2) the amount of cash and Cash Equivalents on hand at such time, in each case, less the amount by which the Net Cash Proceeds resulting from the applicable Disposition were previously used for the permanent repayment of Indebtedness (including any reductions in commitments related thereto).

(xi)            In the event of the incurrence of an Incremental Revolving Facility and/or Permitted Refinancing Revolving Credit Commitments, each such revolving facility will be treated in the same manner as the Revolving Credit Facility in this Section 2.05(b) (or, if agreed by the lenders providing such Incremental Revolving Facility and/or Permitted Refinancing Revolving Credit Commitments, less favorably than the Revolving Facility).

2.06            Termination or Reduction of Commitments.

(a)            Optional. The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Financial Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Revolving Credit Facility, the Financial Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Financial Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations with respect to Financial Letters of Credit not fully Cash Collateralized hereunder would exceed the Financial Letter of Credit Sublimit, (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit, and (iv) if, after giving effect to any reduction or termination of the Aggregate Revolving Credit Commitments, the Alternative Currency Sublimit, the Financial Letter of Credit Sublimit, the Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction provided in this Section. The amount of any such reduction shall not be applied to the Alternative Currency Sublimit, the Financial Letter of Credit Sublimit or the Designated Borrower Sublimit unless otherwise specified by the Company. Any reduction of any Commitments hereunder shall be applied to the applicable Commitment of each applicable Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of any applicable Facility or Commitments shall be paid on the effective date of such termination. To the extent practicable, each partial reduction in the Financial Letter of Credit Sublimit shall be allocated ratably among the L/C Issuers in accordance with their respective Letter of Credit Commitments with respect to Financial Letters of Credit (or as otherwise agreed among the Company and the L/C Issuers). Notwithstanding the foregoing, if any such notice of complete termination indicates that such termination is to be funded with the proceeds of a New Financing, such notice of complete termination may be revoked or delayed if such New Financing is not consummated on the date specified in such notice.

(b)            Mandatory. The unused Term B Commitments not drawn under the Term B Borrowings on the Amendment No. 16 Effective Date shall automatically be reduced to $0.

2.07          Repayment of Loans.

(a)            Term A US Loans. The Company shall repay to the Term A US Lenders the aggregate principal amount of Term A US Loans then outstanding in full on the Maturity Date for the Term A US Facility (and for the avoidance of doubt, there will be no scheduled amortization of the Term A US Facility prior to the Maturity Date for the Term A US Facility).

(b)            [Reserved.]

(c)            [Reserved.]

(d)            Term B Loans. The Company shall repay to the Term B Lenders the aggregate principal amount of Term B Loans in quarterly principal installments equal to 0.25% of the initial aggregate principal amount of the Term B Loans actually made on the Amendment No. 16 Effective Date (which principal amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05, and shall be subject to adjustment for any applicable Incremental Increase of the Term B Facility), on the last Business Day of each March, June, September and December (commencing on the last Business Day of June 2026); provided, however, that the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

(e)            Revolving Credit Loans. Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all the Revolving Credit Loans made to such Borrower outstanding on such date.

(f)            Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08          Interest.

(a)            Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate for the Revolving Credit Facility; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate for the Revolving Credit Facility; (v) each Daily SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily SOFR plus the Applicable Rate for such Facility; and (vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b)            (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Term A US Lenders (in the case of the Term A US Facility), the Required Term B Lenders (in the case of the Term B Facility) and/or the Required Revolving Lenders (in the case of the Revolving Credit Facility), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)            For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.09          Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a)            Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Revolver Commitment Fee”) in Dollars equal to the Applicable Rate with respect to the “Revolver Commitment Fee” (as specified in the definition of “Applicable Rate”) times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations under the Revolving Credit Facility, subject to adjustment as provided in Section 2.18. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Credit Commitments for purposes of determining the Revolver Commitment Fee. The Revolver Commitment Fee shall accrue at all times during the Availability Period for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Amendment No. 16 Effective Date, and on the last day of the Availability Period for the Revolving Credit Facility. The Revolver Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)            Other Fees. The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10          Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)            All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Alternative Currency Loans shall be made on the basis of a year as set forth on Schedule 2.10 for such Alternative Currency and actual days elapsed. All other computations of fees and interest, including those with respect to Term SOFR Loans and Daily SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)            If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11          Evidence of Debt.

(a)            The Credit Extensions made by each Lender and each L/C Issuer shall be evidenced by one or more accounts or records maintained by such Lender or L/C Issuer and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or L/C Issuer shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders and/or the L/C Issuers to or for the account of the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)            In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12          Payments Generally; Administrative Agent’s Clawback.

(a)            General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)            (i)  Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Alternative Currency Loans or Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans or Daily SOFR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or such L/C Issuer, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by or on behalf of the applicable Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13            Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the applicable Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)             if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution and amounts paid in connection with or after giving effect to the third-to-last paragraph of Section 10.01), (B) the application of Cash Collateral provided for in Section 2.17, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company not expressly permitted by the terms of this Agreement (including Section 10.06(g)) (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers and Loan Parties rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrowers and Loan Parties in the amount of such participation.

2.14          Designation of Unrestricted and Restricted Subsidiaries.

(a)            At any time after the Amendment No. 16 Effective Date and upon written notice to the Administrative Agent, the Company may designate any Restricted Subsidiary of the Company (along with all Subsidiaries of such Restricted Subsidiary) as an “Unrestricted Subsidiary”; provided that (i) both before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Company and its Restricted Subsidiaries shall be in pro forma compliance with the financial covenant in Section 7.11 as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01, (iii) once designated as an Unrestricted Subsidiary, the Company may re-designate such Subsidiary as a “Restricted Subsidiary” pursuant to Section 2.14(b), but, thereafter, the Company shall not re-designate such Subsidiary as an “Unrestricted Subsidiary” pursuant to this Section 2.14(a) (iv) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary (A) if it is a “Restricted Subsidiary” for the purpose of the indenture governing the 2033 Notes or any other Indebtedness of the Company or any other Loan Party in a stated principal amount in excess of the Threshold Amount or (B) unless each of its direct and indirect Subsidiaries is also designated an Unrestricted Subsidiary pursuant to this Section 2.14(a) and (v) the Company and its Restricted Subsidiaries shall not transfer any intellectual property that is material to the continued operations of the Company and its Restricted Subsidiaries, taken as a whole, to any Unrestricted Subsidiary or allow any Restricted Subsidiary that owns any such intellectual property to be designated as an Unrestricted Subsidiary (without regard to whether the Company or any Restricted Subsidiary has the right to continue to utilize any such intellectual property after such transfer). The designation of any Subsidiary as an Unrestricted Subsidiary after the Amendment No. 16 Effective Date shall constitute an Investment by the Company or a Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the Company’s or its Restricted Subsidiary’s (as applicable) investment therein and such Investment must at such time be permitted under Section 7.03(j).

(b)            At any time after the Amendment No. 16 Effective Date and upon written notice to the Administrative Agent, the Company may re-designate any Unrestricted Subsidiary as a “Restricted Subsidiary”; provided that (i) no Subsidiary holding or owning Equity Interests in such re-designated Restricted Subsidiary shall be an Unrestricted Subsidiary (unless also being re-designated at such time), (ii) both before and after giving effect to such designation, no Event of Default shall have occurred and be continuing and (iii) after giving effect to such designation, the Company and its Restricted Subsidiaries shall be in pro forma compliance with each of the covenants in Section 7.11 as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01. The re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such re-designated Restricted Subsidiary existing at such time and (ii) a return on any Investment by the Company or other applicable Restricted Subsidiary in such re-designated Restricted Subsidiary in an amount equal to the fair market value at the date of such designation of the Company’s or its Restricted Subsidiary’s (as applicable) Investment in such re-designated Restricted Subsidiary.

(c)            Any designation of a Subsidiary as an Unrestricted Subsidiary or a Restricted Subsidiary shall be deemed a representation and warranty by the Company that each of the requirements in Section 2.14(a) or Section 2.14(b), as applicable, are satisfied in all respects.

2.15          Designated Borrowers.

(a)            As of the Amendment No. 16 Effective Date there are no Subsidiaries of the Company that are Designated Borrowers.

(b)            The Company may at any time after the Amendment No. 16 Effective Date, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Restricted Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Revolving Credit Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Revolving Credit Facility, the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Revolving Lenders in their sole discretion (or as may be reasonably required by any Revolving Credit Lender to allow it to comply with the Act and/or the Beneficial Ownership Regulation with respect to such Applicant Borrower), and Notes signed by such new Borrowers to the extent any Revolving Credit Lenders so require. Any Applicant Borrower that is located in a jurisdiction that is not an Approved Jurisdiction must be approved as a Designated Borrower by the Administrative Agent and all of the Revolving Credit Lenders.  If an Applicant Borrower is located in an Approved Jurisdiction or if the Administrative Agent and all of the Revolving Credit Lenders in the exercise of their reasonable discretion agree that an Applicant Borrower not located in an Approved Jurisdiction may be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a “Designated Borrower Notice”) to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

(c)            The Company shall be liable for all Obligations of the Designated Borrowers (irrespective of whether such Designated Borrowers are Domestic Subsidiaries or Foreign Subsidiaries) pursuant to the Guaranty. The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary and not a Foreign Holding Company shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Holding Companies or Foreign Subsidiaries shall be several in nature.

(d)            Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(e)            The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

(f)            In the event a Restricted Subsidiary that is a Foreign Subsidiary is to be appointed as a Designated Borrower (whether from an Approved Jurisdiction or another jurisdiction approved by all Revolving Credit Lenders) and at such time the Administrative Agent (in consultation with the Company) reasonably believes that this Agreement requires amendments directly arising from the jurisdiction of formation of such proposed Designated Borrower that are operational, regulatory or similarly administrative in nature (and will not, in the reasonable judgment of the Administrative Agent be adverse to any material interests of the Lenders), this Agreement may be amended by an amendment executed by the Administrative Agent and the Borrower (and no other Person, including any Lender) to effectuate such provisions, and such amendment will be promptly provided to the Lenders. This Section 2.15(f) shall supersede any provisions in Section 10.01 to the contrary.

2.16          Increase in Commitments.

(a)            Request for Increase. The Company may, from time to time after the Amendment No. 16 Effective Date, request by notice to the Administrative Agent (i) an increase in the Revolving Credit Facility (each, a “Revolving Credit Increase”), (ii) an increase in the Term A US Facility (each, a “Term A US Loan Increase”), (iii) an increase in the Term B Loan Facility (each, a “Term B Loan Increase”; each Term A US Loan Increase and Term B Loan Increase, collectively, referred to as the “Term Loan Increases”), (iv) one or more term A loan tranches to be made available to the Company or (to the extent and on conditions (including, as applicable, satisfaction of KYC requirements) agreed by the Lenders providing such term A loan tranche) a wholly-owned direct or indirect Restricted Subsidiary of the Company (each, an “Incremental Term A US Loan”), (v) one or more term B loan tranches to be made available to the Company or (to the extent and on conditions (including, as applicable, satisfaction of KYC requirements) agreed by the Lenders providing such term B loan tranche) a wholly-owned direct or indirect Restricted Subsidiary of the Company (each, an “Incremental Term B Loan”; each Incremental Term A US Loan and Incremental Term B Loan, collectively, referred to as the “Incremental Term Loans”) or (vi) one or more revolving credit tranches (but in no event shall there be more than two revolving credit facilities under this Agreement outstanding at any one time) to be made available to the Company (and any Designated Borrower designated with respect thereto in accordance with Section 2.15, and subject to conditions set forth in such section with respect to the designation of a Restricted Subsidiary as a Designated Borrower) (each, an “Incremental Revolving Facility”; each Incremental Revolving Facility, each Incremental Term Loan, each Revolving Credit Increase and each Term Loan Increase, collectively, referred to as the “Incremental Increases”); provided that (i) the principal amount for all such Incremental Increases, together with the aggregate principal amount of all Incremental Equivalent Debt incurred pursuant to Section 7.02(r), shall not exceed the Maximum Increase Amount; (ii) any such request for an Incremental Increase shall be in a minimum amount of $50,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section); (iii) no Revolving Credit Increase shall (A) increase the Letter of Credit Commitment of any L/C Issuer without the consent of such L/C Issuer, (B) increase the Financial Letter of Credit Sublimit without the consent of each L/C Issuer, (C) increase the Swing Line Sublimit without the consent of the Swing Line Lender, (D) increase the Designated Borrower Sublimit without the consent of the Required Revolving Lenders, or (E) increase the Alternative Currency Sublimit without the consent of the Required Revolving Lenders; (iv) no (A) Incremental Term A US Loan shall mature earlier than the Maturity Date for, or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of, the Term A US Facility (or, if later and/or longer and required by the terms of such facility, any then-outstanding Incremental Term A US Loan) or (B) Incremental Term B Loan shall mature earlier than the Maturity Date for, or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of, the Term B Facility (or, if later and/or longer and required by the terms of such facility, any prior Incremental Term B Loan); provided that, at the option of the Company, this clause (iv) shall not apply to any Permitted Bridge Indebtedness or any Inside Maturity Indebtedness; (v) each Incremental Term Loan shall (A) rank pari passu or junior in right of payment, prepayment, voting and/or security with the Term Loans (or, with respect to security, be unsecured), including sharing in mandatory prepayments under Section 2.05(b) pro rata with the Term Loans (unless agreed to be paid after the Term Loans (or not be paid at all) by the Lenders providing such Incremental Term Loan; provided that for the avoidance of doubt, Section 2.05(b)(i) or any other mandatory prepayment may be excluded, at the agreement of the Lenders providing such Incremental Term Loan, from application to such Incremental Term Loan), and any Incremental Term Loans that are junior in right of payment and/or security shall be subject to an Acceptable Intercreditor Agreement (or other similar documentation) that includes customary prepayment, standstill and other provisions reasonably acceptable to the Administrative Agent and the Company, and shall only share in applicable mandatory prepayments on a junior basis to any Term Loans or Incremental Term Loans that are senior in right of payment and/or security to such Incremental Term Loans, and (B) shall have an Applicable Rate or pricing grid as determined by the Lenders providing such Incremental Term Loans and the Company; provided that, if the Applicable Rate in respect of any Incremental Term B Loan secured by Liens on the Collateral on a pari passu basis the with the Term B Facility issued or incurred after the Amendment No. 16 Effective Date and on or prior to the date that is six months after the Amendment No. 16 Effective Date exceeds the Applicable Rate then in effect for the Term B Facility by more than 0.50% for each Type of Loan, then the Applicable Rate for the Term B Facility shall be increased so that the Applicable Rate in respect of the Term B Facility for each Type of Term B Loan is equal to the Applicable Rate for the Incremental Term B Loan for each Type of such Incremental Term B Loan minus 0.50%; provided, further, solely for the purposes of this Section 2.16(a)(v), in determining the Applicable Rate(s) applicable to each Incremental Term B Loan and the Applicable Rate(s) for the Term B Facility, (1) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Company to the Lenders under such Incremental Term B Loan or the Term B Facility in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity), (2) the effects of any and all Term SOFR floors shall be included and (3) customary arrangement or commitment fees payable to the Arrangers (or their respective affiliates) in connection with the Term B Facility or to one or more arrangers (or their affiliates) of any Incremental Term B Loan shall be excluded; (vi) except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Term A US Facility (in the case of an Incremental Term A US Loan) or Term B Facility (in the case of an Incremental Term B Loan), shall be reasonably satisfactory to the Administrative Agent (it being understood for the avoidance of doubt that, any Incremental Term Loan may add “most favored nation” pricing protection with respect to future Incremental Term Loans, any mandatory prepayments, which shall be shared no more than ratably with the Term Loans (other than an “excess cash flow” mandatory prepayment (which shall be shared no more than ratably with the Term B Loans)), maturity and weighted-average life limitations for other Incremental Term Loans and other customary provisions, as agreed by the Company and the Lenders providing such Incremental Term Loan); (vii) each Incremental Revolving Facility shall (A) rank pari passu or junior in right of payment, prepayment, voting and/or security with the Revolving Credit Facility (or, with respect to security, be unsecured), including being subject to the same mandatory prepayments under Section 2.05(b) (unless otherwise agreed by the lenders providing such Incremental Revolving Facility, but not subject to any additional mandatory prepayments not applicable to the Revolving Credit Facility), (B) shall have an Applicable Rate or pricing grid as determined by the Lenders providing such Incremental Revolving Facility and the Company, (C) have a maturity date no earlier than the Maturity Date for the Revolving Credit Facility (or, if later and required by the terms of such facility, any then-outstanding Incremental Revolving Facility), and (D) shall have no mandatory amortization or mandatory commitment reductions prior to final maturity and (viii) each Incremental Increase shall constitute Obligations hereunder and, except as provided above with respect to any Incremental Term Loan or Incremental Revolving Facility that is junior in right of payment, prepayment voting and/or security (or unsecured), shall be secured and guaranteed pursuant to the Guaranty and the Collateral Documents on a pari passu basis with the other Obligations hereunder (and not otherwise Guaranteed or secured), including giving effect to any Collateral and Guarantee Release Event.

(b)            Process for Increase. Incremental Increases may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.16 and otherwise on terms reasonably acceptable to the Company and the Administrative Agent, or by any Additional Lender pursuant to a customary joinder agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each proposed Additional Lender providing such Incremental Increase to the extent the Administrative Agent would be required to consent to an assignment to such Additional Lender pursuant to Section 10.06(b)(ii) (in the case of Incremental Term Loans or an Incremental Revolving Facility, as if such facility were an increase to an existing Facility of the same nature) and (ii) in the case of any Revolving Credit Increase, each L/C Issuer under the Revolving Credit Facility (but only to the extent of an increase in either the Letter of Credit Commitment of such L/C Issuer or the Financial Letter of Credit Sublimit) and the Swing Line Lender shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each such Lender or proposed Additional Lender providing such Revolving Credit Increase if such consent by the L/C Issuers or the Swing Line Lender, as the case may be, would be required under Section 10.06(b) for an assignment of Revolving Credit Loans or Revolving Credit Commitments to such Lender or proposed Additional Lender; provided further that the Company shall not be required to offer or accept commitments from existing Lenders for any Incremental Increase. No Lender shall have any obligation to increase its Revolving Credit Commitment, its Commitment or Loans under the Term A US Facility or its Commitment or Loans under the Term B Facility, or participate in any Incremental Term Loan or Incremental Revolving Facility, as the case may be (and any existing Lender that fails to respond to any request for an increase or an incremental loan within the requested time shall be deemed to have declined to provide any such increase or incremental loan), and no consent of any Lender, other than the Lenders agreeing to provide any portion of an Incremental Increase, shall be required to effectuate such Incremental Increase.

(c)            Effective Date and Allocations. The Administrative Agent and the Company shall determine the effective date of any Incremental Increase (the “Increase Effective Date”). The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such Incremental Increase and the Increase Effective Date.

(d)            Conditions to Effectiveness of Increase.

(i)            As a condition precedent to each Incremental Increase, each Borrower shall deliver to the Administrative Agent a certificate of such Borrower and, if reasonably determined by the Administrative Agent to be necessary or desirable under applicable Law with respect to the Guaranty of a Guarantor, of each such Guarantor, dated as of the Increase Effective Date, signed by a Responsible Officer of such Borrower or Guarantor and (i) certifying and attaching the resolutions or the designation of authority, as applicable, adopted by such Borrower or Guarantor approving or consenting to such Incremental Increase (which, with respect to any such Loan Party, may, if applicable and certified to still be in force, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Amendment No. 16 Effective Date or delivered to the Administrative Agent and the Lender in connection with any transaction prior to the date of such Incremental Increase) and (ii) certifying that (A) the representations and warranties contained in Article V and the other Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Increase Effective Date (or instead, in the case of an LCT Election, as of the LCT Test Date, subject to any additional representations and warranties, if any, required by the lenders providing the Incremental Increase as of the Increase Effective Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01; and (B) no Default or Event of Default shall exist and be continuing immediately before or after the Increase Effective Date (or instead, in the case of an LCT Election, as of the LCT Test Date, and in which case no Specified Default shall exist and be continuing immediately before or after the Increase Effective Date).

(ii)            To the extent that any Incremental Increase shall take the form of an Incremental Term Loan or Incremental Revolving Facility, this Agreement shall be amended in connection with the effectuation of such Incremental Term Loan or Incremental Revolving Facility (without the need to obtain the consent of any Lender or any L/C Issuer other than the Lenders providing such Incremental Term Loans or Incremental Revolving Facility), in form and substance reasonably satisfactory to the Administrative Agent and the Company, to include such terms as are customary for a term loan commitment or an additional revolving credit facility, including mandatory prepayments, assignments and voting provisions, and, to the extent applicable, to treat any Restricted Subsidiary to be the borrower under an Incremental Term Loan as a “Borrower” for such purposes under this Agreement (but, except in the case of an Incremental Revolving Facility (as provided above with respect to Designated Borrowers), not a “Designated Borrower” unless such Restricted Subsidiary has separately satisfied the conditions therefor in Section 2.15); provided that the covenants, defaults and similar non-economic provisions applicable to any Incremental Term Loan and/or Incremental Revolving Facility, taken as a whole, (x) shall be no more restrictive than the corresponding terms set forth in the then existing Loan Documents without the express written consent of the Administrative Agent, except to the extent necessary to provide for additional or different covenants or other terms applicable only during the period after the latest Maturity Date of each other then existing Facility and (y) shall not contravene any of the terms of the then existing Loan Documents; provided further that for the avoidance of doubt, provisions related to Incremental Equivalent Debt, to the extent affected by such Incremental Increase (including provisions related to maturity and weighted average life to maturity), may be amended pursuant to such amendment.

(iii)            Each Revolving Credit Increase shall have the same terms as the outstanding Revolving Credit Loans and be part of the existing revolving credit facilities hereunder. Upon each Revolving Credit Increase (x) each Lender having a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Credit Increase (each, a “Revolving Credit Increase Lender”) in respect of such increase, and each such Revolving Credit Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit under the Revolving Credit Facility and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in such Letters of Credit and (ii) participations hereunder in Swing Line Loans, will, in each case, equal each Revolving Credit Lender’s Applicable Revolving Credit Percentage (after giving effect to such increase in the Revolving Credit Facility) and (y) if, on the date of such increase there are any Revolving Credit Loans outstanding, the Lenders shall make such payments among themselves as the Administrative Agent may reasonably request to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from such Revolving Credit Increase, and the Company shall pay to the applicable Lenders any amounts required to be paid pursuant to Section 3.05 in connection with such payments among the Lenders as if such payments were effected by prepayments of Revolving Credit Loans.

(iv)            Each Term A US Loan Increase shall be part of the existing Term A US Loan Facility and each Term B Loan Increase shall be part of the existing Term B Facility, as applicable, and in each case shall have the same terms (except for upfront fees, other fees, interest periods and original issue discount) as the outstanding Term A US Loans or Term B Loans, as applicable; provided that, as of the Increase Effective Date with respect to any Term Loan Increase, the amortization schedule set forth in Section 2.07(a) or (d), as applicable, shall be amended to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the applicable additional Term Loans being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.

(v)            In order to give effect to any Incremental Increase, the Administrative Agent, the Company and the Lenders providing such Incremental Increase shall, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.16 and each of the parties hereto hereby consents to the transactions contemplated by this Section 2.16.

(e)            Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.17            Cash Collateral.

(a)            Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(a)(iii), or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or such L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18 (a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that (A) the Outstanding Amount of all L/C Obligations with respect to Financial Letters of Credit at such time exceeds 105% of the Financial Letter of Credit Sublimit then in effect or (B) the Outstanding Amount of all L/C Obligations with respect to Financial Letters of Credit and Performance Letters of Credit issued under the Revolving Credit Facility at such time exceeds 105% of the Revolving Credit Facility then in effect, then, in each case, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations with respect to Financial Letters of Credit exceeds the Financial Letter of Credit Sublimit or the amount by which the Outstanding Amount of all L/C Obligations with respect to Financial Letters of Credit and Performance Letters of Credit issued under the Revolving Credit Facility exceeds the Revolving Credit Facility, as applicable.

(b)            Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest (subject to Permitted Liens in favor of the depository institutions in which such Cash Collateral is held) in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)            Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18          Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term A US Lenders” and/or “Required Term B Lenders”, as applicable.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if such Defaulting Lender is a Revolving Credit Lender, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Credit Lender, Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, in the case of a Defaulting Lender under any Facility, to the payment of any amounts owing to the other Lenders under such Facility (in the case of the Revolving Credit Facility, including the L/C Issuers or Swing Line Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Lender under such Facility (in the case of the Revolving Credit Facility, including the L/C Issuers or Swing Line Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender under the applicable Facility until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any Revolver Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender that is a Revolving Credit Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C)            With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)            Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders which are Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) no Default shall have occurred and be continuing at the time such Lender becomes a Defaulting Lender and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)            Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b)            Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)            New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii)  no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.19          Permitted Refinancing Amendment.

(a)            Permitted Refinancing Amendment. At any time after the Amendment No. 16 Effective Date, the Company may obtain, from any Lender or any Permitted Refinancing Lender, Permitted Credit Agreement Refinancing Indebtedness permitted by Section 7.02(s) in respect of all or any portion of the Loans or Commitments then outstanding under this Agreement, in the form of Permitted Refinancing Loans or Permitted Refinancing Commitments, in each case pursuant to a Permitted Refinancing Amendment; provided, notwithstanding anything to the contrary in this Section 2.19 or otherwise, (i) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Permitted Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Permitted Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (iii) below)) of Loans with respect to Permitted Refinancing Revolving Credit Commitments after the date of obtaining any Permitted Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all Revolving Credit Commitments outstanding at such time, (ii) all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments, (iii) assignments and participations of Permitted Refinancing Revolving Credit Commitments and Permitted Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans and (iv) the Permitted Refinancing Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis), or, for the avoidance of doubt, on the same basis as the Term Loans being refinanced thereby, in any mandatory prepayments of Term Loans hereunder as specified in the applicable Permitted Refinancing Amendment, and voluntary prepayments of Term Loans may be allocated at the Company’s discretion as among any Permitted Refinancing Term Loans and Term Loans in any manner whatsoever (except to the extent otherwise provided in the applicable Permitted Refinancing Amendment).

(b)            Terms, Etc. The terms, provisions and documentation of any Permitted Refinancing Loans and Permitted Refinancing Commitments shall be subject to the limitations set forth in the definition of “Permitted Credit Agreement Refinancing Indebtedness”.

(c)            Minimum Amounts. Each issuance of Permitted Credit Agreement Refinancing Indebtedness under Section 2.19(a) shall be in an aggregate principal amount that is not less than $10,000,000, and an integral multiple of $1,000,000 in excess thereof.

(d)            Conditions Precedent. The effectiveness of any Permitted Refinancing Amendment shall be subject to the conditions required by the Lenders providing the Permitted Credit Agreement Refinancing Indebtedness pursuant to such Permitted Refinancing Amendment.

(e)            Effectiveness. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Permitted Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Refinancing Amendment, this Agreement shall be amended as set forth in such Permitted Refinancing Amendment.

(f)            Necessary Amendments. Any Permitted Refinancing Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.19 (including any amendments necessary to treat the Loans and Commitments subject thereto as Permitted Refinancing Loans and/or Permitted Refinancing Commitments) and each of the parties hereto hereby consents to the transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of interest, fees or premium in respect of any Permitted Credit Agreement Refinancing Indebtedness on such terms as may be set forth in the relevant Permitted Refinancing Amendment in accordance with this Section 2.19).

(g)            Collateral and Guarantee Release Period. Notwithstanding anything to the contrary contained herein, any Permitted Credit Agreement Refinancing Indebtedness incurred, assumed or existing during a Collateral and Guarantee Release Period shall be subject to the Priority Debt Lien Basket and the Priority Debt Basket as provided in Sections 7.01 and 7.02.

(h)            Conflicting Provisions. This Section 2.19 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.20          Sustainability Adjustments

(a)            Following the date on which the Company provides a Pricing Certificate in respect of the most recently ended fiscal year, (i) the Applicable Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Pricing Certificate in the manner and at the times described in this Section 2.20, and (ii) the Revolver Commitment Fee shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Fee Adjustment as set forth in such Pricing Certificate in the manner and at the times described in this Section 2.20. For purposes of the foregoing, (A) each of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment shall be effective as of the fifth Business Day following receipt by the Administrative Agent of a Pricing Certificate delivered pursuant to Section 6.02(f) based upon the KPI Metrics set forth in such Pricing Certificate and the calculations of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment calculations, as applicable, therein (such day, the “Sustainability Pricing Adjustment Date”) and (B) each change in the Applicable Rate and the Revolver Commitment Fee resulting from a Pricing Certificate and the Sustainability Rate Adjustment and Sustainability Fee Adjustment related thereto shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate for the immediately following period, the last day such Pricing Certificate for such following period could have been delivered pursuant to the terms of Section 6.02(f)).

(b)            For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any fiscal year. It is further understood and agreed that the Applicable Rate will never be reduced or increased by more than 0.025% and the Revolver Commitment Fee will never be reduced or increased by more than 0.005%, in each case pursuant to the Sustainability Rate Adjustment or the Sustainability Fee Adjustment, as applicable, during any fiscal year. For the avoidance of doubt, any adjustment to the Applicable Rate or Revolver Commitment Fee by reason of meeting one or several KPI Metrics in any year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.

(c)            It is hereby understood and agreed that if no such Pricing Certificate is delivered by the Company within the period set forth in Section 6.02(f), the Sustainability Rate Adjustment will be positive 0.025% and the Sustainability Fee Adjustment will be positive 0.005% commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 6.02(f) and continuing until the Company delivers a Pricing Certificate to the Administrative Agent.

(d)            If (i)(A) the Company or any Lender becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and, in the case of any Lender, such Lender delivers, not later than 10 Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender and the Company), or (B) the Company and the Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate and the Revolver Commitment Fee for any period, the Company shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), but in any event within 10 Business Days after the Company has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. If the Company becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate and the Revolver Commitment Fee for any period, then, upon receipt by the Administrative Agent of notice from the Company of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate and the Revolver Commitment Fee shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable. Notwithstanding the foregoing or anything to the contrary herein, any information in a Pricing Certificate shall be deemed to be not materially inaccurate (and no Pricing Certificate Inaccuracy shall be deemed to have occurred in respect thereof), and any calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics shall be deemed proper, and in each case shall not implicate this Section 2.20(d), if such information or calculation was made by the Company in good faith based on information reasonably available to the Company at the time that such calculation was made.

(e)            It is understood and agreed that any Pricing Certificate Inaccuracy (and any consequences thereof) shall not constitute a Default or Event of Default; provided, that, the Company complies with the terms of this Section 2.20(e) with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), (i) any additional amounts required to be paid pursuant the immediate preceding paragraph shall not be due and payable until the date that is ten (10) Business Days after a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (ii) any nonpayment of such additional amounts prior to or upon the date that is ten (10) Business Days after such written demand for payment by the Administrative Agent shall not constitute a Default (whether retroactively or otherwise) and (iii) none of such additional amounts shall be deemed overdue prior to such date that is ten (10) Business Days after such written demand or shall accrue interest at the Default Rate prior to such date that is ten (10) Business Days after such written demand.

(f)            Each party hereto hereby agrees that neither the Administrative Agent nor any sustainability coordinator shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any Sustainability Fee Adjustment or any Sustainability Rate Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry)

(g)            To the extent any event occurs (which would include, without limitation, a material disposition or material acquisition) which, in the opinion of the Company and the Sustainability Coordinator, acting reasonably, means that one or more of the KPI Metrics is no longer appropriate, then the Company and the Sustainability Coordinator will report to the Lenders that such KPI Metric will no longer apply. In such a scenario, the Company will then cease to refer to the applicable KPI Metrics in the Pricing Certificate for such period.

(h)            To the extent the Sustainability Coordinator ceases to be a Lender, the Company will use commercially reasonable efforts to seek to appoint another Person that is a Lender to fulfill the role of Sustainability Coordinator.

(i)             For the avoidance of doubt and notwithstanding anything to the contrary set forth in this Agreement, the Pricing Certificate delivered by the Company on December 18, 2025 for the fiscal year ended September 30, 2025 (reflecting a Sustainability Fee Adjustment of negative 0.005% and a Sustainability Rate Adjustment of negative 0.025%) shall continue to apply on and after the Amendment No. 16 Effective Date until the provisions of this Section 2.20 are applicable and the terms of Section 2.20 of this Agreement (prior to giving effect to Amendment No. 16) shall continue to apply in lieu of this Section 2.20 with respect to the fiscal year of the Company ended September 30, 2025 until such time as Pricing Certificate is required to be delivered by the Company for the fiscal year ended September 30, 2026.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01          Taxes.

(a)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or any Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)            If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the applicable Loan Party shall pay such additional amounts as are necessary so that after any such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)            If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the applicable Loan Party shall pay such additional amounts as are necessary so that after any such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)            Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Tax Indemnifications.

(i)            Each of the Loan Parties shall, and does hereby, jointly and severally (other than any Loan Party that is a Foreign Holding Company or Foreign Subsidiary, whose indemnity under this Section 3.01(c) shall be several and not joint), indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally (other than any Loan Party that is a Foreign Holding Company or Foreign Subsidiary, whose indemnity under this Section 3.01(c) shall be several and not joint), indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)            Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Company shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)            Evidence of Payments. Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by the Company or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.

(e)            Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a jurisdiction pursuant to such applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to withholding or backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirement for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E or W-8BEN, as applicable, or any successor form, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or W-8BEN, as applicable, or any successor form, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed originals of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E or W-8BEN, as applicable, or any successor form; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-ECI, IRS Form W-8BEN-E or W-8BEN, as applicable, or any successor form, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

For the avoidance of doubt, with respect to any Lender that is disregarded as separate from its owner for U.S. federal income tax purposes, any reference to Lender or Foreign Lender in this Section 3.01(e)(ii) shall be deemed to include such Lender’s or Foreign Lender’s, as applicable, regarded owner for U.S. federal income tax purposes.

(iii)            Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)            Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)            Australian GST. Except where the context suggests otherwise, terms used in this paragraph (g) have the meaning given to those terms by the A New Tax System (Goods and Services Tax) Act 1999 (Cth) (as amended from time to time). All payments (including the provision of any non-monetary consideration) to be made by a Loan Party under or in connection with any Loan Document (other than under this paragraph (g)) are exclusive of GST.

(i)            If all or part of that payment is the consideration for a taxable supply made by a Recipient for GST purposes then, when the Loan Party makes the payment:

(A)            it must pay to the Recipient an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (as at the date of this Agreement, 10%) (a “GST Amount”);

(B)            the GST Amount is to be paid at the same time as the other consideration is to be first provided for that taxable supply; and

(C)            as a precondition to the payment of the GST Amount under this paragraph (g), the Recipient will provide to the Loan Party a tax invoice complying with the relevant law.

(ii)            Where the amount of GST charged on a taxable supply made under or in connection with a Loan Document differs from the amount shown on the tax invoice issued by the Recipient, the Recipient will issue a credit note or debit note (as applicable) and the parties will make such payment between them as necessary to reflect the adjustment to the amount of GST charged.

(iii)           Where under any Loan Document a Loan Party is required to reimburse or indemnify for an amount, that Loan Party will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit to which the relevant Recipient is entitled to claim in respect of that amount.

(h)            Public Offer.

(i)            Each Arranger represents and warrants to the Borrowers as follows:

(A)            On behalf of the Borrowers, it made on or before the 30th day after the date of the commitment letter for the Commitment under this Agreement invitations to become a Lender under this Agreement:

(1)            to at least ten parties, each of whom, as at the date the relevant invitation is made, the Arranger’s relevant officers involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of section 128F(3A)(a)(i) of the Australian Tax Act, and each of whom has been disclosed to the Borrowers; or

(2)            in an electronic form that is used by financial markets for dealing in debentures (as defined in section 128F(9) of the Australian Tax Act) or debt interests (as defined in sections 974-15 and 974-20 of the Australian Tax Act).

(B)            At least ten of the parties to whom the Arrangers have made or will make invitations referred to in clause (h)(i)(A) above are not, as at the date the invitations are made, to the knowledge of the relevant officers of the Arrangers involved in this Transaction, Associates of any of the others of those ten offerees or the Arrangers.

(C)            It has not made and will not make offers or invitations referred to in clause (h)(i)(A) above to parties whom its relevant officers involved in the transaction on a day to day basis are aware are Offshore Associates of the relevant Borrowers.

(ii)            Each Borrower confirms that none of the potential offerees whose names were disclosed to it by the Arrangers the date of this Agreement were known or suspected by it to be an Offshore Associate of that Borrower or an Associate of any such offeree.

(iii)            Each Lender represents and warrants to each Borrower that, if it received an invitation under clause (i)(A)(1) above, at the time it received the invitation it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

(iv)            Each Arranger and each Lender will provide to the Borrowers when reasonably requested by the Borrowers any factual information in its possession or which it is reasonably able to provide to assist the Borrowers to demonstrate (based upon tax advice received by the Borrowers) that section 128F of the Australian Tax Act has been satisfied where to do so will not in the Arranger’s or Lender’s reasonable opinion breach any law or regulation or any duty of confidence.

(v)            If, for any reason, the requirements of section 128F of the Australian Tax Act have not been satisfied in relation to interest payable on Loans (except to an Offshore Associate of a Borrower), then on request by an Arranger, Administrative Agent or a Borrower, each party shall co-operate and take steps reasonably requested with a view to satisfying those requirements:

(A)            where a Lender breached clause (i) or (iii) above, at the cost of that Lender; or

(B)            in all other cases, at the cost of the Borrowers.

(i)            Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02            Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to an Applicable Reference Rate, or to determine or charge interest rates based upon an Applicable Reference Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or continue Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or continue Term SOFR Loans or Daily SOFR Loans or to convert Base Rate Loans to Term SOFR Loans or Daily SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, then the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans, Daily SOFR Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans or Daily SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case, immediately, or, in the case of Alternative Currency Term Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Alternative Currency Term Rate Loans or Term SOFR Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03            Inability to Determine Rates.

(a)            Generally. If in connection with any request for a Term SOFR Loan, a Daily SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or Daily SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Applicable Reference Rate for the Applicable Currency has been determined in accordance with Section 3.03(b) or Section 3.03(c) and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date, has occurred with respect to such Applicable Reference Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Applicable Reference Rate for the Applicable Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan, Daily SOFR Loan or Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Affected Facility Lenders with respect to a Facility determine that, for any reason, the Applicable Reference Rate with respect to a proposed Loan denominated in an Applicable Currency for any requested Interest Period or determination date(s) under such Facility does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each applicable Lender.

Thereafter, (x) the obligation of the applicable Lenders under such Facility to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans or Daily SOFR Loans, shall be suspended (in each case to the extent of the impacted Loans or Interest Periods or determination date(s), as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Affected Facility Lenders described in clause (ii) of the preceding paragraph of this Section 3.03(a) with respect to any Facility, until the Administrative Agent upon instruction of the Required Affected Lenders with respect to such Facility) revokes such notice.

Upon receipt of such notice, (i) the applicable Borrower may revoke any pending request for a Borrowing or continuation of, or conversion to, Term SOFR Loans or Daily SOFR Loans, or for a Borrowing or continuation of Alternative Currency Loans, in each case to the extent of the affected Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Daily SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately, (B) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of their respective Interest Period and (C) any outstanding affected Alternative Currency Loans, at the applicable Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the applicable Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.

(b)            Replacement of Applicable Reference Rate or Successor Rate with respect to Dollar Denominated Loans. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or the Required Affected Facility Lenders with respect to any Facility notify the Administrative Agent (with, in the case of the Required Affected Facility Lenders, a copy to the Company) that the Company or the Required Affected Facility Lenders (as applicable) have determined, that:

(i)            adequate and reasonable means do not exist for ascertaining (x) SOFR because SOFR is not available or published on a current basis or (y) one-month, three-month and six-month Interest Periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            the Applicable Authority or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of SOFR or Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which SOFR or one-month, three-month and six-month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar-denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR or such representative interest periods of Term SOFR after such specific date (the latest date on which SOFR or one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, (x) if Daily SOFR is then available (as reasonably determined by the Administrative Agent), then, with respect to Term SOFR or the Term SOFR Screen Rate, on a date and time determined by the Administrative Agent (in consultation with the Company) (any such date with respect to a Facility, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with respect to the applicable Facility with Daily SOFR, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) otherwise, the Administrative Agent and the Company may amend this Agreement and the other Loan Documents solely for the purpose of replacing SOFR for Dollars or any then current SOFR Successor Rate in accordance with this Section 3.03(b) (at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with respect to Term SOFR), with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such benchmark (and any such proposed rate or Daily SOFR in the case of clause (x) above, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”). For the avoidance of doubt, any such proposed rate and adjustments shall constitute a SOFR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders under the relevant Facility and the Company unless, prior to such time, Lenders under such Facility comprising the Required Affected Facility Lenders for such Facility have delivered to the Administrative Agent written notice that such Required Affected Facility Lenders object to such amendment.

If the SOFR Successor Rate is Daily SOFR, all interest payments will be payable on a monthly basis.

(c)            Replacement of Applicable Reference Rate or Successor Rate with respect to Alternative Currency Loans. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Affected Facility Lenders with respect to any Facility notify the Administrative Agent (with, in the case of the Required Affected Facility Lenders, a copy to the Company) that the Borrower or Required Affected Facility Lenders (as applicable) have determined, that:

(i)            adequate and reasonable means do not exist for ascertaining the Applicable Reference Rate for an Alternative Currency because none of the tenors of such Applicable Reference Rate is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Applicable Reference Rate for an Alternative Currency shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Applicable Reference Rate for such Alternative Currency (the latest date on which all tenors of the Applicable Reference Rate for such Alternative Currency are no longer representative or available permanently or indefinitely, the “Alternative Currency Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to any Alternative Currency Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement and the other Loan Documents solely for the purpose of replacing the Applicable Reference Rate for an Alternative Currency or any then-current Alternative Currency Successor Rate for an Alternative Currency with respect to any applicable Facility in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such benchmarks (and any such proposed rate with respect to any Facility, including for the avoidance of doubt, any adjustment thereto, an “Alternative Currency Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders under each relevant Facility and the Company unless, prior to such time, Lenders comprising the Required Affected Facility Lenders with respect to any Facility have delivered to the Administrative Agent written notice that such Required Affected Facility Lenders object to such amendment (solely with respect to such applicable Facility).

(d)            Successor Rates Generally.

(i)            The Administrative Agent will promptly (in one or more notices) notify the Company and each applicable Lender of the implementation of any Successor Rate.

(ii)            Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(iii)            Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

(iv)           In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes (subject to the Company’s consultation rights specified in the definition thereof) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes (subject to the Company’s consultation rights specified in the definition thereof) will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the applicable Lenders reasonably promptly after such amendment becomes effective.

3.04          Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or an L/C Issuer;

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or any L/C Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement, Daily SOFR Loans made by such Lender, Term SOFR Loans made by such Lender or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to Term SOFR or any Alternative Currency Term Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that the Company shall not be treated less favorably with respect to such amounts than how other similarly situated borrowers of such Lender or L/C Issuer are generally treated (it being understood that this provision shall not be construed to obligate any Lender or L/C Issuer to make available any information that, in its sole discretion, it deems confidential).

(b)            Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05          Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Daily SOFR Loan on a day other than the last day of any Interest Period, if applicable, for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)            any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a Daily SOFR Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

(c)            any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)            any assignment of a Term SOFR Loan or an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan or Term SOFR Loan made by it at the Alternative Currency Term Rate or at Term SOFR for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term SOFR Loan or Alternative Currency Term Rate Loan was in fact so funded.

3.06          Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrowers through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)            Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) any Lender provides a notice under Section 3.02, the Company has made a request (and such Lender has been afforded a reasonable opportunity to comply with such request) that such Lender designate a different Lending Office pursuant to Section 3.06(a) and fails (or is not able) to do so, and the situation giving rise to such notice under Section 3.02 does not affect Lenders under the applicable Facility comprising Required Affected Facility Lenders with respect to such Facility, or (iii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then in any such case the Company may replace such Lender in accordance with Section 10.13.

3.07          Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO Credit Extensions

4.01          Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent (it being understood that the conditions in this Section 4.01 were satisfied on the Closing Date, the conditions precedent to all amendments prior to Amendment No. 16 were satisfied on the date each such amendment became effective, and the only conditions to the effectiveness of Amendment No. 16 on the Amendment No. 16 Effective Date are set forth in the Amendment No. 16):

(a)            The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)            counterparts of this Agreement, the Guaranty, and the Security and Pledge Agreement executed by each Person a party thereto;

(ii)            a Note executed by the applicable Borrowers in favor of each Lender requesting a Note with respect to the applicable Facility;

(iii)            such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower and each Material Guarantor as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower or Material Guarantor is a party or is to be a party;

(iv)            such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower and each Material Guarantor is duly organized or formed, and that each Borrower and each Material Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)            customary opinions of Gibson, Dunn & Crutcher LLP and certain local counsel, in each case counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date;

(vi)            a certificate signed by a Responsible Officer of the Company certifying that (A) the conditions specified in Section 4.01(c) and 4.01(d) have been satisfied and (B) each of the Specified Representations and the Specified Purchase Agreement Representations are true and correct in all material respect (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(vii)           a solvency certificate substantially in the form of Exhibit J signed by the chief financial officer of the Company;

(viii)         [reserved];

(ix)            (A) audited consolidated balance sheets and related consolidated statements of income and cash flows of the Company and its Subsidiaries for the last three fiscal years ended at least 90 days prior to the Closing Date, (B) audited consolidated balance sheets and related consolidated statements of income and cash flows of the Target and its Subsidiaries for the last three fiscal years ended at least 90 days prior to the Closing Date, (C) unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Company and its Subsidiaries for each fiscal quarter of the Company (other than the fourth fiscal quarter) ended after September 30, 2013 and at least 45 days prior to the Closing Date, and (D) unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Target and its Subsidiaries for each fiscal quarter of the Target (other than the fourth fiscal quarter) ended after December 31, 2013 and at least 45 days prior to the Closing Date;

(x)             a pro forma consolidated balance sheet as of the end of the fiscal quarter ended March 31, 2014 and as of the end of each subsequent fiscal quarter (ended at least 45 days prior to the Closing Date) or fiscal year (ended at least 90 days prior to the Closing Date) and related consolidated statements of income and cash flows of the Company and its Subsidiaries for the prior twelve month period ending on the relevant fiscal quarter or year-end, after giving effect to all elements of the Transaction to be effected on or before the Closing Date;

(xi)            forecasts for the fiscal years ending September 30, 2014 through September 30, 2018 of the Company and its Subsidiaries of balance sheets, income statements and cash flow statements on a quarterly basis through September 30, 2015 and on an annual fiscal year basis for each year thereafter during the term of this Agreement;

(xii)           a Request for Credit Extension in accordance with the requirements hereof (with a copy to the applicable L/C Issuer or the Swing Line Lender, if applicable), along with a customary flow of funds statement executed by the Company with respect to all Loans to be advanced and other transactions to occur on the Closing Date; and

(xiii)          [reserved].

(b)            The Collateral and Guarantee Requirement (other than in accordance with Section 6.17 and Schedule 6.17) shall have been satisfied and (after giving effect to any Liens to be released prior to or contemporaneously with the initial Credit Extension on the Closing Date) the Collateral shall be subject to no Liens other than Permitted Liens; provided that if, notwithstanding the use by the Company of commercially reasonable efforts to provide and perfect on the Closing Date security interest in assets intended to constitute Collateral such provision and/or perfection of a security interest (other than the (i) execution and delivery of the Security and Pledge Agreement by each Loan Party, (ii) the delivery of UCC financing statements with respect to each Loan Party (or an authorization permitting the Administrative Agent to file UCC financing statements with respect to each Loan Party), and (iii) the delivery of short-form security agreements with respect to each Loan Party for filing with the United States Patent and Trademark Office or the United States Copyright Office (or an authorization permitting the Administrative Agent to file such short-form security agreements with respect to each grantor)) is not accomplished as of the Closing Date, such provision and/or perfection of a security interest in such Collateral shall not be a condition to the availability of the initial Credit Extension on the Closing Date (but shall be required to be satisfied after the Closing Date within the period specified therefor in Schedule 6.17 or such later date as the Administrative Agent may reasonably agree).

(c)            [reserved].

(d)            [reserved].

(e)            At least three Business Days prior to the Closing Date, the Company and each of the other Loan Parties shall have provided to the Administrative Agent and the Lenders all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been requested in writing not less than ten Business Days prior to the Closing Date.

(f)            Any fees required to be paid pursuant to this Agreement or the Fee Letter shall have been paid.

(g)            Unless waived by the Administrative Agent, all reasonable and documented out-of-pocket expenses required to be paid on or before the Closing Date shall have been paid (to the extent invoiced at least three Business Days (or such shorter period as the Company may agree) prior to the Closing Date (provided that any such invoice shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent)).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02            Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Alternative Currency Term Rate Loans or Term SOFR Loans and (y) any Credit Extension (including any continuation, refinancing or reallocation of any outstanding Loans and/or Letters of Credit) on the Amendment No. 16 Effective Date, which shall be subject solely to the conditions in the Amendment No. 16) is subject to the following conditions precedent:

(a)            The representations and warranties of each Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively;

(b)            No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof;

(c)            The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof;

(d)            If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.15 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent; and

(e)            In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency;

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Alternative Currency Term Rate Loans or Term SOFR Loans) submitted by the Company (or with respect to a Letter of Credit Application, any Permitted L/C Party) shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that:

5.01          Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing (or the equivalent thereof with respect to Foreign Obligors, to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing (or the equivalent thereof with respect to Foreign Obligors, to the extent applicable) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable Law, except in the cases of clause (b) and (c) as could not reasonably be expected to have a Material Adverse Effect.

5.03          Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) such approvals, consents, exemptions, authorizations, actions, notices and filings that either have been duly obtained, taken, given or made and are in full force and effect or the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (iii) [reserved], (iv) such approvals, consents, exemptions, authorizations or other actions, notices or filings (A) in connection with the enforcement of the Loan Documents or (B) the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect and (v) except that in case of court proceedings in a Luxembourg court, or presentation of the Agreement or any other Loan Document to an official authority (autorité constituée) in Luxembourg, such court or autorité constituée may require registration of the Agreement or any other Loan Document or any agreements referred to therein, in which case such agreements will be subject to registration duties.

5.04          Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05          Financial Statements; No Material Adverse Effect.

(a)            The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness of the Company and its Subsidiaries as of the date thereof to the extent required to be reflected on the Audited Financial Statements in accordance with GAAP or identified in the footnotes thereto.

(b)            The unaudited consolidated balance sheet of the Company and its Subsidiaries dated June 30, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)            Since September 30, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)            [Reserved].

(e)            The consolidated forecasted balance sheet, statements of income and cash flows of the Company and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(d) were prepared in good faith based upon assumptions believed by the Company to be reasonable at the time made and at the time delivered hereunder (it being understood by the Lenders that the such forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control; that such forecasts, by their nature, are inherently uncertain and no assurances are being given that the results reflected in such forecasts will be achieved; and that actual results may differ from such forecasts, and such differences may be material).

5.06          Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of the Company after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect the validity or enforceability of this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except any Disclosed Litigation, either individually or in the aggregate that could reasonably be expected to have a Material Adverse Effect.

5.07          No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08          Ownership of Property; Liens.

(a)            Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The property of each Loan Party and each of its Restricted Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09          Environmental Compliance. Except as specifically disclosed in Schedule 5.09, there is no known violation of existing Environmental Laws by the Company or any of its Restricted Subsidiaries or any of their respective owned or leased real properties, and any existing claims alleging such potential liability or alleged violations thereof, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding any other representation and warranty herein, this is the only representation and warranty with respect to Environmental Laws.

5.10          Insurance. The properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Restricted Subsidiary operates; provided that the foregoing provisions of this Section 5.10 shall not restrict the ability of the Company or its Restricted Subsidiaries to use either commercially reasonable self-insurance or insurance through “captive” insurance Subsidiaries.

5.11          Taxes. The Company and each of its Restricted Subsidiaries have filed all Federal, state, material foreign and other material tax returns required to be filed, and have paid all Federal, state, material foreign and other material Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or equivalent accounting standards in its country of organization and except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no tax assessment proposed in writing against the Company or any Restricted Subsidiary that is not being actively contested by the Company or such Restricted Subsidiary in good faith that would, if made, have a Material Adverse Effect.

5.12          ERISA Compliance.

(a)            Each Plan intended to qualify under Section 401(a) of the Code is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would reasonably be expected to prevent or cause the loss of such tax-qualified status.

(b)            There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)            Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher; (iii) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)            The Company represents and warrants as of the Amendment No. 16 Effective Date that the Company is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13           Subsidiaries; Equity Interests; Loan Parties. As of the Amendment No. 16 Effective Date, the Company has no Significant Subsidiaries (without giving effect to the aggregate financial tests set forth in clauses (x) or (y) of the definition thereof) other than those specifically disclosed in Part (a) of Schedule 5.13, and as of the Amendment No. 16 Effective Date all of the outstanding Equity Interests in such Significant Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent applicable) and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except Permitted Liens. All of the outstanding Equity Interests in the Company have been validly issued, are fully paid and non-assessable. Set forth on Part (b) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the Amendment No. 16 Effective Date, showing as of the Amendment No. 16 Effective Date (as to each Loan Party) the jurisdiction of its incorporation, and the address of its principal place of business.

5.14          Margin Regulations; Investment Company Act.

(a)            No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. The execution, delivery and performance of the Loan Documents by the Company and its Restricted Subsidiaries will not violate the Regulations U or X of the FRB.  After applying the proceeds of any Loan, margin stock does not exceed 25% of the value of the assets subject to this Agreement or any other Loan Document.

(b)            None of the Company, any Person Controlling the Company, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15           Disclosure. No report, financial statement, certificate (other than, for the avoidance of doubt, any Pricing Certificate) or other written information (other than information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the time furnished, contains any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or other forward-looking information, the Borrowers representations are limited to those set forth in Section 5.05(e).

5.16          Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17          Intellectual Property; Licenses, Etc. The Company and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are material to the operation of their respective businesses, without conflict with the rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Restricted Subsidiaries has been charged or, to the knowledge of the Company, threatened to be charged with any infringement of, nor has any of them infringed on, any unexpired trademark, patent, patent registration, copyright, copyright registration or other proprietary right of any person, except where the effect thereof individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18          Solvency. The Company is, on a consolidated basis with its Subsidiaries, Solvent.

5.19          Sanctions. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, (a) is an individual or entity that is currently a Person on the OFAC list of Specially Designated Nationals and Blocked Persons or otherwise a Person with whom transactions are prohibited under applicable Sanctions or (b) is organized or resident in any country, region or territory that, at the time of any making of this representation, is the target of comprehensive territorial Sanctions (including, as of the Amendment No. 16 Effective Date, the Crimea, the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

5.20          Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses in all material respects in compliance with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.21          Collateral Documents. The provisions of the Collateral Documents shall be, upon the execution and delivery thereof, effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings which have been completed prior to the Amendment No. 16 Effective Date or as are contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens in accordance with the requirements of the Collateral Documents.

5.22          Representations as to Foreign Obligors. In the event that at the time of making the representations and warranties set forth in this Article V, any Loans are owing by any Foreign Obligor, or such representations and warranties are being made in connection with a Credit Extension to a Foreign Obligor, then in either such case each of the Company and each Foreign Obligor that (after giving effect to any such Credit Extension) has any outstanding Loans represents and warrants to the Administrative Agent and the Lenders that:

(a)            Each such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)            The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid and except that in case of court proceedings in a Luxembourg court, or presentation of this Agreement or any other Loan Document to an official authority (autorité constituée) in Luxembourg, such court or autorité constituée may require registration of the Agreement or any other Loan Document or any agreements referred to therein, in which case such agreements will be subject to registration duties.

(c)            There is no (i) with respect to any Foreign Obligor domiciled in Australia, ad volarem duty or (ii) with respect to each other Foreign Obligor, tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (A) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (B) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d)            The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.23          Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

5.24          Beneficial Ownership. As of the Amendment No. 16 Effective Date, the information included in the Beneficial Ownership Certification (if any) is true and correct in all respects.

5.25          Covered Entities. No Loan Party is a Covered Entity.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations in respect of which no claim has been made), or any Letter of Credit shall remain outstanding, the Company and each other Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each of their respective Restricted Subsidiaries to:

6.01          Financial Statements. Make available to the Administrative Agent (for further delivery by the Administrative Agent to each Lender):

(a)            as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended September 30, 2026), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing (with the understanding that any of the so-called “Big Four” accounting firms shall be deemed to be a certified public accountant of nationally recognized standing), which report shall state that such consolidated financial statements fairly present in all material respects the financial position of the Company and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and shall not be subject to any “going concern” or like qualification or exception (other than such a qualification or exception that is (x) solely with respect to, or resulting solely from, the upcoming maturity date of any of the Loans hereunder being scheduled to occur within twelve months from the time such report is delivered or (y) with respect to, or resulting from, any potential inability to satisfy the covenants set forth in Section 7.11 hereof on a future date or in a future period) or qualified with respect to scope limitations imposed by the Company or with respect to accounting principles followed by the Company not being in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)            as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ending March 31, 2026), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the Company’s chief financial officer, treasurer, senior vice president, corporate finance, or controller as fairly presenting in all material respects the consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the consolidated results of their operations for the period indicated, subject only to normal year-end audit adjustments and audit changes;

(c)            in the event that any Unrestricted Subsidiaries exist as of the last day of the fiscal period for which such financial statements are being delivered, then simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, a summary statement, prepared in good faith by a Responsible Officer of the Company, reflecting adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries from such consolidated financial statements; and

(d)            as soon as available, but in any event no later than 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ending September 30, 2026), an annual business plan and budget of the Company and its Restricted Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in form consistent with past practice or otherwise in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Restricted Subsidiaries on an annual basis for the immediately following fiscal year (including the fiscal year in which the latest Maturity Date then in effect occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02          Certificates; Other Information. Deliver to the Administrative Agent (for further delivery by the Administrative Agent to each Lender):

(a)            concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2026), a duly completed Compliance Certificate signed by the chief financial officer, treasurer, senior vice president, corporate finance, or controller of the Company (i) containing a calculation of the Cumulative Available Amount and the amount thereof Not Otherwise Applied at such time; (ii) containing a listing of each Unrestricted Subsidiary designated as of the date thereof; (iii) stating that the Company was in compliance with the Collateral and Guarantee Requirement and Section 6.12 as of such date; (iv) stating that such officer has reviewed the terms of the Loan Documents and has made, or has caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence of any Default or Event of Default during or at the end of such accounting period and that such officer does not have knowledge of the existence, as at the date of such certificate, of any Default or Event of Default, or, if he does have knowledge that a Default or an Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking, or proposes to take with respect thereto; and (v) setting forth the calculations required to establish whether the Company was in compliance with the financial covenant set forth in Section 7.11 on the date of such financial statements;

(b)            upon the occurrence and during the continuance of an Event of Default, if requested by the Administrative Agent, copies of all final audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Restricted Subsidiaries, or any audit of any of them;

(c)            promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)            promptly after the furnishing thereof, copies of any notice of default or similar event furnished to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)            not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement in excess of the Threshold Amount and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(f)            as soon as available and in any event within 90 days following the end of each fiscal year of the Company (commencing with the fiscal year ending September 30, 2026), a Pricing Certificate for the most recently-ended fiscal year; provided, that, for any fiscal year the Company may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 90-day period shall result in the Sustainability Fee Adjustment and the Sustainability Rate Adjustment being applied as set forth in Section 2.20(c)); and

(g)            promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof (but in any event subject to the limitations set forth in Section 6.10 that would be applicable to the provision of such additional information), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) on which such report is filed electronically with the SEC’s EDGAR system; provided that: the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak, DebtDomain, IntraLinks, ClearPar, or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03          Notices. Promptly notify the Administrative Agent (for further notification by Administrative Agent to Lenders) upon a Responsible Officer of any Loan Party obtaining knowledge of any of the following:

(a)            of the occurrence of any Default or Event of Default;

(b)            of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, in each case to the extent that such has resulted in or could reasonably be expected to result in a Material Adverse Effect, (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Restricted Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws; or (iv) any portion of the Collateral is damaged or destroyed.

(c)            of the occurrence of any ERISA Event which has resulted or would reasonably be expected to result in a Material Adverse Effect;

(d)            of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary thereof, including any determination by the Company referred to in Section 2.10(b);

(e)            of the (i) occurrence of any Disposition of property or assets for which the Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) the occurrence of any Recovery Event for which the Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iii) incurrence or issuance of any Indebtedness for which the Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv); and

(f)            of any announcement by Moody’s or S&P of any change of any rating thereby of the Company or the Facilities.

Each notice pursuant to Section 6.03 (other than Section 6.03(e) or (f)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04          Payment of Obligations. Pay and discharge prior to delinquency all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets the failure of which to pay could reasonably be expected to result in a Material Adverse Effect, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP or equivalent accounting standards in its country of organization are being maintained by the Company or such Restricted Subsidiary.

6.05          Preservation of Existence, Etc. (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; provided, however , that the existence (corporate or otherwise) of any Restricted Subsidiary may be terminated if such termination is determined by the Company to be in its best interest and is not materially disadvantageous to the Lenders.

6.06          Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each of cases (a) and (b), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07          Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business (with regard to real property, in the geographic location where such real property is located), of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall name the Administrative Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or lenders loss payee (in the case of property insurance), as applicable; provided that the foregoing provisions of this Section 6.07 shall not restrict the applicable Loan Party’s ability to (i) self-insure in commercially reasonable amounts or (ii) use commercially reasonable self-insurance through “captive” insurance Subsidiaries.

6.08          Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09          Books and Records. Maintain adequate books, records and account as may be required or necessary to permit the preparation of consolidated financial statements in accordance with sound business practices and GAAP or the equivalent international standards.

6.10          Inspection Rights. Permit any representative designated by the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, all at such reasonable times during normal business hours and, subject to the limitation below, as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, excluding any such visits and inspections when an Event of Default exists, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 6.10 (and representatives of any Lender may accompany the Administrative Agent on any such visit at their own expense) and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Company’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. Notwithstanding anything to the contrary in this Agreement, none of the Borrower or the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information that is not reasonably related to the actual or projected financial results or results of operations of the Company and its Restricted Subsidiaries, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding, arm’s-length agreement with a third party or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.11          Use of Proceeds. Use the proceeds of the Revolving Loans, Term A US Loans and Term B Loans incurred on or after the Amendment No. 16 Effective Date, in each case, at the Company’s option (i) to repay or refinance (or extend or renew via Amendment No. 16, as applicable) the existing revolving and term loan facilities of the Company that were outstanding under the Existing Credit Agreement on the Amendment No. 16 Effective Date immediately prior to giving effect to Amendment No. 16 and to pay fees and expenses in connection therewith or, in the case of the Refinancing Term B Loans (as defined in Amendment No. 16), to repay or refinance the Existing Term Loan B Facility (as defined in Amendment No. 16), or (ii) for general corporate purposes of the Company and its Subsidiaries. For the avoidance of doubt, the Amendment No. 16 Existing Letters of Credit are continued under this Agreement on the Amendment No. 16 Effective Date as provided herein.

6.12          Collateral and Guarantee Requirement; Collateral Information.

(a)            If (i) any Significant Subsidiary is formed (including by a Division) or acquired after the Amendment No. 16 Effective Date, with all calculations required to determine whether a Subsidiary is a Significant Subsidiary to be computed on a pro forma basis at such time, or (ii) any Unrestricted Subsidiary is re-designated as a Restricted Subsidiary, then in each such case within 60 days after such occurrence cause the Collateral and Guarantee Requirement to be satisfied.

(b)            If (i) any wholly-owned domestic Restricted Subsidiary of the Company (other than an Excluded Subsidiary) individually (and without giving effect to the 75% aggregate financial test set forth under the first proviso of the definition of “Significant Subsidiary”) meets the financial test set forth in the definition of “Significant Subsidiary” as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01(a), then within 60 days from the date financial statements are delivered pursuant to Section 6.01(a) with respect to the applicable fiscal year cause the Collateral and Guarantee Requirement to be satisfied or (ii) any wholly-owned domestic Restricted Subsidiaries of the Company (other than an Excluded Subsidiary) are required to become Guarantors based on the 75% aggregate financial test set forth in the first proviso in the definition of “Significant Subsidiary” as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01(a), then within 60 days from the date financial statements are delivered pursuant to Section 6.01(a) with respect to the applicable fiscal year, cause the Collateral and Guarantee Requirement to be satisfied.

(c)            If, after the Amendment No. 16 Effective Date, any material assets are acquired by the Company or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to this Section 6.12 or the Collateral and Guarantee Requirement (other than (x) assets constituting Collateral under a Collateral Document that become subject to the Lien created by such Collateral Document upon acquisition thereof or (y) assets constituting Excluded Assets), notify the Administrative Agent thereof, and (upon request of the Administrative Agent for those assets and actions subject to such request pursuant to the Collateral and Guarantee Requirement), cause such assets to be subjected to a Lien securing the Obligations and take and cause the other Loan Parties to take, such actions to perfect such Liens, in each case, as and to the extent, but only to the extent that any such notice, pledge or other action or perfection are required pursuant to the Collateral and Guarantee Requirement or the Collateral Documents.

(d)            Furnish (or cause to be furnished) to the Administrative Agent promptly (and in any event not less than 10 days prior thereto, or such other period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of organization or formation of any Loan Party or in the form of its organization, or (iii) in any Loan Party’s organizational identification number or Federal (or similar, with respect to Foreign Obligors) taxpayer identification number.

The time periods required by any of the foregoing clauses (a) through (c) of this Section 6.12 may be extended by the Administrative Agent, acting alone, as it shall agree in its reasonable discretion. This Section 6.12 shall not apply during any Collateral and Guarantee Release Period.

6.13          Compliance with Environmental Laws. (a) Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with the requirements of all Environmental Laws; except, in each case referred to in clauses (a), (b) and (c) above, as would not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14          Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) (subject to the exceptions set forth in the Loan Documents, including the definition of “Collateral and Guarantee Requirement”) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) except during a Collateral and Guarantee Release Period, to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ (other than Excluded Subsidiaries) properties, assets, rights or interests (other than Excluded Assets) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) except during a Collateral and Guarantee Release Period, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) except during a Collateral and Guarantee Release Period, assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

6.15          [Reserved.]

6.16          FCPA; Sanctions. The Company will, and will cause its Subsidiaries to, maintain in effect and enforce policies and procedures intended to promote and achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents, in each case, in their respective activities on behalf of the Company and its Restricted Subsidiaries, with the United States Foreign Corrupt Practices Act of 1977 and applicable Sanctions.

6.17          Post-Closing Requirements. As promptly as practicable, and in any event within the time periods after the Amendment No. 16 Effective Date specified in Schedule 6.17 or such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Amendment No. 16 Effective Date, deliver the documents or take the actions specified on Schedule 6.17, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

6.18          Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, except as could not reasonably be expected to have a Material Adverse Effect.

6.19          Maintenance of Ratings. At all times from the Amendment No. 16 Effective Date until the payment in full and termination of the Term B Facility, use commercially reasonable efforts to obtain, and to cause to be maintained, (a) public ratings (but, in each case, not any specific rating) by both S&P and by Moody’s (or any successor to either such rating agency) for the Term B Facility and (b) public corporate credit ratings and corporate family ratings (but, in each case, not any specific rating) by both S&P and by Moody’s (or any successor to either such rating agency) with respect to the Company.

ARTICLE VII
NEGATIVE COVENANTS

From the Amendment No. 16 Effective Date and for so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations in respect of which no claim has been made), or any Letter of Credit shall remain outstanding, no Borrower shall, nor shall any Borrower permit (a) in the case of Section 7.01 through 7.08 and 7.10 through 7.14, any Restricted Subsidiary to, and (b) in the case of Section 7.09, any wholly-owned Restricted Subsidiary to, directly or indirectly:

7.01          Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)            Liens pursuant to any Loan Document (other than Liens arising under the Loan Documents securing Secured Performance Letters of Credit, which shall be governed by Section 7.01(q));

(b)            Liens existing on the Amendment No. 16 Effective Date and, to the extent securing Indebtedness (other than Indebtedness constituting Attributable Indebtedness or purchase money obligations for fixed or capital assets) in an aggregate principal amount in excess of $10,000,000 as of such date, listed on Schedule 7.01, and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed (except (A) to remove any property from coverage of the Lien, (B) to include after-acquired property that is affixed or incorporated into the property covered by such Lien or (C) to include proceeds and products thereof), (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) no Loan Party that was not an obligor with respect thereto shall become an obligor in connection with such renewal or extension, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c)            Customary Permitted Liens;

(d)            any attachment or judgment Lien not otherwise constituting an Event of Default under Section 8.01(h) in existence less than sixty (60) days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) the Company or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

(e)            Liens securing Indebtedness permitted under Section 7.02(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the products and proceeds thereof and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(f)            Liens (i) on assets of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired after the Amendment No. 16 Effective Date pursuant to a Permitted Acquisition, and (ii) on assets of any Loan Party or any Restricted Subsidiary which are in existence at the time that such assets are acquired after the Amendment No. 16 Effective Date, and, in each case, any modification, replacement, renewal, refinancing or extension thereof (which shall not increase the amount of Indebtedness secured or expand the assets secured by such Lien); provided that such Liens (A) are not incurred or created in anticipation of such transaction, (B) only secure Indebtedness permitted under Section 7.02(g) and in an aggregate principal amount not to exceed, at the time of incurrence thereof, the greater of (i) $300,000,000 and (ii) 20% of LTM EBITDA and (C) attach only to the acquired assets or the assets of such acquired Restricted Subsidiary and the proceeds and products of such assets (and the proceeds and products thereof);

(g)            Liens on or transfers of accounts receivable and contracts and instruments related thereto arising solely in connection with the sale of such accounts receivable pursuant to Section 7.05(h) and, to the extent constituting Indebtedness of the Company or any Restricted Subsidiary, so long as such Indebtedness is permitted by Section 7.02(f);

(h)            Liens securing bilateral letter of credit facilities in an aggregate principal amount not to exceed, at the time of incurrence thereof, the greater of (i) $825,000,000 and (ii) 55% of LTM EBITDA; provided that no such Lien shall extend to or cover any Collateral;

(i)             Liens on assets of a Restricted Subsidiary that is a Foreign Subsidiary (other than a Foreign Obligor) securing Indebtedness or other obligations of such Restricted Subsidiary that is a Foreign Subsidiary otherwise permitted hereunder;

(j)             Liens on project-related assets securing surety bonds in the ordinary course of business of such projects;

(k)            Liens solely on assets of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) securing Indebtedness permitted in accordance with the terms hereof of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital);

(l)             Liens on project-related assets of Joint Ventures and other unconsolidated entities to secure Indebtedness or other obligations of such Joint Ventures and other unconsolidated entities so long as such Liens do not encumber assets of the Company or any of its consolidated Restricted Subsidiaries;

(m)            Liens on property necessary to defease Indebtedness that was not incurred in violation of this Agreement;

(n)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(o)            any pledge of the Equity Interests of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary so long as no such Indebtedness is recourse to the Company or any Restricted Subsidiary;

(p)            other Liens securing Indebtedness permitted by Section 7.02(h);

(q)            Liens on Collateral securing up to the greater of (i) $1,500,000,000 and (ii) 100% of LTM EBITDA of face amount (as determined in accordance with Section 1.09), at the time of incurrence thereof, of Performance Letters of Credit issued outside of the Revolving Credit Facility to the extent such Liens either (i) arise under the Loan Documents in the case of Secured Performance Letters of Credit or (ii) are subject to customary pari passu intercreditor agreements reasonably satisfactory to the Administrative Agent with respect to such Liens on Collateral;

(r)            Liens on Collateral securing Indebtedness permitted by Section 7.02(r) or Section 7.02(s); provided that all such Liens (except for Liens securing Permitted Credit Agreement Refinancing Indebtedness under the Loan Documents pursuant to a Permitted Refinancing Amendment) are subject to each applicable Acceptable Intercreditor Agreement; and

(s)            Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility, and back-up Liens in connection with any other factoring, securitization, supply chain financing or similar arrangement.

For purposes of determining compliance with this Section 7.01, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in Sections 7.01(a) through (r) but may be permitted in part under any combination thereof, (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in Sections 7.01(a) through (r), the Company may, in its sole discretion, divide, classify or reclassify such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 7.01 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof), and (C) Section 1.11 shall apply. In addition, with respect to any applicable Increased Amount for Indebtedness that is secured by a Lien permitted by this Section 7.01, such Increased Amount may be secured by the same Lien that secures such Indebtedness.

Notwithstanding anything herein to the contrary, during a Collateral and Guarantee Release Period, the covenants provided in each of Sections 7.01 (i), (p) and (r) shall be replaced in their entirety by a single basket permitting any other Liens so long as the aggregate outstanding amount of (x) Consolidated Priority Indebtedness does not exceed 50% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 of the Company and its Restricted Subsidiaries and (y) Tax Arrangement Priority Indebtedness does not exceed 50% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 of the Company and its Restricted Subsidiaries (such single basket, the “Priority Debt Lien Basket”), provided that in the event that on the first date of the Collateral and Guarantee Release Period, the amount of Consolidated Priority Indebtedness or Tax Arrangement Priority Indebtedness exceeds the applicable Priority Debt Lien Basket, no Default or Event of Default or breach of any kind shall be deemed to have occurred on and after such date as a result of the existence of any such then-existing Consolidated Priority Indebtedness or Tax Arrangement Priority Indebtedness or the refinancing or replacement thereof.

7.02          Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)            Indebtedness under the Loan Documents;

(b)            Indebtedness (x) outstanding on the Amendment No. 16 Effective Date and, with respect to any individual item in excess of $10,000,000 owing to a creditor other than Borrower or any Restricted Subsidiary as of the Amendment No. 16 Effective Date, listed either on Schedule 7.02(b)(x) or on the financial statements most recently furnished pursuant to Section 6.01(b) of the Existing Credit Agreement, or (y) outstanding on a later date (including Indebtedness incurred after the Amendment No. 16 Effective Date), as and to the extent described and set forth on Schedule 7.02(b)(y), and any refinancings, refundings, renewals or extensions of any such debt; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not materially less favorable to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)            obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) (i) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates or (ii) incurred in connection with Permitted Convertible Indebtedness Hedging Agreements;

(d)            Guarantees of any Borrower or any Restricted Subsidiary in respect of Indebtedness otherwise permitted hereunder of any Borrower or any other Restricted Subsidiary (other than of AECOM Capital and its Subsidiaries); provided that (i) any Guarantee of Indebtedness permitted under Section 7.02(g) shall be required to be in compliance with clause (B) thereof; (ii) no Loan Party may Guarantee Indebtedness of a non-Loan Party permitted by Section 7.02(k)(A)(i) pursuant to this clause (d); and (iii) any Guarantee by a Loan Party of Indebtedness of another Loan Party permitted pursuant to Section 7.02(k)(A)(ii) shall be required to be subordinated to the same extent as the guaranteed Indebtedness;

(e)            Attributable Indebtedness and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(e); provided that the aggregate amount of all such Indebtedness at any one time outstanding under this clause (e) shall not exceed, measured as of the time of incurrence thereof, the greater of (i) $750,000,000 and (ii) 50% of LTM EBITDA, and any modification, replacement, renewal, refinancing or extension thereof (which such modification, replacement, renewal, refinancing or extension shall not increase the principal amount thereof);

(f)             Indebtedness in respect of any Qualified Securitization Financings or Receivables Facilities, in an aggregate principal amount at any one time outstanding under this clause (f), measured as of the time of any incurrence thereof, not to exceed the greater of (i) $750,000,000 and (ii) 50% of LTM EBITDA;

(g)            Indebtedness of any Person that becomes a Restricted Subsidiary of the Company or related to any asset acquired after the Amendment No. 16 Effective Date pursuant to a Permitted Acquisition and any modification, replacement, renewal, refinancing or extension thereof (which such modification, replacement, renewal, refinancing or extension shall not increase the principal amount thereof); provided that, (A) such Indebtedness was not incurred in anticipation of such acquisition, (B) neither the Company nor any Restricted Subsidiary (other than the acquired Restricted Subsidiaries) is an obligor with respect to such Indebtedness and (C) such Indebtedness is either unsecured or secured solely by Liens on assets of the acquired Restricted Subsidiary, or on the acquired assets, permitted by, and within the limitations set forth in Section 7.01(f);

(h)            Indebtedness (which may, at the option of the Company, be secured by Liens permitted by Section 7.01(p) or unsecured, and, if secured by any Collateral, at the option of the Company, subject to an Acceptable Intercreditor Agreement) in an aggregate principal amount at any one time outstanding under this clause (h), measured as of the time of incurrence thereof, not to exceed the greater of (i) $750,000,000 and (ii) 50% of LTM EBITDA; provided that any Indebtedness incurred pursuant to the Cash-Capped Incremental Facility in reliance upon the Reallocated General Basket Amount utilizing amounts otherwise available pursuant to this Section 7.02(h) that remains outstanding under such Cash-Capped Incremental Facility shall reduce the amounts available pursuant to this Section 7.02(h);

(i)             Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary (other than a Foreign Obligor) in an aggregate principal amount at any one time outstanding under this clause (i), measured as of the time of incurrence thereof, not to exceed the greater of (i) $750,000,000 and (ii) 50% of LTM EBITDA;

(j)             obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business) in respect of bids, tenders, trade contracts, governmental contracts and leases, construction contracts, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and either (i) consistent with past practices or (ii) reasonably necessary for the operation of the business of the Company and its Restricted Subsidiaries as determined by the Company or such Restricted Subsidiary in good faith, in each case including, for the avoidance of doubt, any such obligations with respect to any Joint Venture;

(k)            intercompany Indebtedness so long as any Indebtedness owing by a non-Loan Party to a Loan Party is permitted by Section 7.03;

(l)            (i) Indebtedness of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects or investments of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) and (ii) Guarantees of any Indebtedness described in the preceding clause (i) so long as such Guarantees are permitted under Section 7.03(h);

(m)            vendor financing, supply chain financings, structured accounts payable programs, “take-or-pay” arrangements and similar items entered into in the ordinary course of business of the Company and its Restricted Subsidiaries for purposes of financing payments to suppliers and vendors, in an aggregate principal amount at any one time outstanding under this clause (m), measured as of the time of incurrence thereof, not to exceed the greater of (i) $375,000,000 and (ii) 25% of LTM EBITDA;

(n)            unsecured Indebtedness so long as (i) no Default has occurred and is continuing either immediately before or immediately after the issuance thereof, (ii) immediately before and after giving pro forma effect to such notes, the Company and its Restricted Subsidiaries shall be in pro forma compliance with the financial covenant set forth in Section 7.11 (including, for the avoidance of doubt, giving effect to any Leverage Increase then in effect) and (iii) the final maturity date and weighted average life to maturity of such Indebtedness shall not be prior to or shorter than that applicable to the latest Maturity Date then in effect under any of the Facilities, provided that this clause (iii) shall not apply to any Permitted Bridge Indebtedness or any Inside Maturity Indebtedness;

(o)            Indebtedness relating to insurance premium financings incurred in the ordinary course of business;

(p)            other Indebtedness in an aggregate principal amount as of the date of any such incurrence not to exceed the sum of (i) the greater of (A) $150,000,000 and (B) 10% of LTM EBITDA plus (ii) any Reallocated Restricted Payment Amount allocated to this Section 7.02(p);

(q)            Indebtedness owing by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary, in each case to the extent incurred as (and in compliance with the requirements of) a Non-Core Asset Disposition Related Transaction;

(r)            Indebtedness in the form of unsubordinated notes and/or unsubordinated term loans (and/or commitments in respect thereof) issued or incurred by the Company or another Loan Party in lieu of Incremental Increases (such notes or loans, “Incremental Equivalent Debt”); provided that:

(i)             such Indebtedness shall be issued or incurred in (x) a public offering, Rule 144A offering or other private placement or (y) pursuant to a bridge facility, in a term loan financing or otherwise in lieu of an Incremental Increase;

(ii)            the aggregate principal amount of all such Incremental Equivalent Debt, together with the aggregate principal amount of all Incremental Increases, shall not exceed the Maximum Increase Amount;

(iii)           such Incremental Equivalent Debt may be secured by a Lien on the Collateral (and only on the Collateral) that is either pari-passu with, or junior to, the Liens on the Collateral securing the Obligations (in either case, subject to an Acceptable Intercreditor Agreement);

(iv)           such Incremental Equivalent Debt shall not be Guaranteed by, or otherwise constitute an obligation of, any Restricted Subsidiary of the Company that is not a Guarantor with respect to the Obligations;

(v)            such Incremental Equivalent Debt shall have a maturity date that is no earlier than the latest Maturity Date then in effect with respect to any then-outstanding Term Facility, and have a weighted average life to maturity no shorter than the remaining weighted average life to maturity of any then-outstanding Term Facility, provided that this clause (v) shall not apply to any Permitted Bridge Indebtedness or any Inside Maturity Indebtedness;

(vi)           such Incremental Equivalent Debt shall be on terms and conditions that are, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption provisions) either (x) not materially more favorable to the lenders or investors providing such Incremental Equivalent Debt than those set forth in the Loan Documents are with respect to the Lenders providing the Facilities under the Loan Documents, as determined in good faith by a Responsible Officer of the Company in its reasonable judgment, (except to the extent such terms are (A) added in the Loan Documents for the benefit of the Lenders pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of the Administrative Agent, (B) applicable solely to periods after the latest Maturity Date existing at the time of such incurrence, or (C) otherwise reasonably acceptable to the Administrative Agent) or (y) consistent with customary market terms and conditions at the time of such incurrence, as determined in good faith by a Responsible Officer of the Company in its reasonable judgment; and

(vii)          subject to Section 1.11, before and after giving effect to such Incremental Equivalent Debt, no Default or Event of Default shall exist and be continuing (and in the case of an LCT Election and the application of Section 1.11, before and after giving effect to such Incremental Equivalent Debt, no Specified Default shall exist and be continuing at the time of consummation of such Limited Condition Transaction); and

(s)            Indebtedness (“Permitted Credit Agreement Refinancing Indebtedness”) issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any class of existing Term Loans or any existing Revolving Credit Loans (or unused Revolving Credit Commitments), or any then-existing Incremental Term Loans or Permitted Refinancing Commitments and/or Permitted Refinancing Loans incurred pursuant to a prior Permitted Refinancing Amendment; provided:

(i)             such Indebtedness shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced thereby plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses and original issue discount associated with the refinancing, plus an amount equal to any existing commitments unutilized thereunder;

(ii)            the Indebtedness being refinanced thereby shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, defeased or satisfied or discharged substantially concurrently with the date such Indebtedness is issued, incurred or obtained;

(iii)           such Indebtedness may be secured by a Lien on the Collateral (and only on the Collateral) that is either pari-passu with, or junior to, the Liens on the Collateral securing the Obligations (in either case, subject to an Acceptable Intercreditor Agreement);

(iv)           such Indebtedness shall not be Guaranteed by, or otherwise constitute an obligation of, any Restricted Subsidiary of the Company that is not a Guarantor with respect to the Obligations;

(v)            such Indebtedness (A) shall have a final scheduled maturity date no earlier than the then-final scheduled maturity date of the Indebtedness being refinanced thereby and (B) shall have a weighted average life to maturity that is equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced thereby; provided that, at the option of the Borrower, this clause (v) shall not apply to any Permitted Bridge Indebtedness or any Inside Maturity Indebtedness;

(vi)           except as otherwise expressly set forth herein, the covenants and events of default (excluding pricing and optional prepayment or redemption terms) with respect such Indebtedness shall be, when taken as a whole, either (x) not materially more favorable to the lenders or holders providing such Indebtedness than those set forth in the Loan Documents with respect to Indebtedness under the Loan Documents being refinanced thereby, as determined in good faith by a Responsible Officer of the Company in its reasonable judgment (except to the extent such terms (A) are added to the Loan Documents for the benefit of the Lenders pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of the Administrative Agent, (B) applicable solely to periods after the latest Maturity Date existing at the time of such incurrence, or (C) otherwise reasonably acceptable to the Administrative Agent) or (y) consistent with customary market terms and conditions at the time of such incurrence, as determined in good faith by a Responsible Officer of the Company in its reasonable judgment ; and

(vii)          [reserved].

For purposes of determining compliance with this Section 7.02, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 7.02(a) through (s) but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 7.01), (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 7.02(a) through (s), the Company may, in its sole discretion, classify or reclassify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 7.02 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (a) of this Section 7.02 and (C) Section 1.11 shall apply. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Any increase in the amount of such Indebtedness in connection with any accrual of interest, accretion of accreted value, amortization of original issue discount, payment of interest in the form of additional Indebtedness or in the form of common Equity Interests of the Company, accretion of original issue discount or liquidation preference or increase in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be a creation, incurrence, assumption or sufferance to exist of Indebtedness for purposes of this Section 7.02. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.02.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the creation, incurrence, assumption or sufferance to exist of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was created, incurred, assumed or suffered to exist of, in the case of term debt, or first committed or first created, incurred, assumed or suffered to exist (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is created, incurred, assumed or suffered to exist to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

Notwithstanding any other provision of this Section 7.02, the maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may create, incur, assume or suffer to exist pursuant to this Section 7.02 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Notwithstanding anything herein to the contrary, during a Collateral and Guarantee Release Period, the covenants provided in each of Sections 7.02(d) (to the extent of Guarantees of Indebtedness otherwise restricted by the Priority Debt Basket (defined below), and without duplication), (h), (i), (k), (l), (n), (p), (r) and (s)  shall be replaced in their entirety by a single basket permitting any other Indebtedness so long as the aggregate outstanding amount of (x) Consolidated Priority Indebtedness does not exceed 50% of Consolidated Net Worth of the Company and its Restricted Subsidiaries as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 and (y) Tax Arrangement Priority Indebtedness does not exceed 50% of Consolidated Net Worth of the Company and its Restricted Subsidiaries as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 (such single basket, the “Priority Debt Basket”), provided that in the event that on the first date of the Collateral and Guarantee Release Period, the amount of Consolidated Priority Indebtedness or Tax Arrangement Priority Indebtedness exceeds the applicable Priority Debt Basket, no Default or Event of Default or breach of any kind shall be deemed to have occurred on and after such date as a result of the existence of any such then-existing Consolidated Priority Indebtedness or Tax Arrangement Priority Indebtedness or the refinancing or replacement thereof.

7.03          Investments. Make or hold any Investments, except:

(a)            Investments held by the Company and its Restricted Subsidiaries in the form of certain Cash Equivalents;

(b)            advances to officers, directors and employees of the Company and Restricted Subsidiaries made in the ordinary course of business for travel, entertainment, relocation and analogous ordinary business purposes;

(c)            Investments (i) by any Loan Party or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary that becomes a Loan Party pursuant to a purchase or acquisition transaction with a third party), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) [reserved] or (iv) by any Loan Party in any Restricted Subsidiary that is not a Loan Party constituting either (I) intercompany liabilities incurred in the ordinary course of business in connection with the treasury operations and cash management operations of the Company and its Subsidiaries and (II) other Investments pursuant to this clause (c)(iv) so long as the aggregate amount of such Investments made by Loan Parties in reliance on this clause (c)(iv)(II) shall not at the time of incurrence thereof exceed the greater of (A) $375,000,000 and (B) 25% of LTM EBITDA;

(d)            Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments (including Equity Interests) received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) received in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any Restricted Subsidiary, or as security for any such Indebtedness or claim;

(e)            Guarantees permitted by Section 7.02;

(f)             Investments existing on the Amendment No. 16 Effective Date;

(g)            From and after the Amendment No. 16 Effective Date, Investments constituting Permitted Acquisitions;

(h)            Investments in AECOM Capital (and in a like amount by AECOM Capital in its Subsidiaries and in Joint Ventures formed by AECOM Capital) in an aggregate amount at any time outstanding not to exceed (i) the aggregate amount of Investments in AECOM Capital existing on the Amendment No. 16 Effective Date plus (ii) an additional amount after the Amendment No. 16 Effective Date equal to the greater of (i) $300,000,000 and (ii) 20% of LTM EBITDA, as of the time of incurrence thereof (with it being understood that any Guarantees or other contingent obligations of the Company or any Restricted Subsidiary relating to Indebtedness or other obligations of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) shall constitute an Investment in AECOM Capital (or such Subsidiary or Joint Venture) and shall be valued in accordance with GAAP as set forth in Section 1.10); provided that Investments in AECOM Capital (x) shall be governed solely by this clause (h), and no other provision of Section 7.03 may be utilized for Investments in AECOM Capital;

(i)             Investments in Joint Ventures and Minority Investments in an aggregate amount at the time of incurrence thereof not to exceed (i) the aggregate amount of all such Investments existing on the Amendment No. 16 Effective Date plus (ii) an additional amount after the Amendment No. 16 Effective Date not to exceed at any time outstanding under this clause (i), measured at the time of incurrence thereof, the greater of (A) $750,000,000 and (B) 50% of LTM EBITDA;

(j)             other Investments by the Company and its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed the Cumulative Available Amount that is Not Otherwise Applied;

(k)            lease, utility and other similar deposits in the ordinary course of business;

(l)             Investments acquired by the Company or a Restricted Subsidiary as a result of a foreclosure by, or other transfer of title to, the Company or a Restricted Subsidiary with respect to a secured Investment;

(m)           Investments consisting of Performance Contingent Obligations;

(n)            any Swap Contract;

(o)            Investments in the Company and its Restricted Subsidiaries in connection with treasury operations and cash management operation of the Company and its Subsidiaries in the ordinary course of business and in accordance with historical practices;

(p)            Investments made to effectuate or in connection with one or more Non-Core Asset Disposition Related Transactions, so long as in each case (i) no Event of Default exists at such time or would result therefrom, (ii) [reserved] and (iii) to the extent applicable, the Loan Parties comply with the requirements of Section 6.12 within the time periods set forth therein after giving effect to each such Investment;

(q)            Investments arising out of the receipt by the Company or any of its Subsidiaries of non-cash consideration for the Disposition of assets or arising out of pledges or deposits permitted under Section 7.01;

(r)            other Investments utilizing any Reallocated Restricted Payment Amount allocated to this Section 7.03(r) from Section 7.06(i) and/or 7.06(j) (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under Section 7.06(i) or 7.06(j), as applicable, for all purposes of this Agreement, to the extent such Investment remains outstanding under this Section 7.03(r));

(s)            other Investments under this clause (s), measured at the time of incurrence thereof, not in excess of the greater of $750,000,000 and 50% of LTM EBITDA;

(t)            other Investments so long as (i) no Event of Default has occurred and is continuing at the time of, or would result from, such Investment and (ii) after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Leverage Ratio is less than or equal to 4.00 to 1.00 at the time of such Investment; and

(u)            (i) Investments arising in connection with a Qualified Securitization Financing or Receivables Facility and (ii) distributions or payments of Securitization Fees and purchases of Receivables Assets in connection with a Qualified Securitization Financing or Receivables Facility.

For purposes of determining compliance with this Section 7.03, (A) Investments need not be permitted solely by reference to one category of permitted Investments (or any portion thereof) described in Sections 7.03(a) through (u) but may be permitted in part under any relevant combination thereof, (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in Sections 7.03(a) through (u), the Company may, in its sole discretion, classify or reclassify or divide such item of Investment (or any portion thereof) in any manner that complies with this Section 7.03 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or held pursuant to only such clause or clauses (or any portion thereof) and (C) Section 1.11 shall apply. Notwithstanding any other provision of this Section 7.03, the maximum amount of Investments that may be held pursuant to this Section 7.03 shall not be deemed to be exceeded, with respect to any outstanding Investment, solely as a result of fluctuations in the exchange rate of currencies.

7.04          Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)            any Restricted Subsidiary may merge or amalgamate with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that (A) when any Loan Party is merging or amalgamating with another Restricted Subsidiary, either (x) such Loan Party shall be the continuing or surviving Person or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to the definition of Non-Core Asset Disposition Related Transactions or Section 7.05(d) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01 and (B) when any wholly-owned Restricted Subsidiary is merged or amalgamated with any non-wholly owned Restricted Subsidiary, either (x) the wholly-owned Restricted Subsidiary shall be the continuing or surviving Person or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to the definition of Non-Core Asset Disposition Related Transactions or Section 7.05(d) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01;

(b)            any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Loan Party;

(c)            any Restricted Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to the Company or any other Restricted Subsidiary;

(d)            so long as no Default has occurred and is continuing or would result therefrom, each of the Company and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Company is a party, the Company is the surviving Person, (ii) in the case of any such merger to which any Loan Party (other than the Company) is a party, such Loan Party is the surviving Person or the surviving Person becomes a Loan Party in accordance with the Collateral and Guarantee Requirement and Section 6.12 and (iii) in the case of any wholly-owned Restricted Subsidiary merging with a Person that is not a wholly-owned Restricted Subsidiary prior to such merger, the surviving Person shall be (or become as a result thereof) a wholly-owned Restricted Subsidiary, except in the case of (ii) and (iii) above, a merger utilized to consummate a Disposition permitted by Section 7.05 (other than Section 7.05(e));

(e)            the Company or any Restricted Subsidiary may merge or consolidate with any other Person solely to effect a change in the state or form of organization of the Company or such Restricted Subsidiary; and

(f)             the Company and its Restricted Subsidiaries may consummate any Disposition (including by way of merger) permitted by Section 7.05 (other than Section 7.05(e)(i)), Investments permitted by Section 7.03, Liens permitted by Section 7.01, and Restricted Payments permitted by Section 7.06.

7.05          Dispositions. Make any Disposition, except:

(a)            Dispositions of surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)            Dispositions of inventory in the ordinary course of business;

(c)            Dispositions of equipment or property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)            Dispositions of property by any Restricted Subsidiary to the Company or to a wholly-owned Restricted Subsidiary; provided that if at the time of such Disposition the conditions set forth in Section 7.03(t) are not satisfied, then (i) if the transferor of such property is a Loan Party, either (x) the transferee thereof must be a Loan Party or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to the definition of Non-Core Asset Disposition Related Transactions or Section 7.04(a) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01 and (ii) if the transferor of such property is a Loan Party other than a Foreign Obligor, either (x) the transferee thereof must be a Loan Party other than a Foreign Obligor or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to the definition of Non-Core Asset Disposition Related Transactions or Section 7.04(a) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01;

(e)            (i) Dispositions permitted by Section 7.04 (other than Section 7.04(f)) and (ii) Permitted Liens;

(f)            Dispositions by the Company and its Restricted Subsidiaries required to comply with relevant antitrust Laws in connection with any Permitted Acquisition;

(g)            leases, subleases, licenses or sublicenses granted in the ordinary course of business, which could not reasonably be expected to have a Material Adverse Effect;

(h)            any disposition of assets of the type specified in the definitions of Securitization Assets or Receivables Assets, or participations therein, including in connection with any Qualified Securitization Financing or Receivables Facility;

(i)             other Dispositions of assets so long as (i) such Disposition is for fair market value (as determined in good faith by the Company), (ii) no Event of Default has occurred and is continuing or would result therefrom and (iii) at least 75% of the proceeds of such Disposition consist of cash or Cash Equivalents; provided that for purposes of this clause (iii), each of the following shall be deemed to be cash: (w) the amount of any liabilities (including Indebtedness for borrowed money) (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (x) the amount of any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received), (y) the amount of any Replacement Assets and (z) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Disposition (in one transaction or a series of related transactions), provided that the aggregate amount of Designated Non-Cash Consideration received by the Company and its Restricted Subsidiaries in connection with all Dispositions after the Amendment No. 16 Effective Date (valued and measured, with respect to any item of Designated Non-Cash Consideration, at the time of initial receipt thereof) shall not exceed the greater of (A) $750,000,000 and (B) 50% of LTM EBITDA;

(j)             Dispositions of Cash and Cash Equivalents;

(k)            Dispositions of assets within 365 days after the acquisition thereof if such assets are outside the principal business areas to which the assets acquired, taken as a whole, relate;

(l)             in order to collect receivables in the ordinary course of business, resolve disputes that occur in the ordinary course of business or engage in transactions with government agencies in the ordinary course of business, Disposition of, discount or otherwise compromise of for less than the face value thereof, notes or accounts receivable, so long as no such Disposition, discount or other compromise gives rise to any Indebtedness, any Lien on any note or account receivable, or is made in connection with any Qualified Securitization Financings or Receivables Facilities;

(m)           Dispositions of shares of Equity Interests of any of its Subsidiaries in order to qualify members of the board of directors or equivalent governing body of any such Subsidiary if required by applicable Law;

(n)            Dispositions of condemned property to the respective Governmental Authority that has condemned the same (whether by deed in lieu of condemnation or otherwise), and Dispositions of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement;

(o)            [reserved]; and

(p)            any Non-Core Asset Disposition, so long as (i) no Default or Event of Default exists at such time or would result therefrom, (ii) [reserved] and (iii) to the extent applicable, the Loan Parties comply with the requirements of Section 6.12 within the time periods set forth therein after giving effect to any Non-Core Asset Disposition;

(q)            any Investments made pursuant to Section 7.03(c)(iii); and

(r)             Investments permitted by Section 7.03, Liens permitted by Section 7.01, and Restricted Payments permitted by Section 7.06;

provided, however, that any Disposition pursuant to this Section 7.05 (other than pursuant to clauses (a), (d), (j), (l), (q) or (r)) shall be for no less than the fair market value (as determined in good faith by the Company) of such property at the time of such Disposition (or at Company’s election in writing, on the date of the agreement of the Company or any Restricted Subsidiary to make such Disposition).

7.06          Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:

(a)            each Restricted Subsidiary may declare and make Restricted Payments to the Company, any Restricted Subsidiary and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, either (i) ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made or (ii) on a non-pro rata basis either (A) where required by Organization Documents or agreements existing as of the Amendment No. 16 Effective Date or (B) where the aggregate amount of all distributions made from and after the Amendment No. 16 Effective Date to Persons other than the Company or a Restricted Subsidiary that are in excess of the pro rata share of such Restricted Payments that would otherwise be owing to such Persons does not exceed the greater of (i) $75,000,000 and (ii) 5% of LTM EBITDA as of the making of such Restricted Payment in the aggregate during the term of the Facilities, so long as no Default shall have occurred and be continuing at the time of any action described in this clause (a) or would result therefrom;

(b)            the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests (other than Disqualified Stock) of such Person, so long as no Default shall have occurred and be continuing at the time of any action described in this clause (b) or would result therefrom;

(c)            the Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new Equity Interests (other than Disqualified Stock), so long as no Default shall have occurred and be continuing at the time of any action described in this clause (c) or would result therefrom;

(d)            each Restricted Subsidiary may declare and make Restricted Payments to the Company so that the Company may pay any Taxes which are due and payable by or with respect to the Restricted Subsidiaries;

(e)            the Company and its Restricted Subsidiaries may declare and make other Restricted Payments so long as (i) the aggregate amount of Restricted Payments made from and after the Amendment No. 16 Effective Date pursuant to this clause (e) is not in excess of the Cumulative Available Amount that is Not Otherwise Applied, (ii) after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Company shall be in pro forma compliance with the financial covenant set forth in Section 7.11 as of the last day of the most recent fiscal quarter or year for which financial statements have been delivered pursuant to Section 6.01, and (iii) both immediately before and after giving pro forma effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(f)             the Company and its Restricted Subsidiaries may declare and make other Restricted Payments so long as no Event of Default shall have occurred and be continuing at such time and, after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Leverage Ratio is less than or equal to 4.00 to 1.00 as of the last day of the most recent fiscal quarter or year for which financial statements have been delivered pursuant to Section 6.01;

(g)            a Restricted Subsidiary may issue Equity Interests to the extent constituting a Disposition permitted by Section 7.05 (other than Section 7.05(r));

(h)            the Company may purchase Equity Interests of the Company and any warrants or other rights with respect to Equity Interests of the Company from its employees, officers and directors by net exercise, pursuant to the terms of any employee stock option, restricted stock or incentive stock plan;

(i)             the Company and its Restricted Subsidiaries may declare and make other Restricted Payments so long as (i) the aggregate amount of Restricted Payments made from and after the Amendment No. 16 Effective Date pursuant to this clause (i) is not in excess of the greater of $375,000,000 and 25% of LTM EBITDA, measured as of the time of the declaration or making of such Restricted Payment, as applicable, and (ii) both immediately before and after giving pro forma effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom; provided that any Indebtedness incurred pursuant to Section 7.02(p) or Investments made pursuant to Section 7.03(r) in reliance upon the Reallocated Restricted Payment Amount utilizing the amounts available pursuant to this Section 7.06(i) that remains outstanding under such Section 7.02(p) and/or Section 7.03(r) shall reduce the amounts available pursuant to this Section 7.06(i);

(j)             the Company and its Restricted Subsidiaries may declare and make other Restricted Payments so long as (i) the aggregate amount of Restricted Payments made in any four-quarter period pursuant to this clause (i) is not in excess of the greater of $375,000,000 and 25% of LTM EBITDA, measured as of the time of the declaration or making of such Restricted Payment, as applicable, and (ii) both immediately before and after giving pro forma effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom; provided that any Indebtedness incurred pursuant to Section 7.02(p) or Investments made pursuant to Section 7.03(r) in reliance upon the Reallocated Restricted Payment Amount utilizing the amounts available pursuant to this Section 7.06(j) that remains outstanding under such Section 7.02(p) and/or Section 7.03(r) shall reduce the amounts available pursuant to this Section 7.06(j); and

(k)            the Company and its Restricted Subsidiaries may declare and make distributions or payments of Securitization Fees, sales contributions and other transfers of Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing or Receivables Facility.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 7.06 will not prohibit the making of any Restricted Payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 7.06.

For purposes of determining compliance with this Section 7.06, (A) Restricted Payments need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in Sections 7.06(a) through (j) but may be permitted in part under any relevant combination thereof, (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) described in Sections 7.06(a) through (j), the Company may, in its sole discretion, classify or reclassify or divide such Restricted Payment (or any portion thereof) in any manner that complies with this Section 7.06 and will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in one of the above clauses (or any portion thereof) and such Restricted Payment (or any portion thereof) shall be treated as having been made pursuant to only such clause or clauses (or any portion thereof); and (C) Section 1.11 shall apply.

7.07          Change in Nature of Business. Engage in any material line of business other than a Similar Business.

7.08          Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties, (ii) Investments and Restricted Payments permitted hereby and Dispositions between and among the Company and its Restricted Subsidiaries permitted hereby, (iii) customary fees paid to directors, and customary indemnities provided to directors, (iv) any payments pursuant to any of the Company’s employee benefit plans, (v) the rights, privileges and preferences granted to the holders of any class of Preferred Stock of the Company arising under any related certificate of designation, investor rights agreement or regulatory side letter, each in form and substance reasonably satisfactory to the Required Lenders, (vi) so long as the Company is subject to the filing requirements of the SEC, any transaction that is otherwise permitted by any Company policy regarding such transactions to the extent such policy was approved by the Company’s board of directors, (vii) any payments or other transaction pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes and (viii) any transaction effected as part of a Qualified Securitization Financing or Receivables Facility, any disposition or acquisition of Securitization Assets, Receivables Assets or related assets in connection with any Qualified Securitization Financing or Receivables Facility and any repurchase of Receivables Assets or Securitization Assets pursuant to a Securitization Repurchase Obligation.

7.09          Burdensome Agreements. Enter into any Contractual Obligation (other than (x) this Agreement or any other Loan Document, (y) the indentures governing the 2033 Notes or (z) or any agreement or document governing or evidencing Incremental Equivalent Debt or Permitted Credit Agreement Refinancing Indebtedness) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrowers or (iii) of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent, the Lenders, the L/C Issuers or the Swing Line Lender;  provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under any of Section 7.02(e), 7.02(f), 7.02(g), 7.02(h), 7.02(i), 7.02(j), 7.02(l), 7.02(m) or 7.02(o), in each case solely to the extent any such negative pledge relates to the property financed by, securing or otherwise the subject of such Indebtedness or (B) restrictions on the encumbrance of specific property encumbered to secure payment of particular permitted Indebtedness or to be sold pursuant to an executed agreement with respect to a sale of such assets; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.  The foregoing provision shall not apply to encumbrances or restrictions existing under or by reason of:  (a) applicable law, rule, regulation or order (including agreements with regulatory authorities), (b) customary net worth, restrictions on cash or other deposits and non-assignment provisions of any lease, license or other contract, (c) customary restrictions (x) with respect to a Restricted Subsidiary or Subsidiaries pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the assets or Equity Interests of such Restricted Subsidiary or Subsidiaries or (y) set forth in any agreements relating to any Non-Core Asset Disposition or any Disposition under Section 7.05(i) permitted hereunder, (d) customary provisions in joint venture agreements, financing agreements related to Joint Ventures, and other similar agreements relating solely to the securities, assets and revenues of Joint Ventures or other business ventures, (e) restrictions on transfer (including negative pledge provisions) set forth in any agreements relating to any Investment permitted hereunder (including without limitation any such restrictions relating to any Investment in any investment fund pursuant to the provisions of any credit facility entered into by such fund), (f) any provisions existing under, by reason of or with respect to Indebtedness of any Foreign Subsidiary and applicable only to Foreign Subsidiaries, (g) any provisions of or relating to any Performance Contingent Obligation (including without limitation any completion guarantee), (h) any Contractual Obligation that is reasonably determined by the Company not to materially adversely affect the ability of the Company to perform its obligations under the Loan Documents, (i) any Contractual Obligation existing on the Amendment No. 16 Effective Date or otherwise permitted under this Section 7.09 (and any amendment, restatement, refinancing, replacement or other modification thereof so long as any change to the provisions relevant to this Section 7.09 are not more adverse to the interests of the Lenders in any material respect) or (j) restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of the Company, are necessary or advisable to effect such Securitization Facility or Receivables Facility.

7.10          Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, except in each case pursuant to a Permitted Capital Stock Buyback.

7.11          Financial Covenant. With respect to the Term A US Facility and the Revolving Credit Facility only, permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company (beginning with the fiscal quarter ending March 31, 2026) to be greater than 4.00 to 1.00; provided that at the time of or promptly following the consummation of an acquisition with aggregate consideration (excluding earnouts) greater than or equal to $200,000,000 by the Company or any of its Restricted Subsidiaries (a “Specified Acquisition”), the Company may, in its sole discretion and upon written notice to the Administrative Agent, increase (each such increase, a “Leverage Increase”) the maximum Consolidated Leverage Ratio level set forth above for the fiscal quarter in which such Specified Acquisition occurs and for the four succeeding fiscal quarters (or such shorter time as the Company may elect, in its sole discretion) to 4.50 to 1.00; provided further that (i) the Leverage Increase may not be exercised more than two times from and after the Amendment No. 16 Effective Date and (ii)  there shall be at least one fiscal quarter end which shall be subject to a maximum Consolidated Leverage Ratio of 4.00 to 1.00 between the exercise of Leverage Increases.

7.12          Sanctions. Use the proceeds of any Credit Extension, or make available such proceeds to any Subsidiary, or, to the Company’s knowledge, any joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any country, region or territory that, at the time of such funding, is the target of Sanctions (including, as of the Amendment No. 16 Effective Date, the Crimea, the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic), except to the extent licensed by OFAC or otherwise authorized under U.S. law.

7.13          Changes in Fiscal Year. Make any change in fiscal year, except for changes of acquired entities to conform with the Company’s fiscal year.

7.14         Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach applicable Anti-Corruption Laws.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01          Events of Default. Any of the following on or after the Amendment No. 16 Effective Date shall constitute an Event of Default:

(a)            Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within 10 days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)            Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05 (insofar as such Section requires the preservation of the corporate existence of any Loan Party) or 6.11 or Article VII (provided that a breach of Section 7.11 shall not constitute an Event of Default with respect to any Term B Loans unless and until the Revolving Credit Lenders and the Term A US Lenders (or the Administrative Agent on their behalf) have declared all amounts outstanding under the Revolving Credit Facility and the Term A US Facility, respectively, to be due and payable and all outstanding Revolving Credit Commitments and Term A US Commitments, if applicable, to be terminated, in each case in accordance with this Agreement as a result of such breach, and such declaration has not been rescinded) (any such Event of Default with respect to Section 7.11, a “Financial Covenant Event of Default”)); or

(c)            Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of any Loan Party has actual knowledge thereof; or

(d)            Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, with respect to representations and warranties modified by materiality standards, in any respect) when made or deemed made (other than, for the avoidance of doubt, any Pricing Certificate Inaccuracy; provided that the Company complies with the terms of Section 2.20(e) with respect to such Pricing Certificate Inaccuracy); or

(e)            Cross-Default. (i) Any Borrower or any Significant Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (other than any prepayment of Indebtedness required in connection with a Disposition or Recovery Event otherwise permitted hereunder); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or any Significant Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Borrower or any Significant Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that neither the conversion or exchange of Permitted Convertible Indebtedness by the holders or beneficial owners thereof, nor the satisfaction of any conditions precedent to the conversion or exchange right of such holders or owners, nor any mandatory or optional redemption (or calling for redemption) of any Permitted Convertible Indebtedness, shall constitute an Event of Default, event or condition described in this clause (e), regardless of the settlement method applicable to the conversion or exchange or redemption of any such Permitted Convertible Indebtedness; or

(f)            Insolvency Proceedings, Etc. Any Borrower or any Significant Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors or a class of creditors; or applies for or consents to the appointment of any administrator, receiver, trustee, custodian, conservator, liquidator, rehabilitator, monitor or similar officer for it or for all or any material part of its property; or any administrator, receiver, trustee, custodian, conservator, liquidator, rehabilitator, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)            Inability to Pay Debts; Attachment. (i) Any Borrower or any Significant Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)            Judgments. There is entered against any Borrower or any Significant Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage (other than customary reservation of rights letters)), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; or

(j)            Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Subsidiary of any Loan Party contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports to revoke, terminate or rescind any material provision of any Loan Document; or (ii) any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 or the Collateral and Guarantee Requirement or otherwise shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on any material portion of the Collateral purported to be covered thereby;

(k)            Change of Control. There occurs any Change of Control; or

(l)             Subordination. (i)  The subordination provisions of the documents evidencing or governing any subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuers or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

For purposes of this Section 8.01, a “Significant Subsidiary” shall be limited to those Restricted Subsidiaries that meet the financial test set forth in the definition thereof individually, without giving effect to the 75% aggregation test set forth in the first proviso thereto.

8.02          Remedies upon Event of Default.

(a)            If any Event of Default other than a Financial Covenant Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

(i)             declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(iii)            require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(iv)           exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)            If any Financial Covenant Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (measured by excluding the Term B Lenders and the Term B Loans) take any of the actions specified under Sections 8.02(a)(i) through (iv) above, but solely with respect to the Revolving Credit Facility and the Term A US Facility (subject to Section 8.02(d) below).

(c)            If any Financial Covenant Event of Default shall have occurred and be continuing and the Revolving Credit Lenders and the Term A US Lenders (or the Administrative Agent on their behalf) have declared all amounts outstanding under the Revolving Credit Facility and the Term A US Facility, respectively, to be due and payable and all outstanding Revolving Credit Commitments and Term A US Commitments, if applicable, to be terminated, in each case in accordance with this Agreement as a result of such breach, and such declaration has not been rescinded, then the Administrative Agent shall, at the request of, or may, with the consent of, the Required Term B Lenders (i) declare the unpaid principal amount of all outstanding Term B Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document in each case to the Term B Lenders to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and (ii) exercise, on behalf of itself and the Term B Lenders, all rights and remedies available to it and the Term B Lenders under the Loan Documents (subject to Section 8.02(d) below).

(d)            Notwithstanding Sections 8.02(b) and (c) above, in the event that after a Financial Covenant Event of Default both (i) all amounts outstanding under the Revolving Credit Facility and the Term A US Facility, respectively, have been declared due and payable, and all commitments thereunder, if applicable, have been terminated, pursuant to Section 8.02(b) above and (ii) all amounts outstanding under the Term B Facility have been declared due and payable pursuant to Section 8.02(c) above, then in such case the exercise of rights and remedies under the Loan Documents shall be conducted pursuant to Section 8.02(a)(iv).

8.03          Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of (a) that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, (b) Obligations then owing under Secured Hedge Agreements, Secured Cash Management Agreements and (c) Obligations in the nature of drawn and unreimbursed amounts under Secured Performance Letters of Credit, ratably among the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the PLOC Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers and to the PLOC Banks, to cash collateralize that portion of L/C Obligations and outstanding Secured Performance Letters of Credit comprised of the aggregate undrawn amount of Letters of Credit and Secured Performance Letters of Credit to the extent not otherwise cash collateralized by the Company pursuant to Sections 2.03 and 2.17 and the terms of such Secured Performance Letters of Credit, ratably among the L/C Issuers and the PLOC Banks in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Performance Letters of Credit shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank, Hedge Bank or PLOC Bank, as the case may be. Each Cash Management Bank, Hedge Bank or PLOC Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Notwithstanding anything herein or in any other Loan Document to the contrary, neither the Administrative Agent nor, for the avoidance of doubt, any Lender, may exercise any remedies or otherwise take any other action with respect to any Default or Event of Default for which notice has been provided to the Administrative Agent and the Lenders, or otherwise reported publicly, more than two years prior to such exercise of remedies or other action; provided that such two year limitation shall not apply if (i) the Administrative Agent has commenced any remedial action in respect of any such Default or Event of Default or (ii) any Loan Party has actual knowledge of such Default or Event of Default and failed to notify the Administrative Agent as required hereby.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01          Appointment and Authority.

(a)            Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and, except as (and to the extent) provided in Section 9.06 or Section 9.10, neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)            The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank and a potential PLOC Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02          Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03          Exculpatory Provisions.

(a)            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)             shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)            The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.

(c)            The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)            The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions or Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or a Net Short Lender, (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution or Net Short Lender or (z) have any liability with respect to or arising out of the voting in any amendment or waiver to any Loan Document by any Net Short Lender.

9.04          Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05          Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment of a court of competent jurisdiction that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06          Resignation of Administrative Agent.

(a)            The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company (other than during the existence of a Specified Default), which consent may not be unreasonably withheld or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (x) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (y) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)            Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If Bank of America or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07          Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or the Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arrangers to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08          No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents, Documentation Agents, Senior Agents, Senior Managing Agents, Co-Agents, Sustainability Coordinator or other similar titles or roles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09          Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 10.01 of this Agreement, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10          Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank and a potential PLOC Bank) and each of the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)            to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition (including, without limitation, any disposition by way of a merger, consolidation, or amalgamation, or pursuant to any Receivables Facility permitted under this Agreement) or Restricted Payment permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that is owned by any Person that is not or ceases to be a Guarantor, (iv) that is or becomes an Excluded Asset, or (iv) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)            to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of any transaction permitted under the Loan Documents, or is not or ceases for any reason to be a Significant Subsidiary (other than upon the basis of such Person becoming a non-“wholly owned” Subsidiary, and therefore no longer a Significant Subsidiary, as a result of (x) a transaction that is not bona fide or (y) the sale of its Equity Interests of such Person with the sole intention to release such Person from its Guarantee of the Obligations); and

(c)            to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(e).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11          Secured Cash Management Agreements, Secured Hedge Agreements and Secured Performance Letters of Credit. Except as otherwise expressly set forth herein, no Cash Management Bank, Hedge Bank or PLOC Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Performance Letters of Credit unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or PLOC Bank, as the case may be.

9.12          Lender ERISA Representation.

(a)            Each Lender (x) represents and warrants, as of the Amendment No. 16 Effective Date (with such Lender’s execution of Amendment No. 16 on such date constituting its representation and warranty) or, if later, the date such Person becomes a Lender party hereto, to, and (y) covenants, from the Amendment No. 16 Effective Date or, if later, the date such Person becomes a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) clause (i) in the immediately preceding subsection (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding subsection (a), such Lender further (x) represents and warrants, as of the Amendment No. 16 Effective Date (with such Lender’s execution of the amendment on such date constituting its representation and warranty) or, if later, the date such Person becomes a Lender party hereto, and (y) covenants, from the Amendment No. 16 Effective Date or, if later, the date such Person becomes a Lender party hereto, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13          Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X
MISCELLANEOUS

10.01        Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)            waive any condition set forth in Section 4.01 (other than Section 4.01(g)), in the case of the initial Credit Extension on the Closing Date, without the written consent of each Lender;

(b)            waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term A US Lenders (and only the Required Revolving Lenders or the Required Term A Lenders), as the case may be; provided, however, that the waiver of any Default or Event of Default otherwise effectuated pursuant to this Section 10.01 shall in any event be effective with respect to the conditions set forth in Section 4.02;

(c)            extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default or Event of Default, in each case otherwise in compliance with this Section 10.01, is not considered an extension or increase in Commitments of any Lender);

(d)            postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment; provided that (i) only the consent of the Required Affected Facility Lenders will be required with respect to any change to the obligation to pay interest at the Default Rate with respect to the applicable Facility and (ii) any change to the obligation to pay any fees payable to (and solely for the account of) the Administrative Agent shall only require the consent of the Administrative Agent;

(e)            reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of (i) the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) the Lenders referenced in clause (m) below shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)            change (i) Section 8.03 in a manner that would alter the order of application or pro rata sharing of payments set forth therein without the written consent of each Lender adversely affected thereby, (ii) Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby or (iii) the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b), in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is the Term A US Facility, the Required Term A US Lenders, (B) if such Facility is the Term B Facility, the Required Term B Lenders and (C) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(g)            amend (i) Section 1.06 or the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender (except as provided in Section 1.06(d)) or (ii) Section 2.15(b) or the definition of “Approved Jurisdiction” to reduce the number or percentage of Lenders required to consent thereunder without the consent of each Lender that would otherwise be required to consent thereunder;

(h)            change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(h)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders”, “Required Term A US Lenders” or “Required Term B Lenders” without the written consent of each Lender under the applicable Facility;

(i)             release all or substantially all of the Collateral in any transaction or series of related transactions (except as expressly set forth herein during a Collateral and Guarantee Release Period), without the written consent of each Lender;

(j)             release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(k)            release all or substantially all of the value of the Company’s guaranty of the Obligations owing by any Designated Borrower, without the written consent of each Lender;

(l)             impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A US Facility, the Required Term A US Lenders, (ii) if such Facility is the Term B Facility, the Required Term B Lenders and (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(m)           change the provisions of Section 7.11 (or any defined term used therein or in the definitions of such defined terms) or waive a Default with respect thereto, in each case, without the written consent of the Required Lenders (calculated without giving effect to any Term B Lenders or any Term B Loans); it being understood that notwithstanding any other provision of this Section 10.01, no consent of any other Lenders shall be required in respect of any such amendment or waiver; or

(n)            except as specifically provided in any Loan Document as of the Amendment No. 16 Effective Date, either (i) subordinate in right of payment, or have the effect of subordinating in right of payment, the Obligations hereunder to any other Indebtedness or other obligation, or (ii) subordinate, or have the effect of subordinating, the Liens on the Collateral securing the Obligations to Liens securing any other Indebtedness or other obligation (each, “Priming Debt Transaction”), in each case without the consent of each Lender adversely affected thereby; provided that (x) none of the foregoing shall apply with respect to a transaction in connection with a “debtor in possession” financing (or any similar financing arrangement in an insolvency proceeding in a non-U.S. jurisdiction) and (y) any Lender that has been offered by the Company or such Loan Party, as the case may be, a bona fide opportunity to participate in such Priming Debt Transaction on at least a ratable basis and on the same terms (other than with respect to backstop fees, expense reimbursement and similar provisions) as the other parties participating in such Priming Debt Transaction shall be deemed not to be adversely affected by such Priming Debt Transaction;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (iv) (A) any amendment contemplated by Section 1.06 may be entered into or amended, or rights and privileges thereunder waived, in a manner otherwise consistent with Section 1.06 in a writing executed only by the Company, the Administrative Agent and (in the circumstances described therein) the Revolving Lenders (and shall not require the consent of any other Lender), (B) any amendment contemplated by Section 2.15(f) may be entered into or amended, or rights and privileges thereunder waived, in a manner otherwise consistent with Section 2.15(f), in writing executed only by the Company and the Administrative Agent (and shall not require the consent of any other Lender); (C) any amendment contemplated by Section 2.16 may be entered into or amended, or rights and privileges thereunder waived, in a manner otherwise consistent with Section 2.16 in a writing executed only by the Company, the Administrative Agent and each Lender providing the applicable Incremental Increase (and shall not require the consent of any other Lender), (D) any Permitted Refinancing Amendment may be entered into or amended, or rights and privileges thereunder waived, in a manner otherwise consistent with Section 2.19, in a writing executed only by the Company, the Administrative Agent and the applicable Permitted Refinancing Lenders (and shall not require the consent of any other Lender); and (E) any amendment contemplated by Section 2.15(f)  may be entered into or amended, or rights and privileges thereunder waived, in a manner otherwise consistent with Section 2.15(f) in a writing executed only by the Company and the Administrative Agent (and shall not require the consent of any other Lender); (v) no consent of any Lender shall be required for the Administrative Agent to enter into any Acceptable Intercreditor Agreement (and the Administrative Agent is hereby instructed by the Lenders to do so at the request of the Company); (vi) no consent of any Lender shall be required in connection with an amendment hereto pursuant to Section 7.02(n), (r) or (s); (vii) clause (a) of Section 6.11 may be amended or waived with only the consent of the Administrative Agent, the Company, and the Required Term A US Lenders in accordance with the terms thereof; (viii) clause (c) of Section 6.11 may be amended or waived with only the consent of the Administrative Agent, the Company and the Required Term B Lenders; (ix) any amendment contemplated by Section 1.06 may be entered into by the Company and the Administrative Agent (and shall not require the consent of any Lender or any other Person except to the extent expressly required by such section); (x) any amendment, modification or other supplement to the Sustainability Table may be entered into or amended in a writing executed only by the Company and the Sustainability Coordinator, each acting reasonably, and acknowledged by the Administrative Agent (acting reasonably), and shall not require the consent of any other Lender (provided that, if any such amendment, modification or other supplement is not in connection with the occurrence of an event as contemplated by Section 2.20(g) and is reasonably determined by the Administrative Agent and/or the Sustainability Coordinator to be material to the interests of the Lenders, the Administrative Agent and the Sustainability Coordinator may grant or withhold consent in their respective sole discretion); and (xi) any amendment to Schedule 1.01(d) in accordance with the terms of this Agreement shall not require the consent of any Lender (other than the L/C Issuer agreeing to such amendment to the extent contemplated by this Agreement) or the Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend the Maturity Date of (x) the Revolving Credit Commitments of Revolving Credit Lenders that agree to such extension with respect to their Revolving Credit Commitments with the written consent of each such approving Revolving Credit Lender, the Administrative Agent and the Company (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Revolving Credit Facility with respect to the portion of the Revolving Credit Commitments with a Maturity Date so extended; (y) the Term A US Facility with respect to Term A US Lenders that agree to such extension with respect to their Term A US Loans with the written consent of each such approving Term A US Lender, the Administrative Agent and the Company (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Term A US Facility with respect to the portion thereof with a Maturity Date so extended; and (z) the Term B Facility with respect to Term B Lenders that agree to such extension with respect to their Term B Loans with the written consent of each such approving Term B Lender, the Administrative Agent and the Company (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Term B Facility with respect to the portion thereof with a Maturity Date so extended; provided that in each such case any such proposed extension of a Maturity Date with respect to a Facility shall have been offered to each Lender with Loans or Commitments under the applicable Facility proposed to be extended, and if the consents of such Lenders exceed the portion of Commitments and Loans the Company wishes to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders. This paragraph shall apply to any Incremental Term Loan in the same manner as it applies to the Term A US Facility and the Term B Facility; provided that any such offer may, at the Company’s option, be made to the Lenders in respect of any tranche or tranches of Incremental Term Loans and/or any Term Facility without being made to any other tranche of Incremental Term Loans or any Term Facility, as the case may be.

Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Further, notwithstanding anything to the contrary contained in this Section 10.01, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment, modification or waiver of any provision of this Agreement or any other Loan Document or any departure by the Company or any Restricted Subsidiary therefrom, (B) otherwise acted on any matter related to this Agreement or any other Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any other Loan Document, in connection with any amendment or waiver, each Lender (or any Affiliate of such Person (provided further that for the purposes of this paragraph of this Section 10.06, Affiliates shall not include Persons that are subject to customary procedures to prevent the sharing of confidential information between such Lender and such Person and such Person is managed having independent fiduciary duties to the investors or other equityholders of such Person)) (other than (i) any Lender that is a Regulated Bank, (ii) any Revolving Credit Lender and (iii) any Affiliate of any Regulated Bank or Revolving Credit Lender) that, as a result of its (or its Affiliates’) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments (each such Lender, a “Net Short Lender”), shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) the notional amounts in other currencies shall be converted to the Dollar Equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the relevant date of determination, (iii) derivative contracts in respect of an index that includes the Company or any of its Restricted Subsidiaries or any instrument issued or guaranteed by the Company or any of its Restricted Subsidiaries shall not be deemed to create a short position with respect to the Loans and Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Company and its Restricted Subsidiaries and any instrument issued or guaranteed by the Company or its Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Company or any of its Restricted Subsidiaries is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection against a decline in the value of such Loans or Commitments, or in the credit quality of the Company or any its Restricted Subsidiaries other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Company and its Restricted Subsidiaries, and any instrument issued or guaranteed by the Company or any of its Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender (other than any Lender that is a Regulated Bank or a Revolving Credit Lender) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented to the Company and the Administrative Agent that it is not a Net Short Lender, in each case, unless such Lender shall have notified the Company and the Administrative Agent prior to the requested response date with respect to such amendment, modification or waiver that it constitutes a Net Short Lender (it being understood and agreed that the Company and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender.

10.02        Notices; Effectiveness; Electronic Communications.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)             if to the Company or any other Loan Party, the Administrative Agent, any L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)            if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b), below shall be effective as provided in such subsection (b).

(b)            Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, each L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)            The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except for direct or actual damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent Party’s gross negligence or willful misconduct or the material breach of such party’s obligations under this Agreement or the other Loan Documents.

(d)            Change of Address, Etc. Each of the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e)            Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03         No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04        Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including (A) the reasonable fees, disbursements and other charges of one primary counsel for BofA Securities and the Administrative Agent, of one firm of special and/or regulatory counsel retained by BofA Securities or the Administrative Agent in each applicable specialty or regulatory area, and of one firm of local counsel retained by BofA Securities or the Administrative Agent in each applicable jurisdiction (including, without limitation, Canada and Australia) and (B) reasonable due diligence expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of (A) one primary counsel for the Administrative Agent and the Arrangers, taken together, (B) one primary counsel for the Lenders and the L/C Issuers, taken together, (C) one local counsel in each relevant jurisdiction, (D) to the extent reasonably necessary, one special or regulatory counsel in each relevant specialty and (E) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (A) through (D) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (C) shall allow for up to one additional counsel in each relevant jurisdiction)), in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (2) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)            Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Sustainability Coordinator, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee; provided that such legal expenses shall be limited to the reasonable fees, disbursements and other charges of one primary counsel, one local counsel in each relevant jurisdiction (including, without limitation, Canada and Australia), to the extent reasonably necessary, one specialty counsel for each relevant specialty and one additional counsel to each group of affected Persons similarly situated if one or more conflicts of interest, or perceived conflicts of interest, arise), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Sustainability Coordinator, any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except for direct or actual damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or the material breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents.

(e)            Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)             Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05        Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06        Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void), and in each case, so long as there will be at least two (2) Lenders after giving effect to such assignment. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)             in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility or the Term A US Facility, or $1,000,000, in the case of any assignment in respect of the Term B Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among any Facilities on a non-pro rata basis;

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)            the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required, including in connection with the initial syndication of the Facilities, unless (1) a Specified Default has occurred and is continuing at the time of such assignment or (2) such assignment is (x) with respect to the Revolving Credit Facility, (I) to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund of a Revolving Credit Lender or (II) between Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC, (y) with respect to the Term A US Facility, to a Term A US Lender, an Affiliate of a Term A US Lender or an Approved Fund of a Term A US Lender and (z) with respect to the Term B Facility, to a Term B Lender, an Affiliate of a Term B Lender or an Approved Fund of a Term B Lender; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received written notice thereof;

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term A US Commitment, any unfunded Term B Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)            the consent of the L/C Issuers under the Revolving Credit Facility and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)            Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)            No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries (other than to the Company pursuant to Section 10.06(g)), (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).

(vi)           Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)          If (A) a Lender assigns, transfers or grants participation in any of its rights or obligations under the Loan Document and (B) as a result of such assignment, transfer or grant of participation, a Borrower would be obliged to make a payment (including any reimbursement payment) to the assignee, transferee or participant under Section 3.01 in excess of any amount payable to the assigning or transferring Lender at the time of such assignment, transfer or participation, then the new assignee, transferee, participant is not entitled to receive a gross-up payment or indemnity under Section 3.01 in excess of the amount that would have been due to the assigning or transferring Lender.

(viii)         Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)            Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything in the Loan Documents to the contrary, the entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, the L/C Issuers or the Swing Line Lender, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons), a Defaulting Lender, the Company, any of the Company’s Affiliates or Subsidiaries or (so long as the DQ List has been posted on the Platform for all Lenders) a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Notwithstanding anything in the Loan Documents to the contrary, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)             Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America or any other L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), (i) such Person may, upon 30 days’ notice to the Administrative Agent, the Company and the Lenders, resign as an L/C Issuer and/or (ii) Bank of America may, upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Revolving Credit Lenders who agree to serve in such capacity a successor L/C Issuer (which may be an existing L/C Issuer) or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America or the applicable L/C Issuer as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts or L/C Borrowings pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer (with respect to such resigning L/C Issuer) and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) such successor L/C Issuer (or another of the L/C Issuers under such Facility, as may be arranged by the Borrowers) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or such other resigning L/C Issuer to effectively assume the obligations of Bank of America or such other resigning L/C Issuer with respect to such Letters of Credit. The provisions of this clause (f) shall not limit the ability of the Borrowers to appoint and remove L/C Issuers pursuant to Sections 2.03(l) and (m).

(g)            Assignments to Company. Notwithstanding anything to the contrary contained in this Section 10.06 or any other Loan Document, so long as no Event of Default has occurred and is continuing or would result therefrom, each Term Lender shall have the right at any time to sell, assign or transfer all or a portion of the Term A US Loans, Term B Loans and/or Incremental Term Loans owing to it to the Company on a non-pro rata basis subject to the following limitations:

(i)            The Company may effectuate such repurchase and assignment either (x) through open-market purchases of all or any portion of the Term A US Loans, Term B Loans and/or Incremental Term Loans or (y) by conducting one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term A US Loans, Term B Loans and/or Incremental Term Loans, provided that in the case of an Auction under this clause (y), (A) notice of the Auction shall be made to all Term A US Lenders, Term B Lenders and/or Incremental Term Loan Lenders, as applicable, and (B) the Auction shall be conducted pursuant to such customary procedures as the Auction Manager may establish which are consistent with this Section 10.06(g) and the Auction Procedures set forth on Exhibit M and are otherwise reasonably acceptable to the Company, the Auction Manager and the Administrative Agent;

(ii)            With respect to all repurchases made by the Company pursuant to this Section 10.06(g), (A) Company shall deliver to the Administrative Agent (in the case of an open market purchase) or the Auction Manager (in the case of an Auction) a certificate of an Responsible Officer stating that no Event of Default has occurred and is continuing or would result from such repurchase, (B) the Company shall not use the proceeds of any Revolving Credit Loans to acquire such Term A US Loans, Term B Loans and/or Incremental Term Loans and (C) the assigning Lender and the Company shall execute and deliver to the Auction Manager (in the case of an Auction) and the Administrative Agent an Assignment and Assumption; and

(iii)            Following any repurchase by the Company pursuant to this Section 10.06(g), the Term A US Loans, Term B Loans and/or Incremental Term Loans so repurchased shall, without further action by any Person, be deemed immediately cancelled for all purposes and no longer outstanding (and may not be resold by the Company), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, Required Term A US Lenders, Required Term B Lenders or Required Affected Facility Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Term A US Loans, Term B Loans and/or Incremental Term Loans repurchased and cancelled pursuant to this Section 10.06(g), the Administrative Agent shall make appropriate entries in the Register to reflect any such cancellation.

(h)            Disqualified Institutions.

(i)            No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 10.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 10.06(h)(i) shall not be void, but the other provisions of this Section 10.06(h) shall apply.

(ii)            If any assignment is made to any Disqualified Institution without the Company’s prior consent in violation of subsection (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to one or more Eligible Assignees that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b)(iv), (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), the Company shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.

(iii)            Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by or on behalf of the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)           The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

10.07        Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16, (ii) any actual or prospective party (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder or (iii) any credit insurance provider relating to the Borrowers and their obligations, it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in each case in reliance on this subclause (f) if such disclosure is subject to agreement containing provisions substantially the same as those of this Section, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder, (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any L/C Issuer or the Swing Line Lender to deliver Borrower Materials or notices to the Lenders or (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party unless the Administrative Agent or such Lender has knowledge that such source is subject to an obligation to a Loan Party to keep such information confidential. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and publicly-available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

10.08        Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Borrower against any and all of the obligations of the Company or such other Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09        Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10        Integration; Effectiveness. This Agreement, the other Loan Documents, any separate letter agreement with respect to the engagement of the Sustainability Coordinator, and any separate letter agreements with respect to fees payable, sublimits or Letter of Credit commitments applicable to the Administrative Agent or the L/C Issuers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.11        Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12        Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13        Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)            in the case of any such assignment resulting from a notice of illegality under Section 3.02, the assignee of such assignment does not suffer the illegality impairment suffered by the assignor Lender;

(e)            such assignment does not conflict with applicable Laws; and

(f)            in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 10.13 to the contrary, (i)  any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless customary arrangements (which may include, at the Company’s option, the furnishing of a customary backstop standby letter of credit or the depositing of cash collateral into a cash collateral account in customary amounts and pursuant to customary arrangements) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

10.14        Governing Law; Jurisdiction; Etc.

(a)            THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)            SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, any Arranger, nor any Lender has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17        Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Company (on behalf of itself and each other Loan Party) and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the L/C Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, any L/C Issuer and/or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, any L/C Issuer nor the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, such L/C Issuer’s or the Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each L/C Issuer and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

The Company (on behalf of itself and each other Loan Party) and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.18        USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

10.19        Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.20        Release and Reinstatement of Collateral.

(a)            Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if at any time (including after a Collateral and Guarantee Reinstatement Event shall have occurred) a Collateral and Guarantee Release Event shall have occurred and be continuing, then (i) all Collateral (other than Cash Collateral) and the Collateral Documents (other than Collateral Documents Instruments entered into in connection with Cash Collateral) shall be released automatically and terminated without any further action and (ii) all Guarantees of the Obligations by the Guarantors under the Loan Documents (other than the Unreleased Guarantees) shall, unless the Company otherwise requests that any such Person shall continue as a Guarantor at such time, be released automatically and terminated without any further action. In connection with the foregoing, the Administrative Agent shall, at the Company’s expense and at the Company’s request, promptly execute and file in the appropriate location and deliver to Company such termination and full or partial release statements or confirmation thereof, as applicable, and do such other things as are reasonably necessary to release the liens to be released pursuant hereto promptly upon the effectiveness of any such release.

(b)            Notwithstanding clause (a) above, if, after the occurrence of a Collateral and Guarantee Release Event, a Collateral and Guarantee Reinstatement Event shall occur, all Collateral and Collateral Documents, the Guaranty and all Guarantees by Restricted Subsidiaries that are required to be or become Guarantors in compliance with the Collateral and Guarantee Requirement, shall in each case, at the Company’s sole cost and expense, be reinstated and all actions reasonably necessary, or reasonably requested by the Administrative Agent, to provide to the Administrative Agent for the benefit of the Secured Parties valid, perfected, first priority security interests (subject to Permitted Liens) in the Collateral to the extent required by the Loan Documents, to provide the Guarantee by those Restricted Subsidiaries required to be or become Guarantors, and otherwise to satisfy the Collateral and Guarantee Requirement (including without limitation the delivery of documentation and taking of actions of the type described in Section 6.12) shall be taken within 30 days of such event, which 30 day period may be extended by the Administrative Agent in its sole discretion; provided that for the avoidance of doubt, the provisions of this clause (b) shall not apply during the continuation of any Collateral and Guarantee Release Period.

10.21        Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.22        Australian Code of Banking Practice. The Code of Banking Practice of the Australian Bankers’ Association does not apply to the Loan Documents or any banking service provided under them and each Loan Party agrees not to assert that it does so apply.

10.23        Liability of Certain Loan Parties. For the avoidance of doubt, and notwithstanding anything to the contrary in any Loan Documents, (i) in no event shall any Loan Party that is a Foreign Holding Company or a Foreign Subsidiary be liable for, or otherwise be required to indemnify any Person for, any Obligations in respect of any Loan made to any Loan Party that is the Company or a Domestic Subsidiary, provided that the foregoing shall not limit the liability of any Foreign Holding Company for any Loan made directly to such Foreign Holding Company and (ii) any amounts received by the Administrative Agent or any Lender by or on behalf of a Loan Party that is a Foreign Holding Company or a Foreign Subsidiary shall be used to pay Obligations in respect of any Loan made to such Loan Party only.

10.24        Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 10.24, the following terms have the following meanings:

(i)            “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)            “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iii)            “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10.25        Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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